                                                                     EXHIBIT 5.1


 _____________________________________________________________________________



                 AGREEMENT AND PLAN OF CONTRIBUTION AND MERGER


                          DATED AS OF APRIL 30, 2000

                                     AMONG

                              INTEL CORPORATION,


                      EXCALIBUR TECHNOLOGIES CORPORATION,

                              EXCA HOLDINGS, INC.

                                      AND

                          EXCALIBUR TRANSITORY, INC.


_____________________________________________________________________________

                               TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
ARTICLE 1  THE CONTRIBUTION..............................................................   2
     Section 1.1.   The Contribution.....................................................   2
     Section 1.2.   Excluded Assets......................................................   2
     Section 1.3.   Excluded Liabilities.................................................   2
     Section 1.4.   Assignment of Contracts and Rights...................................   2
     Section 1.5.   Method of Contribution...............................................   3
     Section 1.6.   Omitted Assets.......................................................   3

ARTICLE 2  THE MERGER....................................................................   4
     Section 2.1.   The Merger...........................................................   4
     Section 2.2.   Effective Time.......................................................   4
     Section 2.3.   Closing of the Merger................................................   4
     Section 2.4.   Effects of the Merger................................................   4
     Section 2.5.   Certificate of Incorporation and Bylaws..............................   4
     Section 2.6.   Directors............................................................   4
     Section 2.7.   Officers.............................................................   4
     Section 2.8.   Conversion of Shares.................................................   5
     Section 2.9.   Exchange of Certificates.............................................   5
     Section 2.10.  Assumed Stock Options................................................   7
     Section 2.11.  Dissenters' Rights...................................................   8

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF THE COMPANY, NEWCO AND TRANSITORY...........   9
     Section 3.1.   Organization and Qualification; Subsidiaries; Investments............   9
     Section 3.2.   Capitalization of the Company and its Subsidiaries...................  10
     Section 3.3.   Authority Relative to this Agreement; Recommendation.................  13
     Section 3.4.   SEC Reports; Financial Statements....................................  13
     Section 3.5.   Registration Statement and Proxy Statement...........................  14
     Section 3.6.   Consents and Approvals; No Violations................................  14
     Section 3.7.   No Default...........................................................  15
     Section 3.8.   No Undisclosed Liabilities; Absence of Changes.......................  15
     Section 3.9.   Litigation...........................................................  16
     Section 3.10.  Compliance with Applicable Law.......................................  16
     Section 3.11.  Employee Benefits....................................................  17
     Section 3.12.  Labor and Employment Matters.........................................  21
     Section 3.13.  Environmental Laws and Regulations...................................  22
     Section 3.14.  Taxes................................................................  23
     Section 3.15.  Intellectual Property................................................  26
     Section 3.16.  Insurance............................................................  30
     Section 3.17.  Certain Business Practices...........................................  31
     Section 3.18.  Product Warranties...................................................  31
     Section 3.19.  Suppliers and Customers..............................................  31
     Section 3.20.  Vote Required........................................................  31
     Section 3.21.  Opinion of Financial Advisor.........................................  31

     Section 3.22.  Brokers................................................................  32
     Section 3.23.  Takeover Statute.......................................................  32
     Section 3.24.  Representations Complete...............................................  32

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF INTEL.........................................  32
     Section 4.1.   Organization and Qualification.........................................  32
     Section 4.2.   Authority Relative to this Agreement...................................  33
     Section 4.3.   Information Supplied...................................................  33
     Section 4.4.   Consents and Approvals; No Violations..................................  33
     Section 4.5.   No Default.............................................................  34
     Section 4.6.   Litigation.............................................................  34
     Section 4.7.   Compliance with Applicable Law.........................................  34
     Section 4.8.   Intellectual Property..................................................  35
     Section 4.9.   Product Warranties.....................................................  37
     Section 4.10.  Suppliers and Customers................................................  38
     Section 4.11.  Brokers................................................................  38
     Section 4.12.  Representations Complete...............................................  38

ARTICLE 5  COVENANTS.......................................................................  38
     Section 5.1.   Conduct of Business of the Company.....................................  38
     Section 5.2.   Conduct of Business Related to the Contributed Assets..................  42
     Section 5.3.   No Solicitation or Negotiation.........................................  43
     Section 5.4.   Registration Statement.................................................  45
     Section 5.5.   Certain Filings; Reasonable Efforts....................................  46
     Section 5.6.   Meeting of Stockholders................................................  47
     Section 5.7.   Access to Information..................................................  47
     Section 5.8.   Public Announcements...................................................  48
     Section 5.9.   Indemnification and Directors' and Officers' Insurance.................  48
     Section 5.10   Notification of Certain Matters........................................  50
     Section 5.11.  Additions to and Modification of Disclosure Schedules..................  50
     Section 5.12.  Employee Matters.......................................................  51
     Section 5.13.  Non-Disclosure Agreements with Employees of the Company................  51
     Section 5.14.  Takeover Statutes......................................................  51
     Section 5.15.  Stock Options..........................................................  51
     Section 5.16.  Nasdaq.................................................................  52
     Section 5.17.  Exchange Act Registration..............................................  52
     Section 5.18.  Executive Officers of Newco............................................  52
     Section 5.19.  Board of Directors of Newco............................................  52
     Section 5.20.  Intellectual Property Matters..........................................  53
     Section 5.21.  Financial Reporting....................................................  53
     Section 5.22.  Certain Actions........................................................  53
     Section 5.23.  Incurrence of Indebtedness.............................................  53
     Section 5.24.  Sales Taxes............................................................  54

ARTICLE 6  CONDITIONS TO CONSUMMATION OF THE CONTRIBUTION AND THE MERGER...................  54
     Section 6.1.   Conditions to Each Party's Obligations to Effect the
                       Contribution and the Merger.........................................  54

     Section 6.2.   Conditions to the Obligations of the Company, Newco and Transitory.....  55
     Section 6.3.   Conditions to the Obligations of Intel.................................  56

ARTICLE 7  TERMINATION; AMENDMENT; WAIVER..................................................  58
     Section 7.1.   Termination............................................................  58
     Section 7.2.   Effect of Termination..................................................  59
     Section 7.3.   Fees and Expenses......................................................  59
     Section 7.4.   Extension; Waiver......................................................  61

ARTICLE 8  MISCELLANEOUS...................................................................  62
     Section 8.1.   Nonsurvival of Representations and Warranties..........................  62
     Section 8.2.   Entire Agreement; Assignment...........................................  62
     Section 8.3.   Validity...............................................................  62
     Section 8.4.   Notices................................................................  62
     Section 8.5.   Governing Law and Venue; Waiver of Jury Trial..........................  63
     Section 8.6.   Descriptive Headings...................................................  64
     Section 8.7.   Parties in Interest....................................................  64
     Section 8.8.   Certain Definitions....................................................  64
     Section 8.9.   Personal Liability.....................................................  66
     Section 8.10.  Specific Performance...................................................  66
     Section 8.11.  Counterparts...........................................................  66
     Section 8.13.  Ambiguities............................................................  66
     Section 8.13.  Waiver.................................................................  66
     Section 8.14.  Execution..............................................................  67
     Section 8.15.  Schedules..............................................................  67
     Section 8.16.  Amendment..............................................................  67


                               TABLE OF EXHIBITS

Exhibit A............  Contributed Assets
Exhibit B............  Form of Certificate of Merger
Exhibit C............  Form of Surviving Corporation Certificate of Incorporation
Exhibit D............  Form of Surviving Corporation Bylaws
Exhibit E............  Newco and Surviving Corporation Directors
Exhibit F............  Newco and Surviving Corporation Officers
Exhibit G............  Newco 2000 Stock Option Plan
Exhibit H-1..........  Form of Transferred IP License Agreement
Exhibit H-2..........  Form of Retained IP License Agreement
Exhibit I............  Form of Newco Certificate of Incorporation
Exhibit J............  Form of Newco Bylaws
Exhibit K-1..........  Named Intel Employees
Exhibit K-2..........  Other Intel Employees
Exhibit L-1..........  Named Company Employees
Exhibit L-2..........  Other Company Employees
Exhibit M............  Required Individuals
Exhibit N............  Registration Rights Agreement
Exhibit 8.8A.........  Knowledge of Intel
Exhibit 8.8B.........  Knowledge of the Company

                               TABLE OF CONTENTS
                                      TO
                          COMPANY DISCLOSURE SCHEDULE


Section 3.1(a).........  Subsidiaries
Section 3.1(c).........  Equity Investments
Section 3.2(a).........  Company Securities
Section 3.2(b).........  Newco Securities
Section 3.2(c).........  Transitory Securities
Section 3.2(d).........  Certain Capitalization and Other Matters
Section 3.4............  Company SEC Reports
Section 3.6............  Consents and Approvals
Section 3.7............  Defaults
Section 3.8............  Undisclosed Liabilities; Absence of Changes
Section 3.9............  Litigation
Section 3.11(a)........  Compensation and Benefit Plans
Section 3.11(b)........  Compliance of Plans
Section 3.11(c)........  Determination Letters
Section 3.11(e)........  Actions Under Compensation and Benefit Plans
Section 3.11(g)........  Reportable Events
Section 3.11(h)........  Stock Options
Section 3.11(j)........  No Events Under Compensation and Benefit Plans
Section 3.11(k)........  Foreign Plans
Section 3.11(l)........  Amendments and Actions under ERISA and other Applicable Law
Section 3.11(n)........  Termination and/or Amendment of Company Benefit Plans
Section 3.11(r)........  Retroactive Premiums or Payments
Section 3.12...........  Labor and Employment Matters
Section 3.12(d)........  Names and Compensation of Officers and Employees
Section 3.14(b)........  Tax Returns
Section 3.14(d)........  Tax Claims
Section 3.14(e)........  Excess Parachute Payments
Section 3.14(f)........  Tax Sharing Agreements
Section 3.14(g)........  Limitations on Use of NOLs
Section 3.14(h)........  Section 481 Adjustments
Section 3.15(a)........  Intellectual Property
Section 3.15(f)(i).....  Inbound License Agreements
Section 3.15(f)(ii)....  Outbound License Agreements
Section 3.15(j)........  Pending and Threatened Infringement Claims
Section 3.15(l)........  Assignment; Change of Control
Section 3.15(m)........  Existing and Currently Manufactured Software
Section 3.15(n)........  Software Products
Section 3.15(p)........  Year 2000 Capability
Section 3.16...........  Insurance
Section 3.18...........  Product Warranties

Section 3.19...........  Suppliers and Customers
Section 5.1............  Conduct of Business
Section 5.1(h).........  Terms of Termination and Severance
Section 5.1(m)(v)......  Capital Expenditures

                               TABLE OF CONTENTS
                                      TO
                           INTEL DISCLOSURE SCHEDULE

Section 4.4........... Consents and Approvals
Section 4.5........... Defaults
Section 4.6........... Litigation
Section 4.8(a)........ Intellectual Property
Section 4.8(e)(i)..... License Agreement
Section 4.8(i)........ Pending and Threatened Infringement Claims
Section 4.8(k)........ Assignment; Change of Control
Section 4.8(l)........ Existing and Currently Manufactured Software
Section 4.8(m)........ Software Products
Section 4.8(o)........ Year 2000 Capability
Section 4.9........... Product Warranties
Section 4.10.......... Suppliers and Customers
Section 5.2........... Conduct of Business
Section 5.2(e)(1)..... Capital Expenditures


                            TABLE OF DEFINED TERMS


                                                 Cross Reference
Term                                               in Agreement
----                                             ----------------

affiliate Section 8.8(a), 64
Agreement Preamble, 1
Applicable Law Section 8.8(b), 64
Assumed Option Plan Section 2.10(a), 7
Assumed Option Plans Section 2.10(a), 7
Assumed Option Section 2.10(a), 7
business day Section 8.8(c), 65
Business System Section 3.15(p)(i), 30
capital stock Section 8.8(d), 65
Certificate of Merger Section 2.2, 4
Certificates Section 2.9(b), 6
Closing Date Section 2.3, 4
Closing Section 2.3, 4
Code Section 3.14(a)(i), 23
Combination Preamble, 1
Commonly Controlled Entity Section 3.11(a), 17

Company Board Preamble, 1
Company Common Stock Section 1.1, 2
Company Disclosure Schedule Article 3, 9
Company Permits Section 3.10, 17
Company Plans Section 8.8(e), 65
Company Preamble, 1
Company Preferred Stock Section 1.1, 2
Company SEC Reports Section 3.4(a), 13
Company Securities Section 3.2(a), 11
Company Stock Option Section 3.2(a), 10
Compensation and Benefit Plans Section 3.11(a), 17
Confidentiality Agreement Section 5.7(c), 48
Contributed Assets Preamble, 1
Contribution Preamble, 1
Cooper Disclosure Schedule Article 4, 32
Cooper Outbound License Agreements Section 4.8(f), 35
Cooper Permits Section 4.7, 34
Cooper Preamble, 1
Cooper SEC Reports Section 4.6, 34
Copyrights Section 3.15(a), 26
DGCL Section 2.1, 4
Dissenting Preferred Stock Section 2.11, 8
Effective Time Section 2.2, 4
Environmental Laws Section 3.13(a), 22
ERISA Section 3.11(a), 17
Exchange Act  Section 3.2(e), 13
Exchange Agent Section 2.9(a), 5
Exchange Fund Section 2.9(a), 6
Final Date Section 7.1(b), 58
Financial Advisor Section 3.21, 31
Foreign Plans Section 3.11(k), 19
Governmental Entity Section 3.6, 14
Hazardous Material Section 3.13(a), 22
hereof, herein and herewith Section 8.8(f), 65
HSR Act Section 3.6, 14
Inbound License Agreements Section 3.15(f), 27
include Section 8.8(g), 65
Indemnified Liabilities Section 5.9(a), 49
Indemnified Persons Section 5.9(a), 49
Insurance Policies Section 3.16, 30
Insured Parties Section 5.9(c), 49
Intellectual Property Section 3.15(a), 26
knowledge or known Section 8.8(h), 65
Lien  Section 3.2(d), 12
Material Adverse Effect on the Company Section 3.1(b), 9
Material Adverse Effect on the Contributed Assets Section 4.1(b), 32

Meeting Section 5.6(c), 47
Merger Preamble, 1
Newco Common Stock Preamble, 1
Newco Common Stock Section 3.2(c), 11
Newco Non-Voting Common Stock Preamble, 1
Newco Preamble, 1
Newco Preferred Stock Section 2.8(b), 5
Newco Stock Options Section 2.10(b), 8
Notice of Superior Proposal Section 5.3(b), 44
Omitted Assets Section 1.6, 3
Other Interests Section 3.1(c), 10
Outbound License Agreements Section 3.15(f), 27
Patents Section 3.15(a), 26
Pension Plans Section 3.11(a), 17
person Section 8.8(i), 65
Proxy Statement Section 5.4, 45
Registration Statement Section 5.4, 45
SEC Section 3.4(a), 13
Securities Act Section 2.10(b), 8
Shares Section 2.8(a), 5
Software Section 3.15(m), 29
subsidiary or subsidiaries Section 8.8(j), 65
Superior Proposal Section 5.3(c), 45
Surviving Corporation Section 2.1, 4
Takeover Statute Section 3.23, 32
Tax Affiliates Section 3.14(a)(iii), 23
Tax or Taxes Section 3.14(a)(ii), 23
Tax Return Section 3.14(a)(iv), 23
Third Party Acquisition Section 5.3(c), 44
Third Party Section 5.3(c), 44
Trade Secrets Section 3.15(a), 26
Trademarks Section 3.15(a), 26
Transitory Common Stock Section 3.2(c), 11
Transitory Preamble, 1
Year 2000 Capable Section 3.15(p)(i), 30

                 AGREEMENT AND PLAN OF CONTRIBUTION AND MERGER

          THIS AGREEMENT AND PLAN OF CONTRIBUTION AND MERGER (this "Agreement"),
                                                                    ---------
dated as of April 30, 2000, is by and among Intel Corporation, a Delaware corporation ("Intel"), Excalibur Technologies Corporation, a Delaware
              -----
corporation (the "Company"), Exca Holdings, Inc., a Delaware corporation and a
                  -------
wholly owned subsidiary of the Company ("Newco"), and Excalibur Transitory,
                                         -----
Inc., a Delaware corporation and a wholly owned subsidiary of Newco ("Transitory"). Initially capitalized and certain other terms not otherwise
  ----------
defined herein shall have the meanings ascribed to such terms in Section 8.8 of this Agreement.

          WHEREAS, the Company, Intel, Newco and Transitory have each determined that it is in the best interests of their respective stockholders to combine certain assets of Intel related to interactive media services with the business and operations of the Company;

          WHEREAS, in order to effect such combination, the parties contemplate, among other things, that (i) Intel, at the Effective Time (as defined in Section 2.1) and upon satisfaction of the conditions set forth herein, will contribute (the "Contribution") the assets of Intel set forth on Exhibit A hereto (the
      ------------                                    ---------
"Contributed Assets") to Newco in exchange for 14,168,655 shares of the Class A
 ------------------
Common Stock, $.01 par value per share, of Newco (the "Newco Common Stock") and
                                                       ------------------
12,865,738 shares of the Class B Common Stock, $.01 par value per share, of Newco (the "Newco Non-Voting Common Stock"), subject to adjustment as provided
            -----------------------------
in Section 1.1 hereof, and (ii) that Transitory will merge with and into the Company (the "Merger"), with the Company surviving the Merger as a wholly owned
              ------
subsidiary of Newco, the holders of the Company's common stock receiving one (1) share of Newco Common Stock for each share of the common stock of the Company outstanding immediately prior to the Effective Time and the holders of the Company's preferred stock receiving one (1) share of preferred stock of Newco for each share of Company preferred stock outstanding immediately prior to the Effective Time;

          WHEREAS, the Boards of Directors of the Company (the "Company Board")
                                                                -------------
and Transitory have each (i) determined that this Agreement, the Merger, the Contribution and the other transactions contemplated by this Agreement (collectively, the "Combination") are advisable and fair and in the best
                    -----------
interests of their respective stockholders and (ii) approved the Combination upon the terms and subject to the conditions set forth in this Agreement;

          WHEREAS, certain stockholders of the Company have entered into Voting Agreements and Irrevocable Proxies with Intel providing that such stockholders will vote or cause all Shares (as defined in Section 2.8(a)) beneficially owned by them to be voted in favor of the Combination;

          WHEREAS, the parties to this Agreement intend that the Contribution and the Merger constitute a single integrated transaction that will be treated as a transfer of the Contributed Assets by Intel to Newco and a transfer of the Company Common Stock and the

Company Preferred Stock by the shareholders of the Company to Newco governed by
Section 351 of the Code, and that the Merger constitute a "reorganization" within the meaning of Section 368(a) of the Code; and

          NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Newco, Transitory and Intel hereby agree as follows:


                                   ARTICLE 1

                               THE CONTRIBUTION

          Section 1.1.   The Contribution. At the Effective Time and upon the
                         ----------------
terms and subject to the conditions set forth in Section 6.3 hereof, Intel will contribute the Contributed Assets to Newco, free and clear of all Liens other than as set forth on Exhibit A, in exchange for 14,168,655 shares of the Newco Common Stock and 12,865,738 shares of the Newco Non-Voting Common Stock; provided that the number of shares to be issued to Intel shall be increased if the Company issues additional shares of the Company's common stock, $.01 par value per share (the "Company Common Stock") (other than upon exercise of
                      --------------------
options or conversion of the Company's cumulative convertible preferred stock, $.01 par value per share (the "Company Preferred Stock") outstanding on the date
                               -----------------------
of this Agreement) or securities convertible into shares of Company Common Stock prior to the Effective Time, such that (i) the Newco Common Stock issued to Intel represents 49% of the outstanding shares of Newco Common Stock immediately after the Effective Time, and (ii) the Newco Non-Voting Common Stock issued to Intel, when aggregated with the Newco Common Stock issued to Intel, represents 60% of the common equity of Newco immediately after the Effective Time, giving effect to the issuance of shares of Newco Common Stock issuable upon exercise of the Assumed Options (as defined below) and upon conversion of the Newco Preferred Stock.

          Section 1.2.   Excluded Assets. Subject to Section 1.6, the parties
                         ---------------
acknowledge that Intel shall be under no obligation to contribute, sell, assign or otherwise transfer to the Company, Newco, Transitory or any affiliates thereof any assets other than the Contributed Assets to be transferred under the terms, and subject to the conditions, hereof.

          Section 1.3.   Excluded Liabilities. The parties acknowledge that none
                         --------------------
of the Company, Newco or Transitory shall assume any liabilities in connection with the Contribution other than those liabilities required to be performed after the Effective Time pursuant to those agreements included in the Contributed Assets.

          Section 1.4.   Assignment of Contracts and Rights. Notwithstanding any
                         ----------------------------------
provision hereof to the contrary, this Agreement shall not constitute an agreement to contribute, sell, assign or otherwise transfer any Contributed Asset or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a party thereto, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Intel or Newco thereunder.

          Section 1.5.   Method of Contribution. At the Effective Time, Intel
                         ----------------------
shall deliver to Newco a bill of sale and such other endorsements, consents, assignments, instruments of conveyance and transfer documents as Newco may reasonably request to vest in Newco all right, title and interest in, to and under the Contributed Assets, and Intel will take all other actions reasonably required to put Newco into full possession and enjoyment of all Contributed Assets.

          Section 1.6.   Omitted Assets. With respect to assets of Intel with an
                         --------------
individual value of Five Thousand Dollars ($5,000) or more, that are not included in Exhibit A, and are being used as of the date of this Agreement or are used between the date of this Agreement and the Effective Time by the Enhanced Video Services, the Enhanced Content Services or the Internet Security Services departments of Intel (except for third party computer software programs that, because of license restrictions imposed on Intel by the licensor, may not be transferred to Newco), if the parties reasonably conclude that such assets should have been included in Exhibit A (collectively, the "Omitted Assets"),
                             ---------                     --------------
then Intel and Newco will execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the contribution of such Omitted Assets to Newco. The foregoing obligation shall terminate one hundred eighty (180) days after the Effective Time. Any such contribution of Omitted Assets by Intel shall be for no additional consideration payable to Intel. Intel shall contribute any Omitted Asset that was used (i) exclusively by the Enhanced Video Services, the Enhanced Content Services or the Internet Security Services department by assignment to Newco, subject to a license back to Intel, and (ii) on a shared basis by such departments and other departments of Intel by license to Newco, in each case on terms comparable to the manner of contribution utilized with respect to Contributed Assets that were used exclusively or on a shared basis, as the case may be, by such departments prior to the Effective Time. Upon any such contribution of an Omitted Asset, such Omitted Asset shall be deemed for all purposes hereof to constitute a "Contributed Asset." Notwithstanding the foregoing, Intel shall not have any obligation to expend any funds or to incur any other obligation in connection with the contribution, if any, of Omitted Assets other than normal out-of-pocket expenses (such as fees and expenses of counsel and accountants) reasonably necessary to consummate such contribution. Intel shall use commercially reasonable efforts to obtain consents of third parties required for the transfer of any Omitted Assets, provided that Intel shall not be obligated to make any payment or assume any obligation in order to obtain any consent.

                                   ARTICLE 2

                                  THE MERGER

          Section 2.1.   The Merger. At the Effective Time and upon the terms
                         ----------
and subject to the conditions of this Agreement and in accordance with the provisions of the Delaware General Corporation Law (the "DGCL"), Transitory
                                                         ----
shall be merged with and into the Company. Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and as
                                                  ---------------------
a wholly owned subsidiary of Newco, and the separate corporate existence of Transitory shall cease. Newco, as the sole stockholder of Transitory, hereby approves the Combination.

          Section 2.2.   Effective Time. Subject to the terms and conditions set
                         --------------
forth in this Agreement, on the Closing Date, a Certificate of Merger substantially in the form of Exhibit B (the "Certificate of Merger") shall be
                             ---------       ---------------------
duly executed and acknowledged by Transitory and the Company and delivered for filing to the Secretary of State of the State of Delaware as provided in the DGCL. The Merger shall become effective at such time as a properly executed copy of the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or such later time as Intel and the Company may agree upon and as may be set forth in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the "Effective Time").
                                           --------------

          Section 2.3.   Closing of the Merger. The closing of the Merger (the
                         ---------------------
"Closing") will take place at a time and on a date (the "Closing Date") to be
 -------                                                 ------------
specified by the parties, which shall be no later than the second business day after satisfaction (or waiver) of the latest to occur of the conditions set forth in Article 7, at the offices of Gibson, Dunn & Crutcher LLP, 1530 Page Mill Road, Palo Alto, California 94304, unless another time, date or place is agreed to in writing by the parties hereto.

          Section 2.4.   Effects of the Merger. The Merger shall have the
                         ---------------------
effects set forth in the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the properties, rights, privileges and powers of the Company and Transitory shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Transitory shall become the debts, liabilities and duties of the Surviving Corporation.

          Section 2.5.   Certificate of Incorporation and Bylaws. At the
                         ---------------------------------------
Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as set forth on Exhibit C. At the
                                                         ---------
Effective Time, the bylaws of the Surviving Corporation shall be amended to read in their entirety as set forth on Exhibit D.
                                  ---------

          Section 2.6.   Directors.  The board of directors of the Surviving
                         ---------
Corporation at the Effective Time shall be comprised of seven persons, determined as set forth on Exhibit E.

          Section 2.7.   Officers. The persons specified in Exhibit F hereto as
                         --------                           ---------
holding the titles set forth in such Exhibit shall be the initial officers of the Surviving Corporation, each to hold such offices in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

          Section 2.8.   Conversion of Shares.
                         --------------------

          (a)  At the Effective Time, each share (collectively, the "Shares") of
                                                                     ------
the Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Shares held in the Company's treasury or by Newco or Transitory) shall, by virtue of the Merger and without any action on the part of Intel, Newco, Transitory, the Company or the holder thereof, be converted into and shall become one (1) share of Newco Common Stock. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Newco Common Stock or the Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, then the exchange ratio contemplated by the Merger shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

          (b) At the Effective Time, each share of the Company Preferred issued and outstanding immediately prior to the Effective Time (other than shares of the Company Preferred Stock held in the Company's treasury or by Newco or Transitory) shall, by virtue of the Merger and without any action on the part of Intel, Newco, Transitory, the Company or the holder thereof, be converted into and shall become one (1) share of the cumulative convertible preferred stock, $.01 par value per share, of Newco (the "Newco Preferred Stock").
                                         ---------------------
Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Newco Preferred Stock or the Company Preferred Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, then the exchange ratio contemplated by the Merger shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

          (c) At the Effective Time, each outstanding share of the common stock, par value $.01 per share, of Transitory shall, by virtue of the Merger and without any action on the part of Transitory, Newco, Intel, the Company or the holder thereof, be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation.

          Section 2.9.   Exchange of Certificates.
                         ------------------------

          (a) From time to time following the Effective Time, Newco shall deliver to its transfer agent, or a depository or trust institution of recognized standing selected by the Company and Newco and reasonably satisfactory to Intel (the "Exchange Agent"), for the benefit of the holders of
                            --------------
Shares and Company Preferred Stock for exchange in accordance with this Article 2, certificates representing the appropriate number of shares of Newco Common Stock and Newco Preferred Stock issuable pursuant to Section 2.8 (such certificates are hereinafter referred to as the "Exchange Fund") in exchange for outstanding
                                    -------------
Shares in connection with the Merger.

          (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares or shares of Company Preferred Stock (the "Certificates") and
                                                              ------------
whose shares were converted into shares of Newco Common Stock or Newco Preferred Stock pursuant to Section 2.8: (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Newco and the Company may reasonably specify) and (ii) instructions for use in effecting surrender of the Certificates in exchange for shares of Newco Common Stock or Newco Preferred Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Newco Common Stock or Newco Preferred Stock which such holder has the right to receive pursuant to the provisions of this Article 2, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares or Company Preferred Stock that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Newco Common Stock or Newco Preferred Stock may be issued to a transferee if the Certificate representing such Shares or such Company Preferred Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.9, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Newco Common Stock or Newco Preferred Stock as contemplated by this Section 2.9.

          (c) No dividends or other distributions declared or made after the Effective Time with respect to Newco Common Stock or Newco Preferred Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Newco Common Stock or Newco Preferred Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Newco Common Stock or Newco Preferred Stock issued in exchange therefore, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Newco Common Stock or Newco Preferred Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Newco Common Stock or Newco Preferred Stock.

          (d) In the event that any Certificate for Shares or Company Preferred Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefore, upon the making of an affidavit of that fact by the holder thereof, such shares of Newco Common Stock or Newco Preferred Stock as may be required pursuant to this

Agreement; provided, however, that Newco or the Exchange Agent may, in its discretion, require the delivery of a reasonable and customary bond or indemnity.

          (e) All shares of Newco Common Stock and Newco Preferred Stock issued upon the surrender for exchange of Shares or Company Preferred Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares and such Company Preferred Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such Shares or such Company Preferred Stock in accordance with the terms of this Agreement or prior to the date hereof and which remain unpaid at the Effective Time, and there shall be no further registration of transfer on the stock transfer books of the Surviving Corporation of the Shares or the Company Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 2.

          (f) Any portion of the Exchange Fund that remains undistributed to the stockholders of the Company upon the expiration of one hundred eighty (180) days after the Effective Time shall be delivered to Newco upon demand and any stockholders of the Company who have not theretofore complied with this Article 2 shall thereafter look only to Newco as general creditors for payment of their claims for Newco Common Stock or Newco Preferred Stock and any applicable dividends or distributions with respect to Newco Common Stock or Newco Preferred Stock, as the case may be.

          (g) None of Intel, Newco nor the Surviving Corporation shall be liable to any holder of Shares, Company Preferred Stock, Newco Common Stock or Newco Preferred Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          Section 2.10.  Assumed Stock Options.
                         ---------------------

          (a) At the Effective Time, each option to purchase Shares granted to employees, directors or consultants of the Company under the Company's 1989 Incentive Plan, the Company's 1995 Incentive Plan, the Company's ConQuest Software, Inc. Stock Option Plan and the Company's 1999 Incentive Stock Option Plan (collectively, the "Assumed Option Plans" and individually an "Assumed
                         --------------------                       -------
Options Plan"), which are then outstanding and unexercised, shall cease to
------------
represent a right to acquire Shares and shall be converted automatically into options to purchase shares of Newco Common Stock, and Newco shall assume each such option (hereinafter, an "Assumed Option") subject to the terms of the
                              --------------
applicable Assumed Option Plan, in each case as heretofore amended or restated, as the case may be, and the agreement evidencing the grant thereunder of such Assumed Option; provided, however, that from and after the Effective Time, (i) the number of shares of Newco Common Stock purchasable upon exercise of such Assumed Option shall be equal to the number of Shares that were purchasable under such Assumed Option immediately prior to the Effective Time and (ii) the per share exercise price under each such Assumed Option shall be unchanged. The duration and other terms of the Assumed Option shall be the same as the original option except that all references to the Company shall be deemed to be references to Newco. The terms of each Assumed Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction with respect to Newco Common Stock on or subsequent to the Effective Time.

          (b) Newco shall reserve for issuance a sufficient number of shares of Newco Common Stock for delivery upon (i) the conversion of shares of Newco Non-Voting Common Stock, (ii) the exercise of Assumed Options, (iii) the conversion of shares of Newco Preferred Stock and (iv) the exercise of options to purchase shares of Newco Common Stock issuable upon the exercise of all options granted under Newco's 2000 Stock Option Plan in the form attached hereto as Exhibit G
                                                                    ---------
(the "Newco Stock Options"). As soon as practicable following the Effective
      -------------------
Time, Newco shall take all action necessary to register the Newco Common Stock subject to the Assumed Options and the Newco Stock Options under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder (the "Securities Act") pursuant to a registration
                                     --------------
statement on Form S-8 (or any successor form) to the extent such registration is required under the Securities Act, and to cause the effectiveness of such registration statement or registration statements (and the current status of the prospectus or prospectuses contained therein) to be maintained for so long as the Assumed Options and the Newco Stock Options remain outstanding.

          Section 2.11. Dissenters' Rights. In accordance with the DGCL, holders
                        ------------------
of shares of Company Common Stock will not be entitled to appraisal rights. Notwithstanding any provision of this Agreement to the contrary, if and to the extent required by the DGCL, shares of Company Preferred Stock which are issued and outstanding immediately prior to the Effective Time and which are held by holders of such shares of Company Preferred Stock who have properly exercised appraisal rights with respect thereto (the "Dissenting Preferred Stock") in
                                            --------------------------
accordance with Section 262 of the DGCL, shall not be exchangeable for the right to receive shares of Newco Preferred Stock, and holders of such shares of Dissenting Preferred Stock shall be entitled to receive payment of the appraised value of such shares of Dissenting Preferred Stock in accordance with the provisions of Section 262 of the DGCL unless and until such holders fail to perfect or effectively withdraw or otherwise lose their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Dissenting Preferred Stock shall thereupon be treated as if they had been converted into and to have become exchangeable for, at the Effective Time, the right to receive shares of Newco Preferred Stock, without any interest thereon. Notwithstanding anything to the contrary contained in this Section 2.11, if (i) the Merger is rescinded or abandoned or (ii) the stockholders of the Company revoke the authority to effect the Merger, then the right of any stockholder to be paid the fair value of such stockholder's Dissenting Preferred Stock pursuant to Section 262 of the DGCL shall cease. The Company shall give Intel prompt notice of any demands received by the Company for appraisals of shares of Dissenting Preferred Stock. The Company shall not, except as required by applicable law or with the prior written consent of Intel, make any payment with respect to any demands for appraisals or offer to settle or settle any such demands.

                                   ARTICLE 3

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY,
                             NEWCO AND TRANSITORY

          Each of the Company, Newco and Transitory, jointly and severally, hereby represent and warrant to Intel, subject to the exceptions set forth in the Disclosure Schedule (the "Company Disclosure Schedule") delivered by the
                              ---------------------------
Company, Newco and Transitory to Intel in accordance with Section 5.11 (which exceptions shall specifically identify a Section or subsection, as applicable, to which such exception relates) that:

          Section 3.1. Organization and Qualification; Subsidiaries;
                       --------------------------------------------
Investments.
-----------

          (a) Section 3.1(a) of the Company Disclosure Schedule sets forth a true and complete list of all the Company's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock or other equity interests owned by the Company or another subsidiary of the Company. Each of the Company and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. The Company has heretofore made available to Intel accurate and complete copies of the certificate of incorporation and bylaws (or similar governing documents), as currently in full force and effect, of the Company and each of its subsidiaries.
Section 3.1(a) of the Company Disclosure Schedule specifically identifies each subsidiary of the Company that contains any material assets or through which the Company conducts any material operations.

          (b) The Company and each of its subsidiaries are duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by them or the nature of the business conducted by them makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company. When used in connection with the Company or its subsidiaries, the term "Material Adverse
                                                           ----------------
Effect on the Company" means any circumstance, change in, or effect on the
---------------------
Company and its subsidiaries, taken as a whole, that is, or is reasonably likely in the foreseeable future to be, materially adverse to the assets, operations, financial condition, earnings or results of operations, or the business (financial or otherwise), of the Company and its subsidiaries, taken as a whole; provided that none of the following shall be deemed, either alone or in combination, to constitute a Material Adverse Effect on the Company: (i) conditions affecting either the internet media services and distribution industry, as a whole, or the text search retrieval industry, as a whole, and
(ii) any disruption of customer relationships arising solely out of or resulting solely from actions contemplated by the parties in connection with, or which is attributable to, the execution and announcement of this Agreement or to the identity of Intel.

          (c) Section 3.1(c) of the Company Disclosure Schedule sets forth a true and complete list of each equity investment in an amount of One Hundred Thousand Dollars

($100,000) or more or that represents a five percent (5%) or greater ownership interest in the subject of such investment made by the Company or any of its subsidiaries in any person other than the Company's subsidiaries ("Other
                                                                   -----
Interests"). The Other Interests are owned by the Company, by one or more of the
---------
Company's direct or indirect subsidiaries or by the Company and one or more of its direct or indirect subsidiaries, in each case free and clear of all Liens (as defined in Section 3.2).

          (d) Each of Newco and Transitory was formed solely for the purpose of engaging in the Combination and has never owned any asset (other than the capital stock of Transitory, in the case of Newco), received any revenue or income or had any employees, operations or contractual relationships (other than such contractual relationships as are required in connection with this Agreement).

          Section 3.2.  Capitalization of the Company and its Subsidiaries.
                        --------------------------------------------------

          (a) The authorized capital stock of the Company consists of Forty Million (40,000,000) shares of Company Common Stock, of which, as of the close of business on April 28, 2000, Fourteen Million Seven Hundred Forty-Six Thousand Nine Hundred and Sixty-Seven (14,746,967) shares of Company Common Stock were issued and outstanding, and One Million (1,000,000) shares of preferred stock, of which Forty-Nine Thousand Five Hundred Eighty-Seven (49,587) have been designated as Company Preferred Stock; Twenty-Seven Thousand One Hundred Eighty (27,180) shares of Company Preferred Stock are outstanding and no other shares of preferred stock of the Company are outstanding. All of the outstanding Shares and shares of Company Preferred Stock have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of the close of business on April 28, 2000, approximately One Hundred Thousand (100,000) Shares were reserved for issuance and, as of the close of business on April 28, 2000, Three Million Four Thousand One Hundred and Sixty-Two (3,004,162) Shares were issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options. For purposes hereof, "Company Stock Option" means any
                                             --------------------
option, warrant or other right to purchase Shares. Between the close of business on April 28, 2000 and the date hereof, no shares of the Company's capital stock have been issued other than pursuant to Company Stock Options already in existence on April 28, 2000 and, between the close of business on April 28, 2000 and the date hereof, no stock options have been granted, except as set forth in
Section 3.2(a) of the Company Disclosure Schedule. Section 3.2(a) of the Company Disclosure Schedule sets forth a true and complete list of all holders of outstanding options and other awards under the Assumed Option Plans, the exercise or vesting schedule thereof, the exercise price per Share, the term of each such option or other award, whether an option is a nonqualified stock option or incentive stock option and any restrictions on exercise or sale of such option or underlying Shares. On the Closing Date, the Company shall deliver to Intel a complete and correct updated Section 3.2(a) of the Company Disclosure Schedule. Except as set forth above or in Section 3.2(a) of the Company Disclosure Schedule, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or any of its subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other securities of the Company,
(iii) no options, preemptive or other rights to acquire from the Company or any of its subsidiaries, and, except as publicly disclosed in the Company SEC Reports (as defined below), no obligations of the

Company or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or other securities of the Company and (iv) no equity equivalent interests in the ownership or earnings of the Company or its subsidiaries or other similar rights (collectively "Company Securities"). Except as set forth in
                                    ------------------
Section 3.2(a) of the Company Disclosure Schedule, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company. The Company has not voluntarily accelerated the vesting of any Company Stock Options as a result of the Combination or any other change in control of the Company, and the Company has taken all action required to provide that no Company Stock Option will be exchanged for cash, converted into cash or into the right to receive a cash payment or otherwise cashed out as a result of the Combination.

          (b) The authorized capital stock of Newco consists of One Thousand (1,000) shares of common stock, $.0001 par value per share (the "Newco Common
                                                                 ------------
Stock"). As of the date hereof, 100 shares of Newco Common Stock were issued and
-----
outstanding. All of the outstanding shares of Newco Common Stock have been validly issued, are fully paid, nonassessable and free of preemptive rights and are owned beneficially and of record by the Company. As of the date hereof, no shares of Newco Common Stock are reserved for issuance and, as of the date hereof, no shares of Newco Common Stock are issuable upon or otherwise deliverable in connection with the exercise of outstanding options, warrants or other securities exercisable for or convertible into Newco Common Stock. Except as set forth above or in Section 3.2(b) of the Company Disclosure Schedule, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of Newco, (ii) no securities of Newco or any of its subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other securities of Newco, (iii) no options, preemptive or other rights to acquire from Newco or any of its subsidiaries, and no obligations of Newco or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or other securities of Newco and (iv) no equity equivalent interests in the ownership or earnings of Newco or its subsidiaries or other similar rights. Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, there are no stockholder agreements, voting trusts or other agreements or understandings to which Newco is a party or by which it is bound relating to the voting or registration of any shares of capital stock of Newco.

          (c) The authorized capital stock of Transitory consists of One Thousand (1,000) shares of common stock, $.0001 par value per share (the "Transitory Common Stock"). As of the date hereof, 100 shares of Transitory
 -----------------------
Common Stock were issued and outstanding. All of the outstanding shares of Transitory Common Stock have been validly issued, are fully paid, nonassessable and free of preemptive rights and are owned beneficially and of record by Newco. As of the date hereof, no shares of Transitory Common Stock are reserved for issuance and, as of the date hereof, no shares of Transitory Common Stock are issuable upon or otherwise deliverable in connection with the exercise of outstanding options, warrants or other securities exercisable for or convertible into Transitory Common Stock. Except as set forth above or in Section 3.2(b) of the Company Disclosure Schedule, as of the date hereof, there are outstanding
(i) no shares of capital stock or other voting securities of Transitory, (ii) no securities of Transitory or any of its subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other securities of Transitory, (iii) no options, preemptive or other rights to acquire from Transitory or any of its subsidiaries, and no obligations of Transitory or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or other securities of Transitory and (iv) no equity equivalent interests in the ownership or earnings of Transitory or its subsidiaries or other similar rights. Except as set forth in Section 3.2(c) of the Company Disclosure Schedule, there are no stockholder agreements, voting trusts or other agreements or understandings to which Transitory is a party or by which it is bound relating to the voting or registration of any shares of capital stock of Transitory.

          (d) Except as set forth in Section 3.2(d) of the Company Disclosure Schedule, all of the outstanding capital stock of the Company's subsidiaries is owned by the Company, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same except as a matter of Applicable Law). Except as set forth in
Section 3.2(d) of the Company Disclosure Schedule, any director's qualifying shares issued by a foreign subsidiary of the Company to any director of such subsidiary are beneficially owned by the Company or another subsidiary of the Company. Except as set forth in Section 3.2(d) of the Company Disclosure Schedule, there are no securities of the Company or any of its subsidiaries convertible into or exchangeable or exercisable for, or other rights to acquire from the Company or any of its subsidiaries, any capital stock or other ownership interests in or any other securities of any subsidiary of the Company, and there exists no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any such capital stock. Except as set forth in Section 3.2(d) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company. With respect to any exception to ownership set forth in Section 3.2(d) of the Company Disclosure Schedule, the schedule completely and correctly identifies the record and the beneficial owner of any such shares, whether such record or beneficial owner is an employee, agent or affiliate of the Company, and any agreement, arrangement or understanding, whether written or oral, with respect to such ownership. With respect to any exception to the contractual obligations of the Company set forth in Section 3.2(d) of the Company Disclosure Schedule, the schedule completely and correctly identifies the parties to such obligations and the nature of any relationship of such party or any third party beneficiary of such obligations to the Company and any agreement, arrangement or understanding, whether written or oral, with respect to such relationship. For purposes of this Agreement, "Lien"
                                                                          ----
means, with respect to any asset (including any security), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset; provided, however, that the term "Lien" shall not include (i) statutory liens for Taxes that are not yet due and payable or are being contested in good faith by appropriate proceedings and are disclosed in Section 3.14 of the Company Disclosure Schedule or that are otherwise not material, (ii) statutory or common law liens to secure obligations to landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated by Applicable Law, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens, and (v) restrictions on transfer of securities imposed by applicable state and federal securities laws.

          (e) The Shares constitute the only class of equity securities of the Company or its subsidiaries registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").
                                                  ------------

          Section 3.3.  Authority Relative to this Agreement; Recommendation.
                        ----------------------------------------------------

          (a) Each of the Company, Newco and Transitory has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by the Company Board, Newco and Transitory, and no other corporate proceedings on the part of the Company, Newco or Transitory are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby, except the approval of this Agreement by the holders of a majority of the outstanding Shares. This Agreement has been duly and validly executed and delivered by the Company, Newco and Transitory and, assuming the due authorization, execution and delivery by Intel, constitute the valid, legal and binding agreements of the Company, Newco and Transitory, enforceable against each of the Company, Newco and Transitory in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

          (b) Without limiting the generality of the foregoing, the Company Board has unanimously (i) approved the Combination, (ii) resolved to recommend approval and adoption of this Agreement and the Combination by the Company's stockholders, and (iii) has not withdrawn or modified such approval or resolution to recommend.

          Section 3.4.  SEC Reports; Financial Statements.
                        ---------------------------------

          (a) The Company has filed all required forms, reports and documents (the "Company SEC Reports") with the Securities and Exchange Commission ("SEC")
      -------------------                                                 ---
since February 1, 1997, each of which complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Exchange Act, except as set forth in Section 3.4 of the Company Disclosure Schedule. None of such Company SEC Reports, including any financial statements or schedules included or incorporated by reference therein, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded by a Company SEC Report filed subsequently and prior to the date hereof. The audited consolidated financial statements of the Company included in the Company SEC Reports fairly present, in conformity in all material respects with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended. Notwithstanding the foregoing, the Company shall not be deemed to be in breach of any of the representations or warranties in this Section 3.4(a) as a result of any changes to the Company SEC Reports that the Company may make in response to comments received from the SEC on the Proxy Statement (as defined in Section 5.4).

          (b) The Company has heretofore made, and hereafter will make, available to Intel a complete and correct copy of any amendments or modifications that are required to be filed with the SEC but have not yet been filed with the SEC to agreements, documents or other instruments that previously had been filed by the Company with the SEC pursuant to the Exchange Act.

          Section 3.5. Registration Statement and Proxy Statement. The
                       ------------------------------------------
Registration Statement (as defined in Section 5.4) and the Proxy Statement (as defined in Section 5.4) will not, at the date mailed to stockholders of the Company, at the time of the meeting of stockholders of the Company to be held in connection with the Combination and at the time of issuance of shares of Newco Common Stock to Intel in the Combination, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading. The Proxy Statement and the Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, none of the Company, Newco or Transitory make any representation, warranty or covenant with respect to any information provided in writing by Intel specifically for inclusion in the Registration Statement or the Proxy Statement that is contained in or omitted from the Registration Statement or Proxy Statement.

          Section 3.6. Consents and Approvals; No Violations. Except for (i)
                       -------------------------------------
filings, permits, authorizations, consents and approvals as may be required under applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) any filings under similar merger
                              -------
notification laws or regulations of foreign Governmental Entities (as defined below), (iii) the filing of the Certificate of Merger as required by the DGCL and (iv) any filings, permits, authorizations, consents and approvals the nonexistence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, no filing with or notice to and no permit, authorization, consent or approval of any United States (federal, state or local) or foreign court or tribunal, or administrative, governmental or regulatory body, agency or authority (a "Governmental Entity")
                                                         -------------------
is necessary for the execution and delivery by the Company, Newco and Transitory of this Agreement or the consummation by the Company, Newco and Transitory of the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by the Company, Newco and Transitory, nor the consummation by the Company, Newco and Transitory of the transactions contemplated hereby, will, (a) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or bylaws (or similar governing documents) of the Company or any of its subsidiaries, (b) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties and assets is bound or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its subsidiaries, or any of their respective properties or assets, except, with respect to clauses (b) and (c) above, for matters set forth in Section 3.6 of the Company Disclosure Schedule and for matters the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

          Section 3.7. No Default. Except as set forth in Section 3.7 of the
                       ----------
Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in breach, default or violation (and no event has occurred that with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries, is now a party or by which it or any of its properties and assets is bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of its properties or assets, except, with respect to clauses (ii) and (iii) above, for matters the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

          Section 3.8. No Undisclosed Liabilities; Absence of Changes. Except as
                       ----------------------------------------------
publicly disclosed in the Company SEC Reports or as set forth in Section 3.8 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company (including the notes thereto). Except as publicly disclosed in the Company SEC Reports or as set forth in Section 3.8 of the Company Disclosure Schedule, since February 1, 2000, there have been no events, changes or effects with respect to the Company or its subsidiaries that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, except as publicly disclosed in the Company SEC Reports or as set forth in Section 3.8 of the Company Disclosure Schedule, since February 1, 2000, the Company and its subsidiaries have conducted their respective businesses in all material respects only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses consistent with past practices, and there has not been any (i) damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its subsidiaries, not covered by insurance; (ii) declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any of its subsidiaries (other than wholly-owned subsidiaries) or any repurchase, redemption or other acquisition by the Company or any of its subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its subsidiaries; (iii) amendment of any material term of any outstanding security of the Company or any of its subsidiaries; (iv) incurrence, assumption or guarantee by the Company or any of its subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices; (v) creation or assumption by the Company or any of its subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practices; (vi) loan, advance or capital contributions made by the Company or any of its subsidiaries to, or investment in, any person other than (1) loans or advances to employees in connection with business-related expenses incurred in the ordinary course of business consistent with past practices, (2) loans made to employees consistent with past practices that are not in the aggregate in excess of Fifty Thousand Dollars ($50,000), and (3) loans, advances or capital contributions to or investments in wholly-owned subsidiaries, and in each case made in the ordinary course of business consistent with past practices; (vii) transactions or commitments made, or any contracts or agreements entered into, by the Company or any of its subsidiaries relating to its assets or business (including the acquisition (by sale, license or otherwise) or disposition (by sale, license or otherwise) of any assets) or any relinquishment by the Company or any of its subsidiaries of any contract, agreement or other right, in any such case, material to the Company and its subsidiaries, taken as a whole; (viii) license, reseller, distribution, marketing, sales or other agreement entered into that either (1) provides for an exclusive relationship or arrangement or (2) provides for the annual payment by the Company for services or products rendered, or the obligation of the Company to render products or services, in excess of Two Hundred Fifty Thousand Dollars ($250,000), or any agreement to enter into any such license, reseller, distribution, marketing, sales or other agreement; or (ix) change by the Company or any of its subsidiaries in any of its accounting principles, practices or methods. Since February 1, 2000, except as publicly disclosed in the Company SEC Reports filed prior to the date hereof or in Section 3.8 of the Company Disclosure Schedule, except for increases in the ordinary course of business consistent with past practices and except for any of the following made in accordance with existing contractual provisions, there has not been any increase in the compensation payable or that could become payable by the Company or any of its subsidiaries to (a) officers of the Company or any of its subsidiaries or
(b) any employee of the Company or any of its subsidiaries whose annual cash compensation is One Hundred Thousand Dollars ($100,000) or more.

          Section 3.9. Litigation. Except as publicly disclosed in the Company
                       ----------
SEC Reports or as set forth in Section 3.9 of the Company Disclosure Schedule, there is no suit, claim, action, arbitration, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity or brought by any person that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company or would reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement beyond the Final Date. Except as publicly disclosed in the Company SEC Reports, neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company or would reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

          Section 3.10. Compliance with Applicable Law. Except as publicly
                        ------------------------------
disclosed in the Company SEC Reports, the Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses, except for any permits, licenses, variances, exemptions, orders or approvals the non-existence of which would not reasonably, individually or in the aggregate, be expected to have a Material Adverse Effect on the Company (the "Company Permits"). Except as
                                                    ---------------
publicly disclosed in the Company SEC Reports, the Company and its subsidiaries are in compliance with the terms of the Company Permits, except for any non-compliance the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company. Except as publicly disclosed in the Company SEC Reports, the businesses of the Company and its subsidiaries have been and are being conducted in compliance with all Applicable Laws, except for any non-compliance the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company. Except as publicly disclosed in the Company SEC Reports, no investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same.

          Section 3.11.  Employee Benefits.
                         -----------------

          (a)  For purposes of this Agreement, "Compensation and Benefit Plans"
                                                ------------------------------
means, collectively, each written bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health, or other plan, agreement, policy or arrangement, that covers employees or directors of the Company or any of its subsidiaries, or pursuant to which former employees or directors of the Company or any of its subsidiaries are entitled to current or future benefits. There are no oral Compensation and Benefit Plans to which the Company is a party. The Company has made available to Intel copies of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension
                          -----                                      -------
Plans"), "employee welfare benefit plans" (as defined in Section 3(l) of ERISA)
-----
and all other Compensation and Benefit Plans maintained, or contributed to, by the Company or of its subsidiaries or any person that, together with the Company and its subsidiaries, is treated as a single employer under Section 414(b), (c),
(m) or (o) of the Code (the Company and each such other person, a "Commonly
                                                                   --------
Controlled Entity") for the benefit of any current or former employees, officers
-----------------
or directors of the Company or any of its subsidiaries. The Company has also made available to Intel true, complete and correct copies of (i) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Compensation and Benefit Plan (if any such report was required), (ii) the most recent summary plan description for each Compensation and Benefit Plan for which such summary plan description is required and (iii) each trust agreement and group annuity contract related to any Compensation and Benefit Plan. Each Compensation and Benefit Plan has been administered in accordance with its terms. Neither the Company nor any Commonly Controlled Entity maintains or has ever maintained a "defined benefit plan" (as defined in Section 415 of the Code). The Company, each of Company's subsidiaries and each of the Compensation and Benefit Plans are in compliance with applicable provisions of ERISA and the Code. Section 3.11(a) of the Company Disclosure Schedule sets forth a complete and correct list of all Compensation and Benefit Plans.

          (b) Except as otherwise provided in Section 3.11(b) of the Company Disclosure Schedule, the Company and its subsidiaries have performed in all material respects their obligations under each Compensation and Benefit Plan; each Compensation and Benefit Plan and each trust or other funding medium, if any, established in connection therewith has at all times been established, maintained and operated in material compliance with its terms and the requirements prescribed by Applicable Law, including ERISA and the Code.

          (c) With respect to those Pension Plans that are intended to be qualified under Section 401(a) of the Code, except as set forth in Section 3.11(c) of the Company Disclosure Schedule, each such Pension Plan has been the subject of a determination letter from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor has any event occurred since the date of its most recent determination letter or application therefor that would materially adversely affect its qualification or materially increase its costs.

          (d) At all times on and after the effective date of ERISA, neither Company nor any of its subsidiaries nor any entity which is under "common control" with the Company (within the meaning of Section 4001 of ERISA) has maintained, contributed to or otherwise had any obligation with respect to any "multiemployer plan" (as defined in Section 3(37) of ERISA).

          (e) Except as disclosed in Section 3.11(e) of the Company Disclosure Schedule, there are no suits, actions, disputes, claims (other than routine claims for benefits), arbitrations, administrative or other proceedings pending or, to the knowledge of Company, threatened, anticipated or expected to be asserted with respect to any Compensation and Benefits Plan or any related trust or other funding medium thereunder or with respect to Company or its subsidiaries, as the sponsor or fiduciary thereof or with respect to any other fiduciary thereof.

          (f) No Compensation and Benefit Plan maintained by Company or its subsidiaries or any related trust or other funding medium thereunder or any fiduciary thereof is, to the knowledge of Company, the subject of a material audit, investigation or examination by an governmental or quasi-governmental agency.

          (g) Except as provided in Section 3.11(g) of the Company Disclosure Schedule, (i) no "reportable event" (as such term is used in Section 4043 of ERISA) or "prohibited transaction" (as such term is used in Section 4975 of the Code and/or Section 406 of ERISA), has occurred with respect to any Compensation and Benefit Plan established or maintained by Company or its subsidiaries primarily for the benefit of participants employed within the United States;
(ii) neither Company nor its subsidiaries has any commitment, intention or understanding to create, terminate or adopt any Compensation and Benefit Plan that would result in any additional liability to Intel, the Company or its subsidiaries; and (iii) since the beginning of the current fiscal year of any Compensation and Benefit Plan, no event had occurred and no condition or circumstance has existed that could result in a material increase in the benefits under or the expense of maintaining such Compensation and Benefit

Plan maintained by Company, and its subsidiaries from the level of benefits or expense incurred for the most recently completed fiscal year of such Compensation and Benefit Plan.

          (h) Section 3.11(h) of the Company Disclosure Schedule lists all outstanding Company Stock Options as of the date hereof, identifying for each such option: (i) the holder of such option and such holder's relationship to the Company, (ii) the number of shares issuable, (iii) the number of vested shares,
(iv) the date of expiration and (v) the exercise price.

          (i) All contributions required to be made under the terms of any Compensation and Benefit Plan as of the date hereof have been timely made.

          (j) Except as provided by this Agreement or in Section 3.11(j) of the Company Disclosure Schedule, the execution of, and performance of the transactions contemplated by, this Agreement will not (either along with or upon the occurrence of any additional or subsequent events) constitute an event under any Compensation and Benefit Plan or agreement that will or may reasonably be expected to result in any payment (whether severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any employee, former employee or director of the Company, or its subsidiaries, whether or not any such payment would be an "excess parachute payment" (within the meaning of Section 280G of the Code).

          (k) With respect to each Compensation and Benefit Plan required to be maintained or contributed to by the law or applicable custom or rule of the relevant jurisdiction outside of the United States (the "Foreign Plans"), are
                                                         -------------
listed on Section 3.11(k) of the Company Disclosure Schedule. As regards each such Foreign Plan:

               (i) Each of the Foreign Plans is in compliance in all material respects with the provisions of the laws of each jurisdiction in which each such Foreign Plan is maintained, to the extent those laws are applicable to the Foreign Plans;

               (ii) All contributions to, and payments from, the Foreign Plans which may have been required to be made in accordance with the terms of any such Foreign Plan, and, when applicable, the law of the jurisdiction in which such Foreign Plan is maintained, have been timely made or shall be made by the Closing Date. All such contributions to the Foreign Plans, and all payments under the Foreign Plans, for any period ending before the Closing Date that are not yet, but will be, required to be made, are reflected as an accrued liability on the balance sheet included in the most recently filed Company SEC Report;

               (iii) All material reports, returns and similar documents, if any, with respect to any Foreign Plan required to be filed with any governmental body or distributed to any Foreign Plan participant have been duly and timely filed or distributed or will be filed or distributed by the Closing Date, and all of the Foreign Plans have obtained from the governmental body having jurisdiction with respect to such plans any required determinations, if any, that such Foreign Plans are in compliance with the laws of the relevant jurisdiction if such determinations are required in order to give effect to the Foreign Plan;

               (iv) Each of the Foreign Plans has been administered at all times, and in all material respects, in accordance with its terms. To the knowledge of Company, there are no pending investigations by any governmental body involving the Foreign Plans, and no pending claims (except for claims for benefits payable in the normal operation of the Foreign Plans), suits or proceedings against any Foreign Plan or asserting any rights or claims to benefits under any Foreign Plan; and

               (v) The consummation of the transactions contemplated by this Agreement will not by itself create or otherwise result in any material liability with respect to any Foreign Plan other than the triggering of payment to participants.

          (l) Each Compensation and Benefit Plan complies in all material respects with all applicable requirements of (i) the Age Discrimination in Employment Act of 1967, as amended, and the regulations thereunder and (ii) Title VII of the Civil Rights Act of 1964, as amended, and the regulations thereunder and all other applicable laws. All amendments and actions required to bring each of the Compensation and Benefit Plans into conformity with all of the applicable provisions of ERISA and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Effective Time and are disclosed in
Section 3.11(l) of the Company Disclosure Schedule or will be provided to Intel within fourteen (14) days of the date hereof.

          (m) Each group medical plan sponsored by the Company or its subsidiaries materially complies with the Medicare Secondary Payor Provisions of
Section 1826 (b) of the Social Security Act, and the regulations promulgated thereunder.

          (n) Except as set forth on Section 3.11(n) of the Company Disclosure Schedule, Intel, the Surviving Corporation, the Company and its subsidiaries may terminate or amend any Compensation and Benefit Plan maintained by the Company or its subsidiaries or may cease contributions to any such Compensation and Benefit Plans without incurring any material liability other than a benefit liability accrued in accordance with the terms of such Compensation and Benefit Plan immediately prior to such amendment, termination or ceasing of contributions.

          (o) Neither the Company nor any of its subsidiaries maintained any Compensation and Benefit Plan that is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code) that has not been administered and operated in all respects in compliance with the applicable requirements of
Section 601 of ERISA and section 4980B(b) of the Code and the Company and its subsidiaries are not subject to any liability, including without limitation, additional contributions, fines, penalties or loss of tax deduction as a result of such administration and operation.

          (p) Neither the Company nor any of its subsidiaries has incurred, nor does the Company reasonably expect either it or any subsidiary to incur, any liability for any tax imposed under Sections 4971 through 4980B of the Code or civil liability under Section 501(i) or (1) of ERISA;

          (q) Neither the Company nor any of its subsidiaries has incurred any liability for any tax, excise tax, penalty or fee with respect to any Compensation and Benefit Plan, including, but not limited to, taxes arising under Section 4971, 4977, 4978, 4878B, 4979, 4980 or 4980B of the Code, and no
event has occurred and no circumstance has existed that could give rise to any such liability.

          (r) Except as provided in Section 3.11(r) of the Company Disclosure Schedule, no insurance policy nor any other contract or agreement affecting any Compensation and Benefit Plan requires or permits a retroactive increase in premiums or payments due thereunder.

          Section 3.12.  Labor and Employment Matters. Except as set forth on
                         ----------------------------
Section 3.12 of the Company Disclosure Schedule:

          (a) No collective bargaining agreement exists that is binding on the Company or any of its subsidiaries, and the Company has not been officially apprised that any petition has been filed or proceeding instituted by an employee or group of employees of the Company, or any of its subsidiaries, with the National Labor Relations Board seeking recognition of a bargaining representative.

          (b) (i) There is no labor strike, dispute, slow down or stoppage pending or threatened against the Company or any of its subsidiaries; and

               (ii) Neither the Company nor any of its subsidiaries has received any demand letters, civil rights charges, suits or drafts of suits with respect to claims made by any of their respective employees.

          (c) All individuals who are performing consulting or other services for the Company or any of its subsidiaries are or were correctly classified by the Company as either "independent contractors" or "employees" as the case may be, and, at the Closing Date, will qualify for such classification.

          (d) Section 3.12(d) of the Company Disclosure Schedule contains a list of the name of each officer, employee and consultant of the Company or any of the Company's subsidiaries, together with such person's position or function, annual base salary or wages and any incentives or bonus arrangement with respect to each such officer and employee and such person's compensation arrangement with respect to each such consultant. To the Company's knowledge, without independent investigation or inquiry and except as otherwise disclosed to Intel, no person who is identified on Section 3.12(d) of the Company Disclosure Schedule as having an annual base salary in excess of One Hundred Thousand Dollars ($100,000) will cease to be employed by the Company or such subsidiary for any reason, including because of the consummation of the transactions contemplated by this Agreement.

          (e) The Company and each of its subsidiaries is in compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to employees, except for any non-compliance the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

          (f) The Company and each of its subsidiaries has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees, except for any failure to withhold or report the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

          (g) There are no pending or, to the Company's knowledge, threatened claims or actions against the Company or any of its subsidiaries under any worker's compensation policy or long-term disability policy, except for any claim or action the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

          Section 3.13.  Environmental Laws and Regulations.
                         ----------------------------------

          (a)  The term "Environmental Laws" means any applicable federal,
                         ------------------
state, local or foreign law, statute, treaty, ordinance, rule, regulation, policy, permit, consent, approval, license, judgment, order, decree or injunction relating to: (i) Releases (as defined in 42 U.S.C. sec. 9601(22)) or threatened Releases of Hazardous Material (as hereinafter defined) into the environment, (ii) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material, (iii) the health or safety of employees in the workplace, (iv) protecting or restoring natural resources or (e) the environment. The term "Hazardous Material" means
                                                    ------------------
(1) hazardous substances (as defined in 42 U.S.C. sec. 9601(14)), including "hazardous waste" as defined in 42 U.S.C. sec. 6903, (2) petroleum, including crude oil and any fractions thereof, (3) natural gas, synthetic gas and any mixtures thereof, (4) asbestos and/or asbestos containing materials, (5) PCBs or materials containing PCBs, (6) any material regulated as a medical waste, (7) lead containing paint, (8) radioactive materials and (9) "Hazardous Substance" or "Hazardous Material" as those terms are defined in any indemnification provision in any contract, lease, or agreement to which the Company or any of its subsidiaries is a party.

          (b) During the period of ownership or operation by the Company and its subsidiaries of any of their current or previously owned or leased properties, there have been no Releases of Hazardous Material by the Company or any of its subsidiaries in, on, under or affecting such properties or any surrounding site, and neither the Company nor any of its subsidiaries has disposed of any Hazardous Material in a manner that has led, or would reasonably be anticipated to lead to a Release, except in each case for those which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company. There have been no Releases of Hazardous Material by the Company or any of its subsidiaries in, on, under or affecting their current or previously owned or leased properties or any surrounding site at times outside of such periods of ownership, operation or lease, except in each case for those which would not reasonably be expected, individually on in the aggregate, to have a Material Adverse Effect on the Company. Since 1995, neither the Company nor any of its subsidiaries has received any written notice of, or entered into any order, settlement or decree relating to: (i) any violation of any Environmental Laws or the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any alleged violation of Environmental Laws or (ii) the response to or remediation of Hazardous Material at or arising from any of the Company's properties or any subsidiary's properties. There have been no violations of any Environmental Laws by the Company or any subsidiary which violations would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

          (c) There are no past or present events, conditions, circumstances, activities, practices, incidents, actions, omissions or plans that constitute a violation by the Company or any of its subsidiaries of, or are reasonably likely to prevent or interfere with the Company's or any of its subsidiaries' future compliance with, any Environmental Laws, other than any of the foregoing that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

          Section 3.14.  Taxes.
                         -----

          (a)  Definitions.  For purposes of this Agreement:
               -----------

               (i)   the term "Code" means the Internal Revenue Code of 1986, as
                               ----
amended;

               (ii)  the term "Tax" (including "Taxes") means (1) all federal,
                               ---
state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, whether disputed or not, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (2) any liability for payment of amounts described in clause
(1) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (3) any liability for the payment of amounts described in clauses (1) or (2) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to pay or indemnify, any other person;

               (iii) the term "Tax Affiliates" (including "Tax Affiliate") means
                               --------------
the subsidiaries and any person for whose Taxes the Company or any subsidiary is or could be held liable, whether as a successor, by agreement, by operation of law or otherwise; and

               (iv)  the term "Tax Return" means any return, declaration,
                               ----------
report, statement, information statement and other document filed or required to be filed with respect to Taxes.

          (b) Except as set forth in Section 3.14(b) of the Company Disclosure Schedule, the Company and its subsidiaries have duly and timely filed all Tax Returns required to be filed; and such Tax Returns are complete and accurate, in all material respects, and correctly reflect the Tax liability required to be reported thereon. Such Tax Returns do not contain a disclosure statement under
Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law). All Tax Returns provided or made available to Intel are true and correct copies of such Tax Returns actually filed.

          (c) The Company and Tax Affiliates have timely paid all Taxes that have become due and payable, and have adequately provided in the financial statements included in the SEC Reports for all Taxes accrued through the date of such financial statements that were not yet due and payable as of the date thereof; all Taxes of the Company and Tax Affiliates accrued following the end of the most recent period covered by the most recent SEC Reports have been accrued in the ordinary course of business of the Company and Tax Affiliates, are based on normal operations of the Company and Tax Affiliates from the date thereof and are properly reflected in the books and records of the Company and Tax Affiliates. All Taxes that the Company and Tax Affiliates have been or are required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid over to the appropriate Governmental Entity or are accrued, reserved against and entered on the books and records of the Company and Tax Affiliates.

          (d) Except as set forth in Section 3.14(d) of the Company Disclosure Schedule, no claim for assessment or collection of Taxes has been or is presently being asserted against any of the Company or any Tax Affiliate; no rationale underlying a claim for Taxes has been asserted previously by any taxing authority that reasonably could be expected to be asserted in any other period; none of the Company or any Tax Affiliate is (or has been during the last five years) a party to any action, proceeding, audit or investigation by any taxing authority nor does Company or any Tax Affiliate have knowledge of any such threatened action, proceeding, audit or investigation; there are no outstanding agreements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from the Company or any Tax Affiliate for any taxable period; and neither the Company nor any Tax Affiliate is a party to an agreement with, or is subject to any private ruling from, any Governmental Entity with respect to Taxes. The Company has provided to Intel copies of all notices, reports and other documentation received during the last five years from any Governmental Entity with respect to any audit, examination, claim, inquiry or proceeding with respect to Taxes of the Company or any Tax Affiliate. No power of attorney with respect to Taxes is currently in effect.

          (e) Except as set forth in Section 3.14(e) of the Company Disclosure Schedule, neither the Company nor any Tax Affiliate is a party to any agreement, contract, arrangement or plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement or any other change of control of Newco, the Company or any subsidiary, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code (or any comparable provision of state, local or foreign law).

          (f) Except as set forth in Section 3.14(f) of the Company Disclosure Schedule, neither the Company nor any Tax Affiliate is a party to or bound by any obligation under any Tax sharing, Tax allocation, Tax indemnity or similar agreement or arrangement. Other than by reason of withholding Taxes incurred in the ordinary course of business, neither the Company nor any Tax Affiliate is or could be held liable for the Taxes of any other person.

          (g) Except as set forth in Section 3.14(g) of the Company Disclosure Schedule, there is no limitation on the utilization by the Company and Tax Affiliates of net operating losses, built in losses, tax credits or similar items of the Company and Tax Affiliates under Section 382, 383, 384 or 1502 of the Code and the Treasury Regulations thereunder (and comparable provisions of state, local or foreign law).

          (h) Except as set forth in Section 3.14(h) of the Company Disclosure Schedule, neither the Company nor any Tax Affiliate has agreed to, or is required to make, any adjustment under Section 481 of the Code (or any comparable provision of state, local or foreign law) by reason of a change in accounting method, or has any application pending with any Governmental Entity requesting permission for any changes in accounting methods that relate to the business or operations of the Company or Tax Affiliates.

          (i) Neither the Company nor any Tax Affiliate has ever been a member of an affiliated, combined, consolidated unitary or other tax filing group, other than such a group having Company as the common parent. Neither the Company nor any Tax Affiliates is a member or partner of an entity treated as a partnership for purposes of the Code.

          (j) neither the Company nor any Tax Affiliate is a "consenting corporation" within the meaning of Section 341(f)(1) of the Code.

          (k) Neither the Company nor any Tax Affiliate has taken any action not in accordance with past practice that would have the effect of deferring a measure of Tax (including but not limited to income, sales, gross receipts or payroll) from a period (or portion thereof) ending on or prior to the Closing to a period (or portion thereof) beginning after the Closing; and no election has been made with respect to Taxes of the Company or any Tax Affiliate in any Tax Return that has not been provided to Intel. No material item of income or gain of the Company or any Tax Affiliate reported or to be reported for financial reporting purposes in any pre-Closing period is required to be included in taxable income in a post-Closing period.

          (l) No property owned by any of the Company or any Tax Affiliate (i) is property required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) is property described in Section 168(g)(1) of the Code; or (iii) is subject to any provision of state, local or foreign law comparable to any of the provisions listed above.

          (m) Neither the Company nor any Tax Affiliate that is a United States person (as defined in the Code) has engaged in business in any jurisdiction outside of the United States in a manner that would subject person to tax in that jurisdiction; and no Tax Affiliate that is not a United States person (as so defined) has engaged in business in the United States in a manner that would subject such Tax Affiliate to tax in the United States.

          (n) There are no deferred intercompany items or excess loss accounts with respect to the Company or any Tax Affiliates, and there are no elections in effect under the (S)(S) 1.1502-1 et. seq. of the United States Treasury Regulations.

          (o) Each Assumed Option designated as or otherwise purporting to be an incentive stock option has at all times since the issuance of such Assumed Option qualified as an "incentive stock option" as such term is defined in
Section 422 of the Code, and immediately prior to the Effective Time will be held by a person whose exercise of such Assumed Option would be governed by
Section 421(a) of the Code (determined without regard to Section 422(a)(1) of the Code).

          (p) No plan, agreement, arrangement, understanding or intention is or will be in effect that would cause any of the Newco Common Stock or Newco Preferred Stock to be acquired by shareholders of the Company in the Merger not to be taken into account in determining whether the "control" requirement in
Section 351(a) of the Code will be satisfied with respect to the transactions contemplated by this Agreement. Neither the Company, Newco, Transitory nor any of their shareholders has taken any action that would jeopardize the status of the Contribution and the Merger, taken together, as a transaction governed by
Section 351(a) of the Code.

          Section 3.15.  Intellectual Property.
                         ---------------------

          (a) Section 3.15(a) of the Company Disclosure Schedule sets forth, for the Intellectual Property owned, in whole or in part, including jointly with others, by the Company or any of its subsidiaries, a complete and accurate list of all United States and foreign (i) patents and patent applications; (ii) Trademark registrations and applications and material unregistered Trademarks; and (iii) copyright registrations and applications, indicating for each, the applicable jurisdiction, registration number (or application number) and date issued (or date filed). For purposes of this Agreement, "Intellectual Property"
                                                         ---------------------
means: trademarks and service marks (whether registered or unregistered), trade names and designs, together with all goodwill related to the foregoing (collectively, "Trademarks"); patents (including any continuations,
                ----------
continuations in part, renewals and applications for any of the foregoing) (collectively "Patents"); copyrights (including any registrations and
               -------
applications therefor and whether registered or unregistered) (collectively, "Copyrights"); computer software; databases; works of authorship; mask works;
 ----------
technology; trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, user interfaces, customer lists, inventions, discoveries, concepts, ideas, techniques, methods, source codes, object codes, methodologies and, with respect to all of the foregoing, related confidential data or information (collectively, "Trade Secrets").
                                                         -------------

          (b)  Trademarks.
               ----------

               (i) The Company and its subsidiaries have complied with all legal requirements for applying for, registering and maintaining its registered Trademarks.

               (ii) No registered Trademark has been within the last three (3) years or is now involved in any opposition or cancellation proceeding in the United States Patent and Trademark Office. To the Company's knowledge, no such action has been threatened in writing within the one (1)-year period prior to the date of this Agreement.

               (iii) To the Company's knowledge, there has been no prior use of any Trademark of the Company or its subsidiaries by any third party that confers upon said third party superior rights in any such Trademark. No adverse claims have been made or, to the Company's knowledge, threatened against the Trademarks of the Company and its subsidiaries.

               (iv) The Company and its subsidiaries have adequately policed their Trademarks against third party infringement, and the Trademarks registered in the United States have been continuously used by the Company or one of its subsidiaries since the date set forth in, the form appearing in, and in connection with the goods and services listed in, their respective registration certificates or renewal certificates, as the case may be.

          (c)  Patents.  Neither the Company nor any of its subsidiaries has any
               -------
issued Patents.

          (d)  Trade Secrets.  The Company and each of its subsidiaries have
               -------------
taken reasonable steps to protect their respective rights in confidential information and Trade Secrets.

          (e)  Assignment and Protection. The Company and each of its
               -------------------------
subsidiaries enforces a policy of requiring each employee to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms that assign to the Company or such subsidiary, as the case may be, all rights to any Intellectual Property relating to the Company's or such subsidiary's business that is developed by the employee in the course of his or her activities for the Company or any of its subsidiaries or is developed during working hours using the resources of the Company or any such subsidiary, and has obtained from consultants and contractors the appropriate level of intellectual property ownership, protection or other rights sufficient to conduct the business of the Company and its subsidiaries. To the knowledge of the Company, there has been no disclosure by the Company or any subsidiary of confidential information or Trade Secrets except under confidentiality agreements.

          (f)  License Agreements. Section 3.15(f)(i) of the Company Disclosure
               ------------------
Schedule sets forth a complete and accurate list of all license agreements granting to the Company or any of its subsidiaries any right to use or practice any rights under any Intellectual Property other than standard desktop applications that are sold pursuant to "shrink-wrap" licenses (collectively, the "Inbound License Agreements"), indicating for each the title and the parties
 --------------------------
thereto and the amount of any future royalty or license fee payable thereunder.
Section 3.15(f)(ii) of the Company Disclosure Schedule sets forth a complete and accurate list of all license agreements which involved license payments (or the right to license payments) of Fifty Thousand Dollars ($50,000) or more in the year ended January 31, 2000, or are reasonably expected to involve license payments (or the right to license payments) of Fifty Thousand Dollars ($50,000) or more in the year ending January 31, 2001 under which the Company or any of its subsidiaries licenses software or grants other rights in to use or practice any rights under any Intellectual Property (collectively, the "Outbound License
                                                               ----------------
Agreements"), indicating for each the title and the parties thereto. There is no
----------
outstanding or,
to the Company's knowledge, threatened dispute or disagreement with respect to any Inbound License Agreement or any Outbound License Agreement.

          (g)  Ownership; Sufficiency of IP Assets. The Company or one of its
               -----------------------------------
subsidiaries owns or possesses adequate licenses or other rights to use, free and clear of Liens, orders and arbitration awards, all of Intellectual Property used in its business. The Intellectual Property identified in Section 3.15(a) of the Company Disclosure Schedule, together with the Company's and its subsidiaries' unregistered Copyrights and the Company's and such subsidiaries' rights under the licenses granted to the Company or any of its subsidiaries under the Inbound License Agreements, constitute all the material Intellectual Property rights used in the operation of the Company's and its subsidiaries' businesses as they are currently conducted.

          (h)  Protection of IP. The Company has taken reasonable steps to
               ----------------
protect the Intellectual Property of the Company and its subsidiaries.

          (i)  No Infringement by the Company. To the knowledge of the Company,
               ------------------------------
the products and services used, manufactured, marketed, sold or licensed by the Company and its subsidiaries, and all Intellectual Property used in the conduct of the Company's and its subsidiaries' businesses as currently conducted, do not infringe upon, violate or constitute the unauthorized use of any valid and enforceable rights owned or controlled by any third party, including any Intellectual Property of any third party.

          (j)  No Pending or Threatened Infringement Claims. Except as publicly
               --------------------------------------------
disclosed in the Company SEC Reports or in Section 3.15(j) of the Company Disclosure Schedule, no litigation is now or, within the five (5) years prior to the date of this Agreement, was pending and no notice or other claim in writing has been received by the Company within the one (1) year prior to the date of this Agreement, (i) alleging that the Company any of its subsidiaries has engaged in any activity or conduct that infringes upon, violates or constitutes the unauthorized use of the Intellectual Property rights of any third party or
(ii) challenging the ownership, use, validity or enforceability of any Intellectual Property owned or exclusively licensed by or to the Company. No Intellectual Property (x) that is owned by the Company or any of its subsidiaries is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company or any such subsidiary, except as may be specifically provided in any such Inbound License Agreement,
(y) that is the subject of an Outbound License Agreement is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the sale, transfer, assignment or licensing thereof by the Company or any of its subsidiaries to any person or (z) that is the subject of an Inbound License Agreement is subject to any outstanding judgment, decree, order, stipulation or agreement restricting the use thereof by the Company or any of its subsidiaries.

          (k)  No Infringement by Third Parties. Except as publicly disclosed in
               --------------------------------
the Company SEC Reports, to the knowledge of the Company, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned or exclusively licensed by the Company or any of its subsidiaries, and no such claims have been brought against any third party by the Company or any of its subsidiaries.

          (l)  Assignment; Change of Control. Except as set forth in Section
               -----------------------------
3.15(l) of the Company Disclosure Schedule, the execution, delivery and performance by the Company, Newco and Transitory of this Agreement, and the consummation of the transactions contemplated hereby, will not result in the loss or impairment of, or give rise to any right of any third party to terminate or alter, any of the Company's or any of its subsidiaries' rights to own any of its Intellectual Property or their respective rights under any Inbound License Agreement or Outbound License Agreement, nor require the consent of any Governmental Authority or third party in respect of any such Intellectual Property.

          (m)  Software. The Software owned or purported to be owned by the
               --------
Company or any of its subsidiaries was either (i) developed by employees of the Company or any of its subsidiaries within the scope of their employment; (ii) developed by independent contractors who have assigned their rights to the Company or any of its subsidiaries pursuant to written agreements; or (iii) otherwise acquired by the Company or a subsidiary from a third party. Except as set forth in Section 3.15(m) of the Company Disclosure Schedule, the Software does not contain any programming code, documentation or other materials or development environments that embody Intellectual Property rights of any person other than the Company or any of its subsidiaries, except for such materials or development environments obtained by the Company or any of its subsidiaries from other persons who make such materials or development environments generally available on non-discriminatory commercial terms. For purposes of this Section 3.15(m) and Section 4.9(l), "Software" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (iv) all documentation, including user manuals and training materials, relating to any of the foregoing.

          (n)  Performance of Existing Software Products. The Company's and its
               -----------------------------------------
subsidiaries' existing and currently manufactured and marketed Software products listed and described on Section 3.15(n) of the Company Disclosure Schedule perform in all material respects, free of significant bugs, viruses or programming errors, the functions described in any agreed specifications or end user documentation or other information provided to customers of the Company or any of its subsidiaries on which such customers relied when licensing or otherwise acquiring such products.

          (o)  Documentation. The Company and its subsidiaries have taken all
               -------------
actions customary in the software industry to document the Software and its operation, such that the materials comprising the Software, including the source code and documentation, have been written in a clear and professional manner so that they may be understood, modified and maintained in an efficient manner by reasonably competent programmers.

          (p)  Year 2000 Capability.
               --------------------

               (i) Except as set forth in Section 3.15(p) of the Company Disclosure Schedule, all of the Company's and its subsidiaries' products (including products currently under development) have recorded, stored, processed and calculated and presented calendar dates falling on and after December 31, 1999, and will continue to calculate any information dependent on or relating to such dates in the same manner and with the same functionality, data integrity and performance as the products recorded, stored, processed, calculated and presented calendar dates on or before December 31, 1999, or calculated any information dependent on or relating to such dates, except for any failure to satisfy the foregoing the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company (collectively, "Year
                                                                            ----
2000 Capable"). Except as set forth in Section 3.15(p) of the Company Disclosure
------------
Schedule, (i) all of the Company's and its subsidiaries' products did not lose, and will not lose, any significant functionality with respect to the introduction of records containing dates falling on or after December 31, 1999; and (ii) all of the Company's and its subsidiaries' internal computer systems comprised of software, hardware, databases or embedded control systems (microprocessor controlled, robotic or other device) related to the Company's and its subsidiaries' businesses (collectively, a "Business System"), that
                                                   ---------------
constitutes any part of, or is used in connection with the use, operation or enjoyment of, any tangible or intangible asset or real property of the Company and its subsidiaries, including its accounting systems, are Year 2000 Capable. Except as set forth on Section 3.15(p) of the Company Disclosure Schedule, the current versions of the Company's and its subsidiaries' software and all other Intellectual Property may be used after December 31, 1999 such that such Software and Intellectual Property will operate after such time period without error caused by date data that represents or references different centuries or more than one century.

               (ii) Except as set forth on Section 3.15(p) of the Company Disclosure Schedule, the Company's products and the conduct of the Company's business with its customers and suppliers were not impaired by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century, except for any such impairment the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company. Except as set forth on Section 3.15(p) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries incurred expenses arising from or relating to the failure of any of its Business Systems or any products (including all products sold on or prior to the date hereof) as a result of the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000.

          (q)  Third Party NDA. To the knowledge of the Company, neither the
               ---------------
Company nor any subsidiary is a party to, or is bound by, any non-disclosure or similar agreement that is materially different from the Company's standard non-disclosure agreement, a copy of which has previously been delivered by the Company to Intel.

          Section 3.16. Insurance. Except as set forth in Section 3.16 of the
                        ---------
Company Disclosure Schedule, each of the Company and its subsidiaries maintains insurance policies (the "Insurance Policies") against all risks of a character
                         ------------------
and in such amounts as are customarily insured against by similarly situated companies in the same or similar businesses. Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. None of the Insurance Policies will terminate or lapse (or be affected in any other manner that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company) by reason of the transactions contemplated by this Agreement. Each of the Company and its subsidiaries has complied with the provisions of each Insurance Policy under which it is the insured party, except for any non-compliance the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Company's knowledge, indicated any intent to do so or not to renew any such policy. All claims under the Insurance Policies have been filed in a timely fashion.

          Section 3.17. Certain Business Practices. None of the Company, any of
                        --------------------------
its subsidiaries or any directors, officers, agents or employees of the Company or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity,
(ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

          Section 3.18. Product Warranties. Section 3.18 of the Company
                        ------------------
Disclosure Schedule sets forth complete and accurate copies of the written warranties and guaranties by the Company or any of its subsidiaries currently in effect with respect to its products. Except for any of the following the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, there have not been any deviations from such warranties and guaranties, and neither the Company, any of its subsidiaries nor any of their respective salesmen, employees, distributors and agents is authorized to undertake obligations to any customer or to other third parties in excess of such warranties or guaranties. Except for any of the following the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, neither the Company nor any of its subsidiaries has made any oral warranty or guaranty with respect to its products not described on such schedule.

          Section 3.19. Suppliers and Customers. Section 3.19 of the Company
                        -----------------------
Disclosure Schedule sets forth the names of the ten (10) largest customers of the Company and its subsidiaries during the last twelve (12) months ended January 31, 2000 and of each supplier who supplied the Company and its subsidiaries with over Two Hundred Thousand Dollars ($200,000) of supplies during such twelve month period. During the last twelve (12) months, the Company has received no notices of termination or written threats of termination from any such supplier or any such customer.

          Section 3.20. Vote Required. The affirmative vote of the holders of a
                        -------------
majority of the outstanding Shares is the only vote of the Company's capital stock necessary to approve the Merger and adopt this Agreement.

          Section 3.21. Opinion of Financial Advisor. The Company has received a
                        ----------------------------
fairness opinion of Needham & Company, Inc. (the "Financial Advisor"), with
                                                  ----------------
respect to the Combination and such fairness opinion has not, as of the date hereof, been withdrawn, revoked or modified. A true and complete copy of such opinion will be delivered to Intel within three (3) business days of the date hereof.

          Section 3.22.  Brokers. No broker, finder or investment banker (other
                         -------
than the Financial Advisor, a true and correct copy of whose engagement agreement have been provided to Intel) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, Newco or Transitory.

          Section 3.23.  Takeover Statute. With respect to the Combination, no
                         ----------------
restrictions of any "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (each a "Takeover Statute")
                                                           ----------------
are or will be applicable to the Company, the Shares, the Company Preferred Stock or any of the other transactions contemplated by this Agreement.

          Section 3.24.  Representations Complete. None of the representations
                         ------------------------
or warranties made by the Company, Newco and Transitory in this Agreement nor any statement made in any Schedule or certificate furnished by the Company, Newco and Transitory pursuant to this Agreement, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF INTEL

          Intel hereby represents and warrants to the Company, Newco and Transitory, subject to the exceptions set forth in the Disclosure Schedule (the "Intel Disclosure Schedule") delivered to the Company by Intel in accordance
 -------------------------
with Section 5.11 (which exceptions shall specifically identify a Section or subsection, as applicable, to which such exception relates) as follows:

          Section 4.1.   Organization and Qualification.
                         ------------------------------

          (a) Intel is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted.

          (b) Intel is duly qualified or licensed and in good standing to do business in each jurisdiction in which the ownership or operation of any of the Contributed Assets or the nature of the business of the Contributed Assets conducted by Intel makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Contributed Assets. When used in connection with Intel or its subsidiaries, the term "Material Adverse Effect on the Contributed Assets"
                            -------------------------------------------------
means any circumstance, change in, or effect on the Contributed Assets that is, or is reasonably likely in the foreseeable future to be, materially adverse to the operations, financial condition, earnings or results of operations, or the business (financial or otherwise), of the Contributed Assets, taken as a whole; provided, however, that a change in conditions affecting either the internet media services and distribution industry, as a whole, or the text search retrieval industry, as a whole, shall not be deemed to constitute a Material Adverse Effect on the Contributed Assets.

          Section 4.2.   Authority Relative to this Agreement. Intel has all
                         ------------------------------------
necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by Intel, and no other corporate proceedings on the part of Intel are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Intel and, assuming the due authorization, execution and delivery by the Company, Newco and Transitory, constitutes the valid, legal and binding agreement of Intel, enforceable against it in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

          Section 4.3.   Information Supplied. None of the information provided
                         --------------------
or to be provided in writing by Intel specifically for inclusion or incorporation by reference in the Registration Statement (as defined in Section 5.4) or the Proxy Statement (as defined in Section 5.4) will, at the date mailed to stockholders of the Company, at the time of the meeting of stockholders of the Company to be held in connection with the Combination and at the time of issuance of shares of Newco Common Stock to Intel in the Combination, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading.

          Section 4.4.   Consents and Approvals; No Violations. Except for (i)
                         -------------------------------------
filings, permits, authorizations, consents and approvals as may be required under applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, and the HSR Act, (ii) any filings under similar merger notification laws or regulations of foreign Governmental Entities, (iii) the filing of the Certificate of Merger as required by the DGCL and (iv) any filings, permits, authorizations, consents and approvals the nonexistence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Contributed Assets, no filing with or notice to and no permit, authorization, consent or approval of any Governmental Entity is necessary for the execution and delivery by Intel of this Agreement or the consummation by Intel of the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by Intel, nor the consummation by Intel of the transactions contemplated hereby, will (a) conflict with or result in any breach of any provision of the Certificate of Incorporation or bylaws (or similar governing documents) of Intel, (b) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Intel is a party or by which it or any of its properties and assets is bound or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Intel or any of its properties or assets, except, with respect to clauses (b) and (c), for the matters set forth on Section 4.4 of the Intel Disclosure Schedule and for matters the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Contributed Assets.

          Section 4.5.   No Default. Except as set forth in Section 4.5 of the
                         ----------
Intel Disclosure Schedule, Intel is not in breach, default or violation (and no event has occurred that with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Intel is now a party or by which it or any of its properties and assets is bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to Intel or any of its properties or assets, except, with respect to clauses (i), (ii) and (iii) above, for matters the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Contributed Assets.

          Section 4.6.   Litigation. Except as publicly disclosed in the forms,
                         ----------
reports and documents (the "Intel SEC Reports") filed by Intel with the SEC
                            -----------------
since January 1, 1997, or as set forth in Section 4.6 of the Intel Disclosure Schedule, there is no suit, claim, action, arbitration, proceeding or investigation pending or, to the knowledge of Intel, threatened against any of the Contributed Assets before any Governmental Entity or brought by any person that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Contributed Assets or that would reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement beyond the Final Date. Except as publicly disclosed in the Intel SEC Reports, Intel is not subject to any outstanding order, writ, injunction or decree that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Contributed Assets or would reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

          Section 4.7.   Compliance with Applicable Law. Except as publicly
                         ------------------------------
disclosed in the Intel SEC Reports, Intel holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of the business and operation of the Contributed Assets, except for any permits, licenses, variances, exemptions, orders or approvals the non-existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Contributed Assets (the "Intel Permits"). Except as publicly disclosed in the
                         -------------
Intel SEC Reports, Intel is in compliance with the terms of the Intel Permits, except for any non-compliance the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Contributed Assets. Except as publicly disclosed in the Intel SEC Reports, the business and operations of the Contributed Assets have been and are being conducted in compliance with all Applicable Laws, except for any non-compliance the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Contributed Assets. Except as publicly disclosed in the Intel SEC Reports, no investigation or review by any Governmental Entity with respect to the Contributed Assets is pending or, to the knowledge of Intel, threatened, nor, to the knowledge of Intel, has any Governmental Entity indicated an intention to conduct the same.

          Section 4.8.   Intellectual Property.
                         ---------------------

          (a) Section 4.8(a) of the Intel Disclosure Schedule sets forth, for the Intellectual Property included in the Contributed Assets, a complete and accurate list of all United States and foreign (i) patents and patent applications; and (ii) copyright registrations and applications, indicating for each, the applicable jurisdiction, registration number (or application number) and date issued (or date filed).

          (b)  Patents.
               -------

               (i) Intel has complied with all legal requirements for applying for the issuance of and maintaining the grant of Patents included in the Contributed Assets.

               (ii) No Patent included in the Contributed Assets has been or is now involved in any interference, reissue, reexamination or opposing proceeding in the United States Patent and Trademark Office. To Intel's knowledge, no such action has been threatened within the one (1)-year period prior to the date of this Agreement.

          (c)  Trade Secrets. Intel has taken reasonable steps to protect its
               -------------
rights in confidential information and Trade Secrets related to the Contributed Assets.

          (d)  Assignment and Protection. Intel has enforced a policy of
               -------------------------
requiring each employee to execute proprietary information, confidentiality and assignment agreements substantially in Intel's standard forms that assign to Intel all rights to any Intellectual Property included in the Contributed Assets that is developed by the employee in the course of his or her activities for Intel or is developed during working hours using the resources of Intel, and has obtained from consultants and contractors the appropriate level of intellectual property ownership, protection or other rights sufficient to use the Intellectual Property included in the Contributed Assets. To the knowledge of Intel, there has been no disclosure by Intel of confidential information or Trade Secrets related to the Contributed Assets except under confidentiality agreements.

          (e)  License Agreements. Section 4.8(e)(i) of the Intel Disclosure
               ------------------
Schedule sets forth a complete and accurate list of all license agreements under which any of the Enhanced Video Services, the Enhanced Content Services or the Internet Security Services departments of Intel licenses software or grants other rights to use or practice any rights under any Intellectual Property included in the Contributed Assets (collectively, the "Intel Outbound License
                                                       ----------------------
Agreements"), indicating for each the title and the parties thereto. There is no
----------
outstanding or, to Intel's knowledge, threatened dispute or disagreement with respect to any Intel Outbound License Agreement.

          (f)  Ownership. To the knowledge of Intel, Intel owns or possesses
               ---------
adequate licenses or other rights to use, free and clear of Liens, orders and arbitration awards, all of the Intellectual Property included in the Contributed Assets.

          (g)  Protection of IP. Intel has taken reasonable steps to protect the
               ----------------
Intellectual Property included in the Contributed Assets.

          (h)  No Infringement by Intel. To the knowledge of Intel, the products
               ------------------------
and services used, manufactured, marketed, sold or licensed in connection with the Contributed Assets, and all Intellectual Property included in the Contributed Assets, do not infringe upon, violate or constitute the unauthorized use of any valid and enforceable rights owned or controlled by any third party, including any Intellectual Property of any third party.

          (i)  No Pending or Threatened Infringement Claims. No litigation is
               --------------------------------------------
now or, within the five (5) years prior to the date of this Agreement, was pending and no notice or other claim in writing has been received by Intel within the one (1) year prior to the date of this Agreement, (i) alleging that the use by Intel of the Intellectual Property included in the Contributed Assets infringes upon, violates or constitutes the unauthorized use of the Intellectual Property rights of any third party or (ii) challenging the ownership, use, validity or enforceability of any Intellectual Property included in the Contributed Assets. Except as disclosed in Section 4.8(i) of the Intel Disclosure Schedule, no Intellectual Property included in the Contributed Assets
(y) is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by Intel, or (z) is the subject of an Outbound License Agreement and is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the sale, transfer, assignment or licensing thereof by Intel to any person.

          (j)  No Infringement by Third Parties. To the knowledge of Intel, no
               --------------------------------
third party is misappropriating, infringing, diluting or violating any Intellectual Property included in the Contributed Assets, and no such claims have been brought against any third party by Intel.

          (k)  Assignment; Change of Control. Except as set forth in Section
               -----------------------------
4.8(k) of the Intel Disclosure Schedule, the execution, delivery and performance by Intel of this Agreement, and the consummation of the transactions contemplated hereby, will not result in the loss or impairment of, or give rise to any right of any third party to terminate or alter, any of Intel's rights to own any of the Intellectual Property included in the Contributed Assets or its rights under any Outbound License Agreement, nor require the consent of any Governmental Authority or third party in respect of any such Intellectual Property.

          (l)  Software. The Software purported to be included in the
               --------
Contributed Assets was either (i) developed by employees of Intel within the scope of their employment; (ii) developed by independent contractors who have assigned their rights to Intel or any of its subsidiaries pursuant to written agreements; or (iii) otherwise acquired by Intel or a subsidiary from a third party. Except as set forth in Section 4.8(l) of the Intel Disclosure Schedule, the Software included in the Contributed Assets does not contain any programming code, documentation or other materials or development environments that embody Intellectual Property rights of any person other than Intel, except for such materials or development environments obtained by Intel from other persons who make such materials or development environments generally available on non-discriminatory commercial terms.

          (m)  Performance of Existing Software Products. The existing and
               -----------------------------------------
currently manufactured and marketed Software products listed and described on
Section 4.8(m) of the Intel Disclosure Schedule and included in the Contributed Assets perform in all material respects, free of significant bugs, viruses or programming errors, the functions described in any agreed specifications or end user documentation or other information provided to customers of Intel on which such customers relied when licensing or otherwise acquiring such products.

          (n)  Documentation. Intel has taken all actions customary in the
               -------------
software industry to document the Software included in the Contributed Assets and its operation, such that the materials comprising the Software included in the Contributed Assets, including the source code and documentation, have been written in a clear and professional manner so that they may be understood, modified and maintained in an efficient manner by reasonably competent programmers.

          (o)  Year 2000 Capability.
               --------------------

               (i) Except as set forth in Section 4.8(o) of the Intel Disclosure Schedule, all products included in the Contributed Assets (including products currently under development) have recorded, stored, processed and calculated and presented calendar dates falling on and after December 31, 1999, and will continue to calculate any information dependent on or relating to such dates in the same manner and with the same functionality, data integrity and performance as the products recorded, stored, processed, calculated and presented calendar dates on or before December 31, 1999, or calculated any information dependent on or relating to such dates, except for any failure to satisfy the foregoing the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Intel. Except as set forth in Section 4.8(o) of the Intel Disclosure Schedule, all products included in the Contributed Assets did not lose, and will not lose, any significant functionality with respect to the introduction of records containing dates falling on or after December 31, 1999. Except as set forth on Section 4.8(o) of the Intel Disclosure Schedule, the current versions of the Software and all other Intellectual Property included in the Contributed Assets may be used after December 31, 1999 such that such Software and Intellectual Property will operate after such time period without error caused by date data that represents or references different centuries or more than one century.

               (ii) Except as set forth on Section 4.8(o) of the Intel Disclosure Schedule, the products included in the Contributed Assets were not adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century.

          (p)  Foundry Relationships. The Contributed Assets do not include any
               ---------------------
(i) foundry relationship, wafer or digital signal processor manufacturing and fabricating agreement, understanding or commitment, or (ii) integrated circuit die or device purchase, supply or service agreement, understanding or commitment, whether written or oral.

          Section 4.9.   Product Warranties. Section 4.9 of the Intel Disclosure
                         ------------------
Schedule sets forth complete and accurate copies of the written warranties and guaranties by Intel currently in effect with respect to products included in the Contributed Assets. Except for any of the following the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Contributed Assets, there have not been any deviations from such warranties and guaranties, and neither Intel nor any of its salesmen, employees, distributors and agents is authorized to undertake obligations to any customer or to other third parties in excess of such warranties or guaranties. Except for any of the following the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Contributed Assets, Intel has not made any oral warranty or guaranty with respect to the products included in the Contributed Assets not described on such schedule.

          Section 4.10.  Suppliers and Customers. Section 4.10 of the Intel
                         -----------------------
Disclosure Schedule sets forth the names of the ten (10) largest customers of the business of the Contributed Assets during the last twelve (12) months ended January 31, 2000 and of each supplier who supplied the business of the Contributed Assets with over Two Hundred Thousand Dollars ($200,000) of supplies during such twelve month period. During the last twelve (12) months, Intel has received no notices of termination or written threats of termination from any such supplier or such customer.

          Section 4.11.  Brokers. No broker, finder or investment banker is
                         -------
entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Intel.

          Section 4.12.  Representations Complete. None of the representations
                         ------------------------
or warranties made by Intel in this Agreement nor any statement made in any Schedule or certificate furnished by Intel pursuant to this Agreement, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE 5

                                   COVENANTS

          Section 5.1.   Conduct of Business of the Company. Except as
                         ----------------------------------
contemplated by this Agreement or as described in Section 5.1 of the Company Disclosure Schedule, during the period from the date hereof to the Effective Time, the Company will and will cause each of its subsidiaries to (a) conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, and (b) use all commercially reasonable efforts to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers, distributors, lessors, creditors, employees, contractors and others having business dealings with it with the intention that its goodwill and ongoing businesses shall not be materially impaired at the Effective Time. Notwithstanding the foregoing, during the period from the date hereof to the Effective Time, the Company will cause each of Newco and Transitory to take no action other than actions taken in furtherance of the Combination as contemplated by this Agreement. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or in
Section 5.1 of the Company Disclosure Schedule, prior to the Effective Time, neither the Company nor any of its subsidiaries shall, without the prior written consent of Intel:

          (a) amend its Certificate of Incorporation or bylaws (or other similar governing instrument);

          (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other debt or equity securities or equity equivalents (including any stock options or stock appreciation rights) except for the issuance and sale of Shares pursuant to Company Stock Options outstanding on the date hereof, grants of shares of Company Stock Options consistent with Section 5.15, the issuance of shares of Newco Common Stock and Newco Non-Voting Common Stock pursuant to the Contribution and the grant of Newco Stock Options;

          (c) other than as required under the Company's Certificate of Designation with respect to dividends payable with respect to the Company Preferred Stock, split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any of its subsidiaries, except as may be required under the terms of any Company Stock Option;

          (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the Combination);

          (e) alter through merger, liquidation, reorganization, restructuring or any other fashion the structure of any subsidiary;

          (f) (i) incur or assume any long-term or short-term debt or issue any debt securities except, in each case, for borrowings under existing lines of credit in the ordinary course of business, or modify or agree to any amendment of the terms of any of the foregoing; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except for obligations of subsidiaries of the Company incurred in the ordinary course of business consistent with past practice, other than third-party guarantees and lease agreements not to exceed One Hundred Fifty Thousand Dollars ($150,000) individually or Five Hundred Thousand Dollars ($500,000) in the aggregate; (iii) make any loans, advances or capital contributions to or investments in any other person (other than to subsidiaries of the Company or customary loans or advances to employees in each case in the ordinary course of business consistent with past practice); (iv) pledge or otherwise subject to any Lien shares of capital stock of the Company or any of its subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

          (g) except as may be required by Applicable Law, enter into, adopt or amend or terminate any Compensation and Benefit Plan in any manner or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Compensation and Benefit Plan as in effect as of the date hereof (including the granting of stock appreciation rights or performance units), except in accordance with Section 5.15 and except for salary increases to employees in the ordinary course of business consistent with past practice and intended to incentivize employees to remain employed by the Company, provided that no such salary increase shall be in excess of the greater of Twenty-Five Thousand Dollars ($25,000) or twenty percent (20%) of the employee's current salary;

          (h) grant any severance or termination pay to any director, officer, employee or consultant, except (i) payments made pursuant to written agreements outstanding on the date, (ii) payments, with respect to any person identified as a Named Company Employee on Exhibit I-1 hereto, for no more than nine (9) months of salary, and with respect to any person identified as an Other Company Employee on Exhibit I-2 hereto, for no more than six (6) months of salary, and
            -----------
(iii) as required by applicable federal, state or local law or regulations;

          (i) exercise its discretion or otherwise voluntarily accelerate the vesting of any Company Stock Option as a result of the Combination, any other "change in control" of the Company (as defined in the Company Plans) or otherwise.

          (j) (i) sell, lease, license, transfer or otherwise dispose of any material assets in any single transaction or series of related transactions (including in any transaction or series of related transactions having a fair market value in excess of Two Hundred Fifty Thousand Dollars ($250,000) individually or One Million Dollars ($1,000,000) in the aggregate), other than sales of its products and licenses of software in the ordinary course of business consistent with past practices, (ii) enter into any license, reseller, distribution, marketing, sales or other agreement that either (A) provides for an exclusive relationship or arrangement or (B) provides for the annual payment by the Company, or the obligation of the Company to perform services or deliver products, in excess of Two Hundred Fifty Thousand Dollars ($250,000), or sell, transfer or otherwise dispose of any Intellectual Property, or (iii) license any source code to any third party;

          (k) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles, practices or methods used by it;

          (l) revalue in any material respect any of its assets, including writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business consistent with past practice or as required by generally accepted accounting principles;

          (m) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other person or division thereof or any equity interest therein; (ii) enter into any contract or agreement that would be material to the Company and its subsidiaries, taken as a whole; (iii) amend, modify or waive any right under any contract of the Company or any of its subsidiaries, except to the extent such amendment, modification or waiver would not reasonably be expected to have a Material Adverse Effect on the Company; (iv) modify its standard warranty terms for its products or amend or modify any product warranties in effect as of the date hereof in any manner that is adverse to the Company or any of its subsidiaries, except to the extent such modification or amendment would not reasonably be expected to have a Material Adverse Effect on the Company; (v) authorize any new capital expenditure or expenditures that are not set forth in
Section 5.1(m)(v) of the Company Disclosure Schedule and that are in excess of Two Hundred Fifty Thousand Dollars ($250,000) individually or One Million Dollars ($1,000,000) in the aggregate; or (vi) acquire any other asset or related group of assets, or make any investment other than cash investments, made in the ordinary course of business and in accordance with the Company's past cash management practices, in a single transaction or series of related transactions with a cost in excess of One Hundred Thousand Dollars ($100,000), provided that in no event shall the aggregate of all acquisitions and investments exceed Five Hundred Thousand Dollars ($500,000);

          (n) make any material Tax election, settle or compromise any material income Tax liability, amend any Tax Return or permit any insurance policy naming it as a beneficiary or loss-payee to expire, or to be canceled or terminated, unless a comparable insurance policy reasonably acceptable to Intel is obtained and in effect;

          (o) fail to file any Tax Returns when due (or, alternatively, fail to file for available extensions) or fail to cause such Tax Returns when filed to be complete and accurate in all material respects;

          (p)  fail to pay any Taxes or other material debts when due;

          (q) settle or compromise any pending or threatened suit, action or claim that (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which would involves more than Two Hundred Fifty Thousand Dollars ($250,000) or that would otherwise be material to the Company or that relates to any Intellectual Property matters;

          (r) take any action or fail to take any action that would reasonably be expected to (i) limit the utilization of any of the net operating losses, built-in losses, tax credits or other similar items of the Company or its subsidiaries under Section 382, 383, 384 or 1502 of the Code and the Treasury Regulations thereunder, or (ii) cause any transaction in which the Company or any of its subsidiaries was a party that was intended to be treated as a reorganization under Section 368(a) of the Code to fail to qualify as a reorganization under Section 368(a) of the Code; or

          (s) take or agree in writing or otherwise to take any of the actions described in Sections 5.1(a) through 5.1(r) (and it shall use all reasonable efforts not to take any action that would make any of the representations or warranties of the Company, Newco or Transitory contained in this Agreement untrue or incorrect).

          Section 5.2.   Conduct of Business Related to the Contributed Assets.
                         -----------------------------------------------------
Except as contemplated by this Agreement or as described in Section 5.2 of the Intel Disclosure Schedule, during the period from the date hereof to the Effective Time, Intel will (a) conduct the operation of the business of the Contributed Assets in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, and (b) use all commercially reasonable efforts to preserve intact the current business organizations solely related to the Contributed Assets, keep available the service of the officers and employees currently employed solely with respect to the Contributed Assets and preserve its relationships with customers, suppliers, distributors, lessors, creditors, employees, contractors and others having business dealings with the business of the Contributed Assets with the intention that the goodwill and ongoing business of the Contributed Assets shall not be materially impaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or in
Section 5.2 of the Intel Disclosure Schedule, prior to the Effective Time, Intel shall not, without the prior written consent of the Company:

          (a) mortgage or pledge any material asset included in the Contributed Assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

          (b) sell, lease, license, transfer or otherwise dispose of any material portion of the Contributed Assets in any single transaction or series of related transactions (including in any transaction or series of related transactions having a fair market value in excess of Two Hundred Fifty Thousand Dollars ($250,000) individually or One Million Dollars ($1,000,000) in the aggregate), other than sales of its products and licenses of software in the ordinary course of business consistent with past practices, (ii) enter into any exclusive license, distribution, marketing, sales or other agreement with respect to the Contributed Assets or sell, transfer or otherwise dispose of any Intellectual Property included in the Contributed Assets, or (iii) license any source code included in the Contributed Assets to any third party;

          (c) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles, practices or methods used by any business unit or division constituting a part of the Contributed Assets;

          (d) revalue in any material respect any of the Contributed Assets, including writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business consistent with past practice or as required by generally accepted accounting principles;

          (e) (i) enter into any contract or agreement that would be material to the Contributed Assets, taken as a whole; (ii) amend, modify or waive any right under any material contract included in the Contributed Assets; (iii) modify the standard warranty terms for the products included in the Contributed Assets or amend or modify any product warranties in effect with respect to any portion of the Contributed Assets as of the date hereof in any material manner that is adverse to the Contributed Assets; or (iv) authorize any new capital expenditure or expenditures with respect to the Contributed Assets that are not set forth in Section 5.2(e)(i) of the Intel Disclosure Schedule and that are in excess of Two Hundred Fifty Thousand Dollars ($250,000) individually or One Million Dollars ($1,000,000) in the aggregate, except to the extent such capital expenditure or expenditures would not reasonably be expected to have a Material Adverse Effect on the Contributed Assets;

          (f) permit any insurance policy covering any of the Contributed Assets to expire, or to be canceled or terminated, unless a comparable insurance policy reasonably acceptable to the Company is obtained and in effect;

          (g) settle or compromise any pending or threatened suit, action or claim that (i) relates to the transactions contemplated hereby or (ii) would be material to the Contributed Assets or that relates to any Intellectual Property included in the Contributed Assets; or

          (h) take or agree in writing or otherwise to take any of the actions described in Sections 5.2(a) through 5.2(h) (and Intel shall use all reasonable efforts not to take any action that would make any of the representations or warranties of Intel contained in this Agreement untrue or incorrect).

          Section 5.3.   No Solicitation or Negotiation.
                         ------------------------------

          (a) The Company, its subsidiaries and other affiliates and their respective officers and other employees with managerial responsibilities, directors, representatives (including the Financial Advisor or any other investment banker and any attorneys and accountants and agents shall immediately cease any discussions or negotiations with any other persons with respect to any Third Party Acquisition (as defined in Section 5.3(c)). The Company also agrees promptly to request each person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring (whether by merger, acquisition of stock or assets or otherwise) the Company or any of its subsidiaries or any of their respective assets, if any, to the extent such confidentiality agreement remains in effect, to return all confidential information heretofore furnished to such person by or on behalf of the Company or any of its subsidiaries. None of the Company nor any of its subsidiaries and other affiliates shall, nor shall the Company authorize or permit any of its or their respective officers, directors, employees, representatives or agents to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to any person or group (other than Intel or any designees of Intel) concerning any Third Party Acquisition; provided, however, that if the Board of Directors of the Company determines in good faith, after consultation with and taking into account the advice of outside legal counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under the DGCL as such duties would exist in the absence of this Section 5.3, the Company may, in response to a proposal or offer for a Third Party Acquisition that was not solicited and that the Board of Directors of the Company determines, based on consultation with the Company Financial Advisor, is from a Third Party that is capable of consummating a Superior Proposal and only for so long as the Board of Directors so determines that its actions are likely to lead to a Superior Proposal, (i) furnish information only of the type and scope with respect to the Company that the Company provided to Intel prior to the date hereof to any such person pursuant to a customary confidentiality agreement as was executed by Intel prior to the execution of this Agreement and (ii) participate in the discussions and negotiations regarding such proposal or offer;

provided, further, nothing herein shall prevent the Company Board from taking and disclosing to the Company's stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender or exchange offer. The Company shall promptly (and in any event within one business day after becoming aware thereof) (i) notify Intel in the event the Company or any of its subsidiaries and other affiliates or any of their respective officers, directors, employees and agents receives any proposal or inquiry concerning a Third Party Acquisition, including the terms and conditions thereof and the identity of the party submitting such proposal, and any request for confidential information in connection with a potential Third Party Acquisition,
(ii) provide a copy of any written agreements, proposals or other materials the Company receives from any such person or group (or its representatives), and
(iii) advise Intel from time to time of the status, at any time upon Intel's request, and promptly following any developments concerning the same.

          (b) Except as set forth in this Section 5.3(b), the Company Board shall not, subject to its fiduciary obligations, withdraw or modify its recommendation of the transactions contemplated hereby and shall not approve or recommend, or cause or permit the Company to enter into any agreement or obligation with respect to, any Third Party Acquisition. Notwithstanding the foregoing, if the Company Board by a majority vote determines in its good faith judgment, after consultation with and taking into account the advice of outside legal counsel, that it would be required to do so in order to comply with its fiduciary duties to the Company's stockholders under the DGCL if the Company Board could unilaterally terminate the Agreement, the Company Board may withdraw its recommendation of the transactions contemplated hereby or approve or recommend a Superior Proposal, but in each case only (i) after providing written notice to Intel (a "Notice of Superior Proposal") advising Intel that the
                    ---------------------------
Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person or group making such Superior Proposal and (ii) if Intel does not, within five (5) business days after Intel's receipt of the Notice of Superior Proposal, make an offer that the Company Board by a majority vote determines in its good faith judgment (based on the advice of the Financial Advisor or another financial advisor of nationally recognized reputation) to be at least as favorable to the Company's stockholders as such Superior Proposal; provided, however, that the Company shall not be entitled to enter into any agreement with respect to a Superior Proposal unless and until this Agreement is terminated pursuant to
Section 7.1 and the Company has paid all amounts due to Intel pursuant to
Section 7.3. Any disclosure that the Company Board may be compelled to make with respect to the receipt of a proposal for a Third Party Acquisition or otherwise in order to comply with its fiduciary duties or Rule 14d-9 or 14e-2 will not constitute a violation of this Agreement if such disclosure states that no action will be taken by the Company Board in violation of this Section 5.3(b).

          (c)  For purposes of this Agreement, "Third Party Acquisition" means
                                                -----------------------
the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Intel or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of
                      -----------
twenty percent (20%) or more of the assets of the Company and its subsidiaries, taken as a whole; (iii) the acquisition by a Third Party of twenty percent (20%) or more of the outstanding Shares; (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by the Company or any of its subsidiaries of more than twenty percent (20%) of the outstanding Shares; or (vi) the acquisition (or any group of acquisitions) by the Company or any of its subsidiaries by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any business (or businesses) whose annual revenues, net income or assets is equal or greater than twenty percent (20%) of the annual revenues, net income or assets of the Company, respectively. For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal (1) to
                   -----------------
acquire, directly or indirectly, for consideration consisting solely of cash and/or securities, all of the Shares then outstanding, all or substantially all of the assets, of the Company, or newly issued securities of the Company (or its successor) representing at least 60% of the equity of the Company (or its successor), giving effect to the issuance of such securities, (2) that is fully-financed and contains terms that the Company Board by a majority vote determines in its good faith judgment (based, as to the financial terms, on the written advice of the Financial Advisor or another financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Combination, (3) that the Company Board by a majority vote determines in its good faith judgment (following and based on consultation with the Financial Advisor or another financial advisor of nationally recognized reputation and its legal and other advisors) to be reasonably capable of being completed (taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal), (4) that does not contain a "right of first refusal" or "right of first offer" with respect to any counter-proposal that Intel might make and (5) that does not contain any financing or "due diligence" condition.

          Section 5.4.   Preparation of Registration Statement and Proxy
                         -----------------------------------------------
Statement. As promptly as practicable following the date of this Agreement, the
---------
Company and Newco shall prepare and file with the SEC under the Securities Act and the Exchange Act and shall use all reasonable efforts to have cleared by the SEC, a proxy statement/prospectus or information statement/prospectus, as appropriate (the "Proxy Statement"), with respect to the Meeting, including a
                  ---------------
registration statement (together with any amendments thereto, the "Registration
                                                                   ------------
Statement") for the purpose of registering the shares of Newco Common Stock and
---------
Newco Non-Voting Common Stock to be issued in connection with the Combination; provided, however that, prior to any filing, Newco or the Company shall deliver a copy of any proposed filing (including any amendments thereto) to Intel and provide Intel with a reasonable time period in which to review and comment upon such filings, it being agreed that the Company and Newco will not make any such filings without the prior consent of Intel, such consent not to be unreasonably withheld. As promptly as practicable after the Proxy Statement has been cleared by the SEC and the Registration Statement has been declared effective, the Company and Newco shall mail the Proxy Statement to the stockholders of the Company as of the record date for the Meeting. Newco shall take such action as may be required to be taken under applicable state securities or "blue sky" laws in connection with issuance of the shares of Newco Common Stock and Newco Preferred Stock to be issued in connection with the Combination; provided that Newco shall not be required to become qualified as a foreign corporation in any jurisdiction. The Proxy Statement shall, subject to the provisions of Section 5.3(b), include the recommendation of the Company Board that stockholders of the Company vote in favor of the Combination, the approval of the 2000 Newco Stock Option Plan and the other transactions contemplated herein that require such adoption and approval in connection with the Combination, and the written opinion of the Financial Advisor that the consideration to be received by the stockholders of the Company in connection with the Combination is fair to such stockholders from a financial point of view.

          Section 5.5.   Certain Filings; Reasonable Efforts.
                         -----------------------------------

          (a)  Subject to the terms and conditions herein provided, including
Section 5.3(b), each of the parties hereto agrees to use all reasonable efforts to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable under Applicable Law to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to do the following: (i) cooperate in the preparation and filing of the Registration Statement, the Proxy Statement and any amendments thereto, any filings that may be required under the HSR Act and any filings under similar merger notification laws or regulations of foreign Governmental Entities; (ii) obtain consents of all third parties and Governmental Entities necessary, proper, advisable or reasonably requested by Intel or the Company, for the consummation of the transactions contemplated by this Agreement; (iii) contest any legal proceeding relating to the Combination; and (iv) execute any additional instruments necessary to consummate the transactions contemplated hereby. Intel and the Company each agree to use all reasonable efforts to encourage its employees to accept offers of employment, if any, extended by Newco or the Surviving Corporation. If at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement the proper officers and directors of each party hereto shall take all such necessary action.

          (b) Intel and the Company will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, letters, white papers, memoranda, briefs, arguments, opinions or proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other foreign, federal, or state antitrust, competition, or fair trade law. In this regard but without limitation, each party hereto shall promptly inform the other of any material communication between such party and the Federal Trade Commission, the Antitrust Division of the United States Department of Justice, or any other federal, foreign or state antitrust or competition Governmental Entity regarding the transactions contemplated herein.

          (c) Intel and the Company each shall, upon request by the other, furnish the other with all information concerning itself, its subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Combination or any statement, filing, notice or application made by or on behalf of Intel or the Company or any of their respective subsidiaries to any third party and/or Governmental Entity in connection with the Combination.

          (d) Intel and the Company each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Intel or the Company, as the case may be, or any of its subsidiaries, from any third party and/or any Governmental Entity with respect to the Combination.

          Section 5.6.   Meeting of Stockholders.
                         -----------------------

          (a) The Company shall take all actions necessary in accordance with the DGCL, its Certificate of Incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable to consider and vote upon the adoption and approval of the Combination, the approval of the 2000 Newco Stock Option Plan and the other transactions contemplated herein that require such adoption and approval in connection with the Combination (the "Meeting"). The stockholder vote required for the adoption
                      -------
and approval of the Combination and such other transactions shall be the vote required by the DGCL, the Company's Certificate of Incorporation and bylaws. The Company will, through the Company Board, recommend to its stockholders approval of such matters, subject to the provisions of Section 5.3(b). Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone (i) the Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the Company's stockholders in advance of a vote on the Combination or such other transactions or (ii) the time for which the Meeting is originally scheduled (as set forth in the Proxy Statement), if there are insufficient Shares represented, either in person or by proxy, to constitute a quorum necessary to conduct the business of the Meeting.

          (b) Intel agrees to vote in favor of the Combination, and all such other transactions, all Shares, if any, owned by it.

          Section 5.7.   Access to Information.
                         ---------------------

          (a) Between the date hereof and the Effective Time, upon reasonable notice and subject in each instance to the requirements of Applicable Law, the Company will give Intel and its authorized representatives access to all employees, plants, offices, warehouses and other facilities and to all books and records of the Company and its subsidiaries as Intel may reasonably require, and will cause its officers and those of its subsidiaries to furnish Intel with such financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries as Intel may from time to time reasonably request.

          (b) Between the date hereof and the Effective Time, the Company shall furnish to Intel (i) within two (2) business days following preparation thereof (and in any event within twenty (20) business days after the end of each calendar month, commencing with May 2000), an unaudited consolidated balance sheet as of the end of such month and the related consolidated statements of earnings, stockholders' equity and cash flows, without notes to such consolidated financial statements, (ii) within two (2) business days following preparation thereof (and in any event within twenty (20) business days after the end of each fiscal quarter) an unaudited consolidated balance sheet as of the end of such quarter and the related consolidated statements of earnings, stockholders' equity and cash flows for the quarter then ended, with condensed notes to such consolidated financial statements, and (iii) within two (2) business days following preparation thereof (and in any event within ninety (90) calendar days after the end of each fiscal year) an audited consolidated balance sheet as of the end of such year and the related consolidated statements of earnings, stockholders' equity (deficit) and cash flows, all of such consolidated financial statements referred to in clauses (i), (ii) and (iii) to be prepared in accordance with generally accepted accounting principles in conformity with the practices consistently applied by the Company with respect to such consolidated financial statements. All the foregoing shall be in accordance with the books and records of the Company and its subsidiaries and shall fairly present the consolidated financial position of the Company and its subsidiaries (taking into account the differences between the monthly, quarterly and annual financial statements prepared by the Company in conformity with its past practices) as of the last day of the period then ended.

          (c) Between the date hereof and the Effective Time, upon reasonable notice and subject in each instance to the requirements of Applicable Law, Intel will give the Company and its authorized representatives, to the extent any of the following are included in the Contributed Assets, access to all employees, plants, offices, warehouses and other facilities and to all books and records as the Company may reasonably request, and will cause its officers to furnish the Company with such financial and operating data and other information with respect to the Contributed Assets as the Company may from time to time reasonably request.

          (d) Between the date hereof and the Effective Time, Intel shall furnish to the Company, within two (2) business days following preparation thereof (and in any event within twenty (20) business days after the end of each calendar month, commencing with May 2000), the management accounting reports prepared with respect to the departments that constitute part of the Contributed Assets.

          (e) Each of the parties hereto will hold, and will cause its consultants and Advisors to hold, in confidence all documents and information furnished to it by or on behalf of another party to this Agreement in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Standard Non-Disclosure Agreement entered into between the Company and Intel dated December 10, 1999 (the "Confidentiality Agreement").
                                        -------------------------

          Section 5.8.   Public Announcements. None of Intel, Newco, Transitory
                         --------------------
nor the Company shall issue any press release or otherwise make any public statements with respect to the Combination, or any Third Party Acquisition, without the prior consent of Intel (in the case of the Company, Newco or Transitory) or the Company (in the case of Intel), except (i) as may be required by Applicable Law, or by the rules and regulations of, or pursuant to any agreement with, the Nasdaq National Market, (ii) following a change, if any, of the Company Board's recommendation of the Combination in accordance with Section 5.3(b) or (iii) only in the case of a release or statement relating to a Third Party Acquisition, if the Company Board has been advised by outside legal counsel that a press release or other public statement is required by Applicable Law. The first public announcement of the Combination shall be a joint press release agreed upon by Intel and the Company.

          Section 5.9.   Indemnification and Directors' and Officers' Insurance.
                         ------------------------------------------------------

          (a) From and after the Effective Time, Newco shall indemnify, defend and hold harmless (and shall also advance expenses as incurred to the fullest extent permitted under Applicable Law to) each person who is now or has been prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any of the Company's subsidiaries (the "Indemnified Persons") against (i) all
                                    -------------------
losses, claims, damages, costs, expenses (including counsel fees and expenses), settlement, payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was an officer or director of the Company or any of its subsidiaries, whether or not pertaining to any matter existing or occurring at or prior to the Effective Time and whether or not asserted or claimed prior to or at or after the Effective Time ("Indemnified Liabilities"); and (ii) all Indemnified Liabilities
                 -----------------------
based in whole or in part on or arising in whole or in part out of or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent required or permitted under Applicable Law. Nothing contained herein shall make Intel, Newco, the Company or Transitory an insurer, a co-insurer or an excess insurer in respect of any insurance policies which may provide coverage for Indemnified Liabilities, nor shall this Section 5.9 relieve the obligations of any insurer in respect thereto. The parties hereto intend, to the extent not prohibited by Applicable Law, that the indemnification provided for in this Section 5.9, including the advancement of expenses upon the demand of any Indemnified Person, shall apply without limitation to negligent acts or omissions by an Indemnified Person. Each Indemnified Person is intended to be a third party beneficiary of this Section 5.9 and may specifically enforce its terms. This Section 5.9 shall not limit or otherwise adversely affect any rights any Indemnified Person may have under any agreement with the Company or under the Company's Certificate of Incorporation or bylaws as presently in effect or as provided by Delaware law.

          (b) From and after the Effective Time, Newco shall, or shall cause the Surviving Corporation to, fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers as of or prior to the date hereof (or indemnification agreements in the Company's customary form for directors joining the Company Board prior to the Effective Time) and any indemnification provisions under the Company's certificate of incorporation or bylaws as in effect immediately prior to the Effective Time.

          (c) For a period of six (6) years after the Effective Time, Newco will maintain or cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who, as of immediately prior to the Effective Time, are covered by the Company's directors' and officers' liability insurance policy (the "Insured Parties") on
                                                          ---------------
terms no less favorable to the Insured Parties than those of the Company's present directors' and officers' liability insurance policy; provided, however, that in no event shall Newco or the Surviving Corporation be required to expend on an annual basis in excess of 300% of the annual premium currently paid by the Company for such coverage (or such coverage as is available for 300% of such annual premium); provided further, that, in lieu of maintaining such existing insurance as provided above, Newco, at its election, may cause coverage to be provided under any policy maintained for the benefit of Newco or any of its subsidiaries, so long as the terms are not materially less advantageous to the intended beneficiaries thereof than such existing insurance.

          (d) For a period ending on the later of (i) the sixth anniversary of the Effective Time or (ii) the date upon which Intel beneficially owns less than twenty percent (20%) of the Newco Common Stock and the Newco Non-Voting Common Stock, considered as a single class, then outstanding, Newco will maintain directors' and officers' liability insurance covering its directors and officers, which insurance shall be on terms, and in such amounts, as are substantially similar to those provided for in the Company's current directors' and officers' liability insurance policies.

          Section 5.10.  Notification of Certain Matters. The Company shall give
                         -------------------------------
prompt notice to Intel, and Intel shall give prompt notice to the Company, of
(i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which has caused or would be likely to cause any representation or warranty contained in this Agreement by such first party to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure by such first party to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.10 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          Section 5.11.  Additions to and Modification of Disclosure Schedules.
                         -----------------------------------------------------

          (a) Concurrently with the execution and delivery of this Agreement, the Company, Newco and Transitory have delivered a Company Disclosure Schedule that includes all of the information required by the relevant provisions of this Agreement. In addition, the Company, Newco and Transitory shall deliver to Intel such additions to or modifications of any Sections of the Company Disclosure Schedule necessary to make the information set forth therein true, accurate and complete in all material respects as soon as practicable after such information is available to the Company, Newco or Transitory after the date of execution and delivery of this Agreement; provided, however, that such disclosure shall not be deemed to constitute an exception to their respective representations and warranties under Article 3, nor limit the rights and remedies of Intel under this Agreement for any breach by the Company, Newco and Transitory of such representation and warranties.

          (b) Concurrently with the execution and delivery of this Agreement, Intel has delivered a Intel Disclosure Schedule that includes all of the information required by the relevant provisions of this Agreement. In addition, Intel shall deliver to the Company such additions to or modifications of any Sections of the Intel Disclosure Schedule necessary to make the information set forth therein true, accurate and complete in all material respects as soon as practicable after such information is available to Intel after the date of execution and delivery of this Agreement; provided, however, that such disclosure shall not be deemed to constitute an exception to Intel's representations and warranties under Article 4, nor limit the rights and remedies of the Company, Newco and Transitory under this Agreement for any breach by Intel of such representation and warranties.

          Section 5.12.  Employee Matters.
                         ----------------

          (a) Newco will assume and honor, in accordance with their terms, and make required payments when due under, all Benefit Plans maintained or contributed to by the Company or any subsidiary or to which the Company or any subsidiary is a party (including but not limited to employment, incentive and severance agreements and arrangements), that are applicable with respect to any employee, director or stockholder of the Company or any subsidiary (whether current or former) or their beneficiaries; provided, however, that the foregoing shall not preclude Newco from amending or terminating any such Benefit Plan in accordance with its terms.

          (b) With respect to any welfare plans in which employees of the Company and its subsidiaries or employees of Intel are eligible to participate after the Effective Time, Newco will (i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and (ii) provide each such employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any such plan. With respect to the Company's 401(k) plan to be assumed by Newco, Intel shall be designated a "Predecessor Employer."

          Section 5.13.  Non-Disclosure Agreements with Employees of the
                         -----------------------------------------------
Company. Promptly after the date hereof, the Company will use reasonable efforts
-------
to obtain the signature of its current employees to invention assignment and non-disclosure agreements, in form and substance reasonably satisfactory to Intel, covering the duration of such employees' employment with the Company.

          Section 5.14.  Takeover Statutes. If any Takeover Statute is or may
                         -----------------
become applicable to the Combination or any of the other transactions contemplated by this Agreement, the Company and the Company Board shall promptly grant such approvals and take such lawful actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Combination, and otherwise act to eliminate or minimize the effects of such statute, and any regulations promulgated thereunder, on such transactions.

          Section 5.15.  Stock Options.
                         -------------

          (a) The Company agrees that, from and after the date hereof, it will take any required action that (i) is necessary or appropriate for Newco to assume any of the Assumed Options or any of the Assumed Option Plans, (ii) prevents the voluntary acceleration of the vesting or exercisability of any options to purchase Shares granted after the date hereof or (iii) prevents the transactions contemplated by this Agreement from causing any Company Stock Option to be exchanged for cash, converted into cash or the right to receive a cash payment or otherwise cashed out, and the Company further agrees that it will refrain from taking any other action that is not consistent with the foregoing.

          (b) From and after the date hereof, the Company agrees that with respect to each grant of a Company Option in connection with an offer of employment for a new employee or an existing employee, (i) such grant will not include or be subject to any provisions that accelerate vesting or exercisability in the event of, or otherwise in connection with, the Combination or a change of control or similar transaction, (ii) such grant will not be in an amount in excess of such grants made to employees of a similar grade, consistent with past practices, (iii) such grant will not have an exercise price below the fair market value of the Shares on the date of grant and (iv) in no event will any one new employee receive options to purchase in excess of 25,000 Shares unless approved by Intel.

          (c) The Company agrees to cause the Company Board to adopt all resolutions reasonably necessary or appropriate to further the purposes of subsections (a) and (b) of this Section 5.15 and provide that all options outstanding under each Assumed Option Plan can be assumed by Newco.

          (d) Newco agrees to take all actions required to adopt Newco's 2000 Stock Option Plan in the form attached hereto as Exhibit G.
                                                 ---------

          (e) The Company agrees that, if between the date hereof and the earlier of the termination hereof and the Effective Time, the grant of Company Stock Options is permitted under the terms hereof, and any option grant is made, any such grant shall be made only under the Company's 1999 Incentive Stock Option Plan.

          Section 5.16.  Nasdaq. Promptly after the date hereof, Newco shall
                         ------
file an initial listing application with the Nasdaq National Market relating to the shares of the Newco Common Stock to be issued in connection with the Combination (including, without limitation, shares issuable upon Assumed Options and Newco Stock Options) and shall use reasonable efforts to cause such shares of the Newco Common Stock to be listed, upon official notice of issuance, prior to the Closing Date. Newco, for as long as it satisfies the applicable listing requirements of NASDAQ, or any other national securities exchange on which the capital stock of Newco is traded, shall use commercially reasonable efforts to cause the Newco Common Stock to be listed on NASDAQ, or any other national securities exchange; provided, however, that nothing herein shall be construed or interpreted to require Newco to refrain from taking any action or entering into any transaction that would cause Newco, or its capital stock, to fail to satisfy any such requirements.

          Section 5.17.  Exchange Act Registration. Promptly after the date
                         -------------------------
hereof, Newco shall file a registration statement on Form 8-A to register under the Exchange Act the Newco Common Stock and shall use reasonable efforts to cause such registration statement to be declared effective prior to the Closing Date.

          Section 5.18.  Executive Officers of Newco. The Executive Officers of
                         ---------------------------
Newco upon consummation of the Combination shall be as set forth on Exhibit F.
                                                                    ---------
Newco shall obtain the signature of each such person consenting to such appointment immediately prior to the Effective Time.

          Section 5.19.  Board of Directors of Newco. The Board of Directors of
                         ---------------------------
Newco upon consummation of the Combination shall be as set forth on Exhibit E.
                                                                    ---------
Newco shall
obtain the signature of each such person consenting to such appointment immediately prior to the Effective Time.

          Section 5.20.  Intellectual Property Matters. The Company, Newco and
                         -----------------------------
Surviving Corporation, on the one hand, and Intel, on the other hand, will work together to develop procedures and an implementation plan, reasonably satisfactory to each of them, with respect to the protection of the Intellectual Property rights of the Company, Newco and Surviving Corporation, as well as the protection of confidential information related thereto.

          Section 5.21.  Financial Reporting. Following the Closing Date, Newco
                         -------------------
shall furnish to Intel (i) within two (2) business days following preparation thereof (and in any event within twenty (20) business days after the end of each calendar month, commencing with May 2000), an unaudited consolidated balance sheet as of the end of such month and the related consolidated statements of earnings and stockholders' equity and cash flows, without notes to such consolidated financial statements, (ii) within two (2) business days following preparation thereof (and in any event within twenty (20) business days after the end of each fiscal quarter) an accountant reviewed consolidated balance sheet as of the end of such quarter and the related consolidated statements of earnings, stockholders' equity and cash flows for the quarter then ended, with condensed notes to such consolidated financial statements, and (iii) within two (2) business days following preparation thereof (and in any event within ninety (90) calendar days after the end of each fiscal year) an audited consolidated balance sheet as of the end of such year and the related consolidated statements of earnings, stockholders' equity (deficit) and cash flows, all of such consolidated financial statements referred to in clauses (i), (ii) and (iii) to be prepared in accordance with generally accepted accounting principles in conformity with the practices consistently applied by Newco with respect to such consolidated financial statements. All the foregoing shall be in accordance with the books and records of Newco and its subsidiaries and shall fairly present the consolidated financial position of Newco and its subsidiaries (taking into account the differences between the monthly, quarterly and annual financial statements prepared by Newco in conformity with its past practices) as of the last day of the period then ended.

          Section 5.22.  Certain Actions.  None of the Company, Transitory or
                         ---------------
Newco shall take any action inconsistent with the treatment of the Combination as a transaction governed by Section 351(a) of the Code.

          Section 5.23.  Incurrence of Indebtedness. Newco agrees that it will
                         --------------------------
not, during the twelve (12) month period following the Effective Time, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to any Indebtedness in excess of $500,000,000 in the aggregate. For purposes of this provision, "Indebtedness," means, without limitation, (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with generally accepted accounting principles, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services, which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (excluding any trade payables payable in the ordinary course of business), (v) all indebtedness secured by any Lien on any property or asset owned or held by Newco regardless of whether the indebtedness secured thereby shall have been assumed or is nonrecourse and (vi) any direct or indirect liability, contingent or otherwise, (a) with respect to any Indebtedness, lease, dividend or other obligation of another person if the primary purpose or intent is to provide assurance to the obligee of such obligation of an other person that such obligation will be protected (in whole or in part) against loss in respect thereof, (b) with respect to any letter of credit issued for the account of Newco or as to which Newco is otherwise liable for reimbursement of drawings, or (c) under interest rate agreements and currency agreements.

          Section 5.24.  Sales Taxes. The parties shall cooperate to minimize
                         -----------
the amount of any sales, use, transfer, license or other similar taxes imposed upon the contribution of the Contributed Assets to Newco.

                                   ARTICLE 6

         CONDITIONS TO CONSUMMATION OF THE CONTRIBUTION AND THE MERGER

          Section 6.1.   Conditions to Each Party's Obligations to Effect the
                         ----------------------------------------------------
Contribution and the Merger. The respective obligations of each party hereto to
---------------------------
effect the Contribution and the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) this Agreement and the Combination shall have been approved and adopted by the requisite vote of the stockholders of the Company;

          (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States federal or state court or United States federal or state Governmental Entity that prohibits, restrains, enjoins or restricts the consummation of the Combination;

          (c) any governmental or regulatory notices, approvals or other requirements necessary to consummate the transactions contemplated hereby shall have been given, obtained or complied with, as applicable;

          (d) the Proxy Statement shall have been cleared by the SEC and shall not be the subject of any stop order;

          (e) the Registration Statement shall have been declared effective by the SEC and shall not be the subject of any stop order and Newco shall have received all state securities laws or "blue sky" permits and authorizations necessary (i) to issue shares of Newco Common Stock and shares of Newco Non-Voting Common Stock in exchange for the Contribution and (ii) to issue shares of Newco Common Stock in exchange for Shares in the Merger;

          (f) the waiting periods (and any extension thereof) applicable to the Combination under the HSR Act shall have expired or been terminated;

          (g) the Newco Common Stock shall have been registered under the Exchange Act on Form 8-A and such registration statement shall have been declared effective and no stop order with respect thereto shall be in effect at the Effective Time;

          (h) the Newco Common Stock shall have been approved for listing, subject only to official notice of issuance, on the Nasdaq National Market;

          (i) the Licensing Agreements, substantially in the forms of Exhibit H-1 and Exhibit H-2 hereto, shall have been executed and delivered by
-----------     -----------
Intel and Newco;

          (j) the Certificate of Incorporation and Bylaws of Newco shall be in the forms attached hereto as Exhibits I and J, respectively;
                             ----------     -

          (k) Newco shall have adopted its 2000 Stock Option Plan in the form attached hereto as Exhibit G;
                   ---------

          (l) Newco shall have adopted a standard director and officer indemnification agreement and obtained a directors' and officers' liability insurance policy, in each case reasonably acceptable to Intel and Newco; and

          (m) Newco, in a form and amount reasonably satisfactory to Intel and the Company, shall have granted, under the Newco 2000 Stock Option Plan, options to purchase shares of Newco Common Stock to the employees of Intel and certain of the employees of the Company who will, upon consummation of the Combination, become employees of Newco or the Surviving Corporation, with the exercise price of such options to be the greater of (i) the average of the closing prices of the Company Common Stock as reported on NASDAQ for the five (5) trading days immediately preceding the announcement of execution of this Agreement or (ii) twenty-five percent (25%) of the average of the closing prices of the Company Common Stock as reported on NASDAQ for the five (5) trading days immediately preceding the Closing Date.

          Section 6.2.   Conditions to the Obligations of the Company, Newco and
                         -------------------------------------------------------
Transitory. The obligations of the Company, Newco and Transitory to effect the
----------
Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) the representations and warranties of Intel contained in this Agreement shall be true and correct (except to the extent that the aggregate of all breaches thereof would not reasonably be expected to have a Material Adverse Effect on the Contributed Assets) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct as of such earlier date, and in any event, subject to the foregoing Material Adverse Effect qualification) and, at the Closing, Intel shall have delivered to the Company a certificate to that effect, executed by an executive officer of Intel;

          (b) each of the covenants and obligations of Intel to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed (except to the extent the aggregate of all breaches thereof would not reasonably be expected to have a Material Adverse Effect on the Contributed Assets) at or before the Effective Time and, at the Closing, Intel shall have delivered to the Company a certificate to that effect, executed by an executive officer of Intel;

          (c) seventy percent (70%) and fifty percent (50%) of the employees of Intel set forth on Exhibit K-1 and Exhibit K-2 hereto, respectively, shall have
                   -----------     -----------
indicated their intent to become employed, on terms reasonably satisfactory to the Company, by the Surviving Corporation or Newco;

          (d)  the Contribution shall have been consummated;

          (e) since the date hereof, there shall have been no events, changes or effects, individually or in the aggregate, that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Contributed Assets;

          (f) in connection with the compliance by Newco with any Applicable Law (including the HSR Act) or obtaining the consent or approval of any Governmental Entity whose consent or approval may be required to consummate the transactions contemplated by this Agreement, Newco shall not be (i) required, or be construed to be required, to sell or divest any assets or business or to restrict any business operations in order to obtain the consent or successful termination of any review of any such Governmental Entity regarding the transactions contemplated hereby or (ii) prohibited from owning, and no material limitation shall be imposed on Newco's ownership of, any material portion of the Company's business or assets or the Contributed Assets.

          Section 6.3.   Conditions to the Obligations of Intel. The obligations
                         --------------------------------------
of Intel to effect the Contribution are subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) the representations and warranties of the Company, Newco and Transitory contained in this Agreement shall be true and correct (except to the extent that the aggregate of all breaches thereof would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct as of such earlier date, and in any event, subject to the foregoing Material Adverse Effect qualification) and, at the Closing, the Company, Newco and Transitory shall have delivered to Intel a certificate to that effect, executed by an executive officer of the Company, Newco or Transitory, as the case may be;

          (b) each of the covenants and obligations of the Company, Newco and Transitory to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed (except to the extent the aggregate of all breaches thereof would not reasonably be expected to have a Material Adverse Effect on the Company) at or before the Effective Time and, at the Closing, the Company, Newco and Transitory shall have delivered to Intel a certificate to that effect, executed by an executive officer of the Company, Newco or Transitory, as the case may be;

          (c) since the date hereof, there shall have been no events, changes or effects, individually or in the aggregate, with respect to the Company or its subsidiaries that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, other than any such event, change or effect that results solely from the election by Intel, after receipt of proper notice to not consent to the Company's entering into an agreement, the consent to which has been requested by the Company pursuant to
Section 5.1(j) hereof;

          (d) in connection with the compliance by Intel with any Applicable Law (including the HSR Act) or obtaining the consent or approval of any Governmental Entity whose consent or approval may be required to consummate the transactions contemplated by this Agreement, Intel shall not be (i) required, or be construed to be required, to sell or divest any assets or business or to restrict any business operations in order to obtain the consent or successful termination of any review of any such Governmental Entity regarding the transactions contemplated hereby or (ii) prohibited from owning, and no material limitation shall be imposed on Intel's ownership of, any material portion of Newco's stock, business or assets;

          (e) seventy percent (70%) and fifty percent (50%) of the employees of the Company set forth on Exhibit L-1 and Exhibit L-2 hereto, respectively, shall
                         -----------     -----------
have indicated their intent to become employed, on terms reasonably satisfactory to Intel, by the Surviving Corporation or Newco;

          (f) the Company shall have entered into invention assignment and non-disclosure agreements with the individuals set forth on Exhibit M hereto;
                                                        ---------

          (g) Nothing shall have occurred that would, in the reasonable opinion of Intel, create a significant risk that the Contribution and the Merger, taken together, would not be governed entirely by Section 351 of the Code; and

          (h) Intel shall be reasonably satisfied that all of the conditions to the Merger set forth in Sections 6.1 and 6.2 shall have been satisfied or, in the case of Section 6.2, waived by the Company, and the Company shall have provided to Intel a certificate to the effect that the Merger is contemplated to be effected concurrently with the Contribution.

          (i) Intel and Newco shall have entered into a Registration Rights Agreement substantially in the form of Exhibit N.
                                       ---------

                                   ARTICLE 7

                        TERMINATION; AMENDMENT; WAIVER

          Section 7.1.   Termination. This Agreement may be terminated and the
                         -----------
Combination may be abandoned at any time prior to the Effective Time whether before or after approval and adoption of the Combination by the Company's stockholders:

          (a)  by mutual written consent of Intel and the Company;

          (b) by Intel or the Company if (i) any court of competent jurisdiction in the United States or other United States federal or state Governmental Entity shall have issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting the Combination and such order, decree, ruling or other action is or shall have become nonappealable or (ii) the Combination has not been consummated by December 31, 2000 (the "Final Date"); provided, however, that no party may
                        ----------
terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been a principal reason that the Effective Time shall not have occurred on or before said date;

          (c) by the Company if (i) there shall have been a breach of any representations or warranties on the part of Intel set forth in this Agreement or if any representations or warranties of Intel shall have become untrue such that, in either such instance, the conditions set forth in Section 6.2(a) would be incapable of being satisfied by the Final Date, provided that the Company, Newco and Transitory have not breached any of their respective obligations hereunder in any material respect; (ii) there shall have been a breach by Intel of any of its covenants or agreements hereunder that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Contributed Assets or materially adversely affecting (or materially delaying) the ability of Intel to consummate the Combination, and Intel has not cured such breach within ten (10) business days after notice by the Company thereof, provided that none of the Company, Newco or Transitory has breached any of its respective obligations hereunder in any material respect; (iii) the Company shall have convened the Meeting and shall have failed to obtain the requisite vote of its stockholders thereat (including any adjournments thereof) for approval of this Agreement, the Combination and the transactions consummated thereby; (iv) the Company Board has received a Superior Proposal, has complied with the provisions of Section 5.3(b), and concurrently makes the payment called for by Section 7.3(a); or (v) there shall have occurred events, changes or effects with respect to the Contributed Assets having a Material Adverse Effect on the Contributed Assets.

          (d) by Intel if (i) there shall have been a breach of any representations or warranties on the part of the Company, Newco or Transitory set forth in this Agreement or if any representations or warranties of the Company, Newco or Transitory shall have become untrue such that, in either such instance, the conditions set forth in Section 6.3(a) would be incapable of being satisfied by the Final Date, provided that Intel has not breached any of its obligations hereunder in any material respect; (ii) there shall have been a breach by the Company, Newco or Transitory of one or more of their respective covenants or agreements hereunder that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company (or, in the case of Section 5.3, any material breach thereof) or materially adversely affecting (or materially delaying) the ability of the Company, Newco or Transitory to consummate the Combination, and, with respect to all breaches other than breaches under Section 5.3, the Company, Newco or Transitory have not cured such breach within ten (10) business days after notice by Intel thereof, provided that Intel has not breached any of its obligations hereunder in any material respect; (iii) the Company Board shall have recommended to the Company's stockholders a Superior Proposal; (iv) the Company Board shall have withdrawn or adversely modified its approval or recommendation of the Combination or the Company Board shall have ceased using all reasonable efforts to call, give notice of, or convene or hold the Meeting as promptly as practicable or shall have adopted a resolution not to effect any of the foregoing; (v) the Company shall have convened the Meeting, and the Company shall have failed to obtain the requisite vote of its stockholders thereat (including any adjournments thereof) for approval of this Agreement, the Combination and the transactions consummated thereby; or (vi) there shall have occurred events, changes or effects with respect to the Company having a Material Adverse Effect on the Company.

          Section 7.2.   Effect of Termination. In the event of the termination
                         ---------------------
and abandonment of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders other than the provisions of this Section 7.2 and Sections 5.7(c) and 7.3. Nothing contained in this Section 7.2 shall relieve any party from liability for any breach of any covenant in this Agreement prior to such termination.

          Section 7.3.   Fees and Expenses.
                         -----------------

          (a)  In the event that this Agreement shall be terminated pursuant to:

               (i)   Section 7.1(c)(iv) or 7.1(d)(iii) or (iv);

               (ii) Section 7.1(d)(i) or (ii) and, at the time of such termination, (x) there is outstanding an offer by a Third Party to consummate, or a Third Party shall have publicly announced (and not withdrawn) a plan or proposal with respect to, a Third Party Acquisition and such Third Party Acquisition occurs, or (y) there is no such Third Party offer outstanding or plan or proposal announced but within nine (9) months after the date on which this Agreement has been terminated the Company enters into an agreement with respect to a Third Party Acquisition or a Third Party Acquisition occurs involving any person other than Intel or one of its subsidiaries; or

               (iii) Section 7.1(c)(iii) or 7.1(d)(v) and at the time of the Meeting at which the Company failed to obtain the requisite vote (A) there shall be outstanding an offer by a Third Party to consummate, or a Third Party shall have publicly announced (and not withdrawn) a plan or proposal with respect to, a Third Party Acquisition and (B) within nine (9) months after the date on which this Agreement has been terminated the Company enters into an agreement with respect to a Third Party Acquisition or a Third Party Acquisition occurs involving any person other than Intel or one of its subsidiaries;

Intel would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate Intel for such damages, the Company shall pay to Intel the amount of Twenty Million Dollars ($20,000,000) in liquidated damages immediately upon the occurrence of the event described in this Section 7.3(a) giving rise to such damages. It is specifically agreed that the amount to be paid pursuant to this Section 7.3(a) represents liquidated damages and not a penalty. The Company hereby waives any right to set-off or counterclaim against such amount.

          (b) Upon termination of this Agreement pursuant to Section 7.1(c)(iii) or (iv), or Section 7.1(d)(i), (ii), (iii), (iv) or (v), in addition to any other remedies that Intel or its affiliates may have as a result of such termination (including pursuant to Section 7.3(a) or otherwise), the Company shall pay to Intel the amount of Two Million Five Hundred Thousand Dollars ($2,500,000) as reimbursement for the out-of-pocket costs, fees and expenses incurred by any of them or on their behalf in connection with this Agreement, the Merger and the consummation of all transactions contemplated by this Agreement (including fees payable to investment bankers, counsel to any of the foregoing and accountants). Nothing contained in this Section 7.3(b) shall relieve any party of any liability for breach of this Agreement.

          (c) Upon termination of this Agreement pursuant to Section 7.1(c)(i) or (ii), in addition to any other remedies that the Company or its affiliates may have as a result of such termination, Intel shall pay to the Company the amount of Two Million Five Hundred Thousand Dollars ($2,500,000) as reimbursement for the out-of-pocket costs, fees and expenses incurred by any of them or on their behalf in connection with this Agreement, the Merger and the consummation of all transactions contemplated by this Agreement (including fees payable to investment bankers, counsel to any of the foregoing and accountants). Nothing contained in this Section 7.3(c) shall relieve any party of any liability for breach of this Agreement.

          (d) Except as specifically provided in this Section 7.3, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby, including the fees imposed in connection with its filing under the HSR Act; provided, however, that the filing fees to be paid in connection with the filing of the Proxy Statement and Registration Statement shall be borne equally.

          (e)  The parties acknowledge that the agreements contained in this
Article 7 (including this Section 7.3) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the parties would not enter into this Agreement. Accordingly, if any party fails promptly to pay the amounts required pursuant to Section 7.3 when due (including circumstances where, in order to obtain such payment a party commences a suit that results in a final nonappealable judgment against another party for such amounts), the defaulting party shall pay to the other party (i) their costs and expenses (including attorneys' fees) in connection with such suit and (ii) interest on the amount that was determined to be due and payable hereunder at the rate announced by Chase Manhattan Bank as its "reference rate" in effect on the date such payment was required to be made.

          Section 7.4.   Extension; Waiver. At any time prior to the Effective
                         -----------------
Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE 8

                                 MISCELLANEOUS

          Section 8.1. Nonsurvival of Representations and Warranties. The
                       ---------------------------------------------
representations and warranties made herein and the covenants that require full performance on or prior to the Effective Time shall not survive beyond the Effective Time or a termination of this Agreement; provided that the representations and warranties of Intel set forth in Section 4.8(a), (f) and (h) shall survive until six (6) months after the Closing Date. This Section 8.1 shall not limit any covenant or agreement of the parties hereto that by its terms requires performance after the Effective Time.

          Section 8.2. Entire Agreement; Assignment. This Agreement (including
                       ----------------------------
the Company Disclosure Schedule, the Intel Disclosure Schedule and the Exhibits, all of which are incorporated by reference into this Agreement) (a) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior and contemporaneous agreements and understandings both written and oral between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.

          Section 8.3. Validity. If any provision of this Agreement or the
                       --------
application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

          Section 8.4. Notices. All notices and other communications pursuant to
                       -------
this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of telecopier, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (iii) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent and (iv) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted:

          if to Intel:        Intel Corporation
                              2200 Mission College Boulevard
                              Santa Clara, California 95052
                              Telecopier: (408) 765-1855
                              Attention: General Counsel
                                  and

                                  Intel Corporation
                                  2200 Mission College Boulevard
                                  Santa Clara, California 95052
                                  Attention: Treasurer

         with a copy to:          Gibson, Dunn & Crutcher LLP
                                  333 S. Grand Avenue
                                  Los Angeles, California 90071
                                  Telecopier:  (213) 229-7520
                                  Attention:  Karen E. Bertero, Esq.

         if to the Company,
         Newco or Transitory to:  Excalibur Technologies, Inc.
                                  1921 Gallows Road, Suite 200
                                  Vienna, Virginia 22182
                                  Telecopier: (703) 761-1990
                                  Attention:  Chief Financial Officer

         with a copy to:          Heller, Ehrman, White & McAuliffe LLP
                                  711 Fifth Avenue
                                  New York, NY 10028
                                  Telecopier: (212) 832-3353
                                  Attention:  Stephen M. Davis, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          Section 8.5.  Governing Law and Venue; Waiver of Jury Trial.
                        ---------------------------------------------

          (a) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the state of Delaware without regard to the conflict or choice of law principles thereof or of any other jurisdiction. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.4 or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof.

          (b) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

          (c) Each party acknowledges and agrees that any controversy which may arise under this agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this agreement or the transactions contemplated by this agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily, and (iv) each such party has been induced to enter into this agreement by, among other things, the waivers and certifications in this Section 8.5.

          Section 8.6. Descriptive Headings; Article and Section References. The
                       ----------------------------------------------------
table of contents and the descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. All Article, Section, Subsection, Schedule and Exhibit references in this Agreement are to Articles, Sections, subsections, Schedules and Exhibits, respectively, of or to this Agreement unless specified otherwise.

          Section 8.7. Parties in Interest. This Agreement shall be binding upon
                       -------------------
and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except for Sections 6.7 and 8.2, nothing in this Agreement is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

          Section 8.8. Certain Definitions. For the purposes of this Agreement
                       -------------------
the term:

          (a)  "affiliate" means a person that, directly or indirectly, through
                ---------
one or more intermediaries controls, is controlled by or is under common control with the first-mentioned person.

          (b)  "Applicable Law" means, with respect to any person, any domestic
                --------------
or foreign, federal, state or local statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, decree or other requirement of any Governmental Entity existing as of the date hereof or as of the Effective Time applicable to such Person or any of its respective properties, assets, officers, directors, employees, consultants or agents.

          (c)  "business day" means any day other than a day on which the New
                ------------
York Stock Exchange is closed.

          (d)  "capital stock" means common stock, preferred stock, partnership
                -------------
interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof.

          (e)  "Company Plans" means the Assumed Option Plans, together with the
                -------------
Company's Employee Stock Purchase Plan.

          (f)  "hereof," "herein" and "herewith" and words of similar import
                ------    ------       --------
shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

          (g)  "include" or "including" means "include, without limitation" or
                -------      ---------
"including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list.

          (h)  "knowledge" or "known" means, with respect to any Person, the
                ---------      -----
actual knowledge of such Person, after reasonable inquiry. Without limiting the generality of the foregoing, with respect to any Person that is a corporation, limited liability company, partnership or other business entity, actual knowledge shall be deemed to include the actual knowledge of all directors, officers, partners and members of any such Person; provided that with respect to Intel, actual knowledge shall be deemed to be the actual knowledge of the individuals identified on Exhibit 8.8A; provided, further that with respect to
                          ------------
the Company, Newco and Transitory, actual knowledge shall be deemed to be the actual knowledge of the individuals identified on Exhibit 8.8B.
                                                  ------------

          (i)  "person" means an individual, corporation, partnership, limited
                ------
liability company, association, trust, unincorporated organization or other legal entity including any Governmental Entity.

          (j)  "subsidiary" or "subsidiaries" of the Company, Intel, the
                ----------      ------------
Surviving Corporation or any other person means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which the Company, Intel, the Surviving Corporation or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the capital stock the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity; provided, however, that in all events the subsidiaries of the Company shall include Newco and Transitory.

          All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the gender and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein.

          A reference to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

          Section 8.9.  Personal Liability. This Agreement shall not create or
                        ------------------
be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Company, Intel, Newco or Transitory or any officer, director, employee, agent, representative or investor of any party hereto.

          Section 8.10. Specific Performance. The parties hereby acknowledge and
                        --------------------
agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Combination, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder; provided, however, that if a party hereto is entitled to receive any payment or reimbursement of expenses pursuant to Section 7.3(a), (b) or (c), it shall not be entitled to specific performance to compel the consummation of the Combination.

          Section 8.11. Counterparts. This Agreement may be executed in one or
                        ------------
more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

          Section 8.13. Ambiguities. The parties have participated jointly in
                        -----------
the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          Section 8.13. Waiver. Any waiver of compliance with any obligation,
                        ------
covenant, agreement, provision or condition of this Agreement or consent pursuant to this Agreement shall not be effective unless evidenced by an instrument in writing executed by the party to be charged. Any waiver of compliance with any such obligation, covenant, agreement, provision or condition of this Agreement shall not operate as a waiver of, or estoppel with respect to, any subsequent or other non-compliance.

          Section 8.14. Execution. This Agreement may be executed by facsimile
                        ---------
signatures and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

          Section 8.15. Schedules. The Intel Disclosure Schedule and the Company
                        ---------
Disclosure Schedule shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

          Section 8.16. Amendment. This Agreement may be amended by action taken
                        ---------
by the Company, Intel, Newco and Transitory at any time before or after approval of the Combination by the stockholders of the Company but after any such approval no amendment shall be made that requires the approval of such stockholders under Applicable Law without such approval. This Agreement (including, subject to Section 5.11, the Company Disclosure Schedule and the Intel Disclosure Schedule) may be amended only by an instrument in writing signed on behalf of the parties hereto.

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.


                         INTEL CORPORATION,
                         a Delaware corporation

                         By: _________________________________
                         Name:  Arvind Sodhani
                         Title: Vice President and Treasurer
                         Date:  April 30, 2000


                         EXCALIBUR TECHNOLOGIES CORPORATION,
                         a Delaware corporation

                         By: _________________________________
                         Name:  Patrick C. Condo
                         Title: President and Chief Executive Officer
                         Date:  April 30, 2000


                         EXCA HOLDINGS, INC.,
                         a Delaware corporation

                         By: _________________________________
                         Name:  Patrick C. Condo
                         Title: President and Chief Executive Officer
                         Date:  April 30, 2000


                         EXCALIBUR TRANSITORY, INC.
                         a Delaware corporation

                         By:
                         Name:  Patrick C. Condo
                         Title: President and Chief Executive Officer
                         Date:  April 30, 2000

Signature Page to Agreement and Plan of Contribution and Merger by and among
  Intel Corporation, Excalibur Technologies Corporation, Exca Holdings, Inc.
                        and Excalibur Transitory, Inc.

                                   Exhibit A


                              Contributed Assets

                 Assets Contributed by Assignment and Transfer
                 ---------------------------------------------

I.   Cash
     ----

One Hundred Fifty Million Dollars ($150,000,000)

II.  Contracts
     ---------

     Softlock
     Lucent
     Preview
     Avid Sports
     CSI
     PassEdge
     ArtMuseum.net
     Quokka
     Supertracks
     MEI
     National Gallery of Art
     Whitney Museum of American Art
     Razorfish, Inc.
     EVOX
     San Francisco Museum of Modern Art (two Sponsorship Agreements) Andy Warhol Museum
     Socrates Worldwide Entertainment
     Zakros InterArts
     VG Museum Stitching

     To the extent any of the contracts set forth above include warrants to acquire equity of a third party, the parties intend that the portion of any such warrant that is, or becomes, exercisable with respect to the percentage of work completed before the Effective Time will be retained by Intel and the portion of any such warrant that may become exercisable with respect to work completed after the Effective Time will be assigned to Newco.

     To the extent that a consent to any such assignment of a warrant is required and not obtained, but the contract to which it relates is assigned, Newco shall have the right to direct Intel to take, or refrain from taking, all actions with respect to the portion of any such warrant that would have otherwise been assigned to Newco as a result of work actually performed by Newco and Newco shall be entitled to the economic benefit of any such portion.

III. Intellectual Property
     ---------------------

All Intellectual Property transferred by assignment will be licensed back to Intel pursuant to a License Agreement substantially in the form of Exhibit H-1 to the Contribution and Merger Agreement.

                    Contributed Assets:  ECS Software List
                    --------------------------------------

ArtMuseum.net
-------------
          Artmuseum Store Using Websphere
          Artmuseum Store Perl Scripts

Avid Sports
-----------
          ASP Programs
          Java Programs

Prisma demo
-----------
          WebActivate plug-in
          Packaging/Installation

Supertracks
-----------
          Data model and document


                    Contributed Assets:  ISS Software List
                    --------------------------------------


General 3/rd/ party algorithms:
------------------------------
 .  ISS implementation of ElGamal crypto cypher (assumes ElGamal cypher is public domain)
 .  ISS implementations of DES, DSS and DSA. (assumes public domain of cyphers)


                     Contributed Assets:  EVS Software List
                     --------------------------------------

Madison Square Garden FanLink
-----------------------------

Atlantic 10 Demo
----------------

NAB 2000 Demo
-------------

NBA 2000 pilot project
----------------------

                    Contributed Assets:  EVS Hardware List
                    --------------------------------------
     50   Desktops
     9    Laptops
     4    2xXeon Sitka Servers (1 at JFISP)
     9    2xPentium III Rack mnt L440GX (4 NBA, 3 AG3, 1 Marketing, 1 JFISP)
     10   2xPentium III Dell 2450 Rack mnt. (10 AG3)
     1    Dell Power Vault 720N NAS w/700N RAID Array
     1    2xPentium III L440GX Tower (StarTeam Source Repository)
     14   "Desktop" systems for QA/Dev/Test
     15   15-19" monitors
     1    Dell Rack mnt Flat Panel KVM
     1    Intel 510T 10/100 switch (at NBA)
     1    Extreme Networks 24 Port 10/100 - 1 Port 1000M switch
     7    misc 10/100 ethernet switches
     3    KVM switches
     ~15  Various desktop/client type systems (some Dell XPS ???)
     ~10  monitors
     3    rack-mount Compaq servers
        Sun SPARCStation 5

                           Contributed Patent Assets
                           -------------------------


No.  Identification

1    US Pat. 5,991,399

2    US Pat. 5,974,550

3    US Pat. 6,041,122

4    App. filed 5/20/99 (P6534)

5    App. filed 11/16/99 (P7393)

6    App. filed 12/30/99 (P7618)

7    App. filed 3/1/00 (P8352)

8    App. filed 3/1/00 (P8379)

9    App. filed 2/15/00 (P8353)

10   App. filed 4/23/99 (P6309)

                         Assets Contributed by License
                         -----------------------------

     Patent rights will be granted pursuant to a License Agreement substantially in the form of Exhibit H-2 to the Contribution and Merger Agreement

                Contributed Assets:  Licensed ISS Software List
                -----------------------------------------------

CPSDK
-----
Codec.dll
ContentVpSample.exe
CPAM.dll
CPAS.dll
cvoucherpkg.exe

Lucent EPAC Codec (subject to license by Lucent)
------------------------------------------------

CORE Technology components used in ISS products
-----------------------------------------------
CPAKeyPK.exe
CpaSign.exe
dmpmap.exe
dmpv.exe
ElgamalDLL.dll
elg_key.exe
elg_params.exe
elg_print.exe
encryptor.dll
Entropy.exe
Ewatch.exe
GenEKey.exe
GetRvas.exe
migratekey.exe
pack_keys.exe

     wwnfsr58.dll
     wwnfsr58e.dll
     apcl.lib
     big.lib
     cmdline.lib
     ekeysheaf.lib
     ElGamal.lib
     ElgamalDLL.lib
     encryptor.lib
     epcl.lib
     evsl.lib
     evslt.lib
     icl.lib
     keysheaf.lib
     random.lib
     TwoFish.lib         (TwoFish is a public domain cipher ISS implemented)
     vparser.lib
     vsl.lib
     wwnfsr58.lib
     wwnfsr58e.lib
     wwnfsr58lib.lib

MDK
---
destest.exe
dlldump.exe
dllpatch.exe
dmpkey.exe

dssdump.exe
dsskeygen.exe
dsssig.dll
dsstest.exe

gwildor.exe
gwildor2.exe
keygen.exe
medusa.exe
medusa2.exe
packagent.exe
pandora.exe
pseudo.exe
rndgen.exe
rndtest.exe
sha1hash.exe

softrng.dll
common.lib
dsssig.lib
dssverify.lib
softrng.lib
trsagent.lib

CPAGENT
-------
check_ksf.exe
cpa_error.exe
despatch.dll
encode_seh.exe
mkdeskey.exe
ptel.exe

AFFINITY
--------
agent_shell.dll
insert_agent.exe
sampleclient.exe
sampleserver.exe
database.lib
error.lib
transport.lib

AUTH AGENT
----------
agent_test.exe
agent_testd.exe
agent_tests.exe
authverify_1_256.dll
authverify_1_3.dll
clientid.dll
clientidd.dll
fill_agent.exe
setagent.exe
sha1hash.exe
authverify_1_256.lib
authverify_1_3.lib
clientid.lib
clientidd.lib
clientids.lib

SECWEB
------
archgen.exe
decryptor.dll
encrkey.exe
encryptor.dll
encryptrm.exe
ffproxy.dll
pkarch.dll
rendrpxy.dll
tktreq.dll
verfresp.exe

                Contributed Assets:  Licensed EVS Software List
                -----------------------------------------------
To be licensed to Newco on prevailing reasonable non-discriminatory terms.

ATVEF SDK and tools
"Holmdel" consumer multimedia publishing
Pentium III-processor optimized alpha blending.
Oregon Retail Center components

                                   Exhibit B

                                    FORM OF

                             CERTIFICATE OF MERGER

                                      of

                          EXCALIBUR TRANSITORY, INC.
                           (a Delaware corporation)

                                 with and into

                      EXCALIBUR TECHNOLOGIES CORPORATION
                           (a Delaware corporation)

                       Under Section 251 of the General
                   Corporation Law of the State of Delaware


     The undersigned corporation, Excalibur Technologies Corporation, hereby certifies that:

          FIRST: The name and state of incorporation of each of the constituent corporations are: Excalibur Transitory, Inc., a Delaware corporation (the "Disappearing Corporation"), and Excalibur Technologies Corporation, a Delaware corporation (the "Surviving Corporation").

          SECOND: An agreement and plan of contribution and merger has been approved, adopted, certified, executed and acknowledged by the Disappearing Corporation and by the Surviving Corporation in accordance with the provisions of Section 251 of the General Corporation Law of the State of Delaware.

          THIRD: The name of the surviving corporation is Excalibur Technologies Corporation.

          FOURTH: Upon the effectiveness of the merger, the Certificate of Incorporation of the surviving corporation shall be as attached hereto in Schedule A.

          FIFTH: The executed agreement and plan of merger is on file at the principal place of business of the Surviving Corporation at 1921 Gallows Road, Suite 200, Vienna, Virginia 22182.

          SIXTH: A copy of the agreement and plan of merger will be furnished by the Surviving Corporation on request, and without cost, to any stockholder of the Disappearing Corporation or the Surviving Corporation.

          IN WITNESS WHEREOF, the undersigned has executed and subscribed to this Certificate of Merger on behalf of the Surviving Corporation as its authorized officer and hereby affirms, under penalty of perjury, that this Certificate of Merger is the act and deed of such corporation and that the facts stated herein are true.


DATED:  _____, 2000

                                   EXCALIBUR TECHNOLOGIES CORPORATION,
                                   a Delaware corporation

                                   By: _______________________________
                                       Name:
                                       Title:

                                   Schedule A
                                   ----------

                          CERTIFICATE OF INCORPORATION

                                       OF

                             SURVIVING CORPORATION


                                   *  *  *  *


     FIRST:  The name of the Corporation is _______________.
     -----

     SECOND:  The address of its registered office in the State of Delaware is
     ------
Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

     THIRD:  The nature of the business or purpose to be conducted or promoted
     -----
is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

     FOURTH:  The Corporation will have authority to issue Ten Thousand (10,000)
     ------
shares of common stock, $.01 par value per share (the "Common Stock").

     FIFTH:  The name and mailing address of the incorporator is as follows:
     -----

               ________________
               ________________
               ________________
               ________________

     SIXTH:  The stockholders will have no preemptive rights to acquire unissued
     -----
or treasury shares or securities convertible into such shares, or carrying a right to subscribe to or acquire shares.

     SEVENTH:  The presence at a meeting of stockholders of at least a majority
     -------
of the shares entitled to vote at that meeting will constitute a quorum for the transaction of business at that meeting.

     EIGHTH:  To the fullest extent permitted by Delaware statutory or
     ------
decisional law, as amended or interpreted, no director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This ARTICLE EIGHTH does not affect the availability of equitable remedies for breach of fiduciary duties. The Corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Any repeal or modification of the provisions of this ARTICLE EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of any director existing at the time of such repeal or modification.

     NINTH:  The number of directors that shall constitute the whole Board shall
     -----
be as specified in the Bylaws of the Corporation, as the same may be amended from time to time, but in no event shall such number be less than __________ (__) nor greater than __________ (__). The Board shall for a period of five (5) years from _______________ include at least two (2) directors that are not affiliated with Holder.

     TENTH:  1.  For purposes of this Certificate, "Holder" shall mean Intel
     -----
Corporation, for so long as Intel Corporation holds at least five percent (5%) of the outstanding shares of Class A Common Stock of the Corporation's parent, Exca Holdings, Inc. ("Exca Holdings, Inc. Class A Common Stock") (taking into account any securities held by Holder that are convertible into shares of Exca Holdings, Inc. Class A Common Stock at the time of any determination into), all successors to Holder by way of merger, consolidation or sale of all or substantially all of Holder's assets, and all existing or future corporations, partnerships, joint ventures, associations and other entities (each a "Subsidiary Entity") in which such person or entity beneficially owns, directly or indirectly, fifty percent (50%) or more of the outstanding voting stock, but excluding Exca Holdings, Inc., the Corporation or any Subsidiary Entity in which Exca Holdings, Inc. or the Corporation beneficially owns, directly or indirectly, fifty percent (50%) or more of the outstanding voting stock.

     2.   In anticipation that:

          (a) Holder will remain, for some period of time, a stockholder of Exca Holdings, Inc.;

          (b) the Corporation and Holder may engage in the same or similar activities or lines of business and may have an interest in the same or similar areas of corporate opportunities;

          (c) there will or may be benefits to be derived by the Corporation through its continued or potential contractual, corporate and business relations with Holder (including without limitation service of officers of Holder as directors of the Corporation); and

          (d) there will be benefits in providing guidelines for directors and officers of Holder and of the Corporation with respect to the allocation of corporate opportunities and other matters; the provisions of this Article TENTH are set forth to regulate, define and guide the conduct of certain affairs of the Corporation as they may involve Holder and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

     3. Except as Holder may otherwise agree in writing, Holder shall have the right to, and shall have no duty not to, (a) engage in the same or similar business activities or lines of business as the Corporation, (b) compete against the Corporation, (c) do business with any potential or actual competitor, customer or supplier of the Corporation, and (d) employ or otherwise engage any officer or employee of the Corporation. Neither Holder nor any officer, director or employee thereof (except as provided in paragraph 4 of this Article TENTH) shall be liable to the Corporation or its stockholders, regardless of the impact any such activities may have on the Corporation, for breach of any fiduciary duty by reason of any such activities of Holder or of the participation therein of such person. In the event that Holder acquires knowledge of a potential transaction or matter that may be a corporate opportunity or otherwise of interest to Holder and the Corporation, Holder shall have no duty to communicate or present such corporate opportunity to the Corporation and, without limiting the generality of the foregoing, shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that Holder pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not present such corporate opportunity to the Corporation. Without limiting the generality of the foregoing, Holder shall have no such duty and shall not be so liable even if a director or officer of the Corporation (including, without limitation, any such director or officer who is also a director, officer or employee of Holder) becomes aware of such transaction or matter in his or her capacity as a director or officer of the Corporation and such director or officer discloses such transaction or matter to directors, officers, employees or other representatives of Holder, so long as Holder also learns, discovers, acquires or develops such transaction or matters independently or otherwise in a manner that was not based on such director's or officer's awareness of such transaction or matter. The provisions of this paragraph 3 of Article TENTH shall apply and not be affected by any other provision of this Certificate of Incorporation including, without limitation, paragraph 4 or 5 of Article TENTH.

     4. In the event that a director or officer of the Corporation who is also a director, officer or employee of Holder acquires knowledge of a potential transaction or matter that may be a corporate opportunity or otherwise of interest to the Corporation and Holder, such director or officer of the Corporation (a) shall have fully satisfied and fulfilled the fiduciary duties of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, (b) shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty with respect to such corporate opportunity by reason of his or her not communicating information regarding such corporate opportunity to the Corporation, and/or Holder's pursuing or acquiring such corporate opportunity for itself or directing such corporate opportunity to another person, (c) shall be deemed to have acted in good faith and in a manner such person reasonably believes to be in and not opposed to the best interests of the Corporation, and (d) shall be deemed not to have breached his or her duty of loyalty to the Corporation or its stockholders and not to have derived an improper benefit therefrom, if such corporate opportunity belongs to Holder in accordance with the following policy:

          (i) a corporate opportunity offered or disclosed to any person who is a director but not an officer of the Corporation and who is also an officer or employee (whether or not a director) of Holder shall belong to Holder, unless such opportunity is expressly offered to such person primarily in his or her capacity as a director of the Corporation, in which case such opportunity shall belong to the Corporation;

          (ii) a corporate opportunity offered or disclosed to any person who is an officer (whether or not a director) of the Corporation and who is also a director but not an officer or employee of Holder shall belong to the Corporation, unless such opportunity is expressly offered to such person primarily in his or her capacity as a director of Holder, in which case such opportunity shall belong to Holder; and

          (iii) a corporate opportunity offered or disclosed to any other person who is either an officer of both the Corporation and Holder, or a director of both the Corporation and Holder, shall belong to Holder or to the Corporation, as the case may be, if such opportunity is expressly offered to such person primarily in his or her capacity as an officer or director of Holder or of the Corporation, respectively; otherwise, such opportunity shall belong to Holder.

     5. Except as otherwise provided in paragraph 3 of Article TENTH, any corporate opportunity that belongs to Holder or to the Corporation pursuant to the foregoing policy shall not be pursued by the other, or directed by the other to another person, unless and until Holder or the Corporation, as the case may be, determines not to pursue the opportunity. The foregoing prohibition shall cease if the party to whom the corporate opportunity belongs does not within a reasonable period of time begin to pursue, or thereafter continue to pursue, such opportunity diligently and in good faith.

     6. For purposes of this Article TENTH, "corporate opportunities" shall consist of business opportunities which (a) the Corporation is financially able to undertake, (b) are, from their nature, in the line or lines of the Corporation's business as described in the Corporation's periodic reports filed with the Securities and Exchange Commission and are of practical advantage to it, and (c) are ones in which the Corporation has an interest or reasonable expectancy. "Corporate opportunities" shall not include any transaction or matter in which the Corporation or Holder is permitted to participate pursuant to any agreement between the Corporation and Holder that has been approved by a majority of the directors of the Corporation who are disinterested ("Disinterested Directors"), it being acknowledged that the rights of the Corporation under any such agreement shall be deemed to be contractual rights and shall not be corporate opportunities of the Corporation for any purpose; provided, however, that no presumption or implication as to corporate opportunities relating to any transaction not explicitly covered by such an agreement shall arise from the existence or absence of any such agreement.

     7. Any person purchasing or otherwise acquiring any interest in any shares of stock or other securities (including without limitation stock options) of the Corporation shall be deemed to have notice of and consented to the provisions of this Article TENTH.

     8. Nothing in this Article TENTH is intended to, and shall not be construed to, expand any party's fiduciary duties under applicable law.

     9. If any contract, agreement, arrangement or transaction between the Corporation and Holder involves a corporate opportunity and is approved in accordance with the procedures set forth in Article TENTH hereof, Holder and its officers and directors (including without limitation, any such person who is also a director or officer of the Corporation) shall also, for the purposes of this Article TENTH and the other provisions of this Certificate, be deemed to have fully satisfied and fulfilled any fiduciary duties they may have to the Corporation and its stockholders. Any such contract, agreement, arrangement or transaction involving a corporate opportunity not so approved shall not by reason thereof result in any such breach of any fiduciary duty, but shall be governed by the other provisions of this Article TENTH, this Certificate, the bylaws, the Delaware General Corporation Law and other applicable law.

     10. For purposes of this Article TENTH, a director of the Corporation who is Chairman of the Board of Directors of the Corporation shall not be deemed to be an officer of the Corporation by reason of holding such position (regardless of whether such position is deemed an office of the Corporation under the bylaws of the Corporation), unless such person is a full-time employee of the Corporation.

     ELEVENTH:  1.  In anticipation that:
     --------

          (a) Holder will remain, for some period of time, a stockholder of Exca Holdings, Inc. and have continued contractual, corporate and business relations with Exca Holdings, Inc. and the Corporation;

          (b) the Corporation and Holder may enter into contracts or otherwise transact business with each other and the Corporation may derive benefits therefrom; and

          (c) the Corporation may from time to time enter into contractual, corporate or business relations with one or more of its directors, or one or more corporations, partnerships, associations or other organizations in which one or more of its directors have a financial interest (collectively, "Related Entities");

the provisions of this Article ELEVENTH are set forth to regulate and guide certain contractual relations and other business relations of the Corporation as they may involve Holder, Related Entities and their respective officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

     2. The provisions of this Article ELEVENTH are in addition to, and not in limitation of, the provisions of the Delaware General Corporation Law and the other provisions of this Certificate. Any contract or business relation which does not comply with procedures set forth in this Article ELEVENTH shall not by reason thereof be deemed void or voidable or result in any breach of any fiduciary duty to, or duty of loyalty to, or failure to act in good faith or in the best interests of, the Corporation, or the derivation of any improper personal benefit, but shall be governed by the remaining provisions of this Certificate, the Bylaws, the Delaware General Corporation Law and other applicable law.

     3. No contract, agreement, arrangement or transaction between the Corporation, on the one hand, and Holder or a Related Entity or one or more of the directors or officers of the Corporation, on the other hand, or any amendment, modification or termination thereof, shall be void or voidable solely for the reason that Holder or Related Entity or any one or more of the officers or directors of the Corporation are parties thereto, or solely because any such directors or officers are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes such contract, agreement, arrangement, transaction, amendment, modification or termination (each, a "Transaction") or solely because his, her or their votes are counted for such
 -----------
purpose, and Holder, any Related Entity and such directors and officers (a) shall have fully satisfied and fulfilled any fiduciary duties they may have to the Corporation and its stockholders with respect thereto, (b) shall not be liable to the Corporation or its stockholders for any breach of any fiduciary duty they may have by reason of their approving any such Transaction or the Corporation's entering into, performing or consummating any such Transaction,
(c) shall be deemed to have acted in good faith and in a manner such persons reasonably believed to be in and not opposed to the best interests of the Corporation, to the extent such standard is applicable to such person's conduct, and (d) shall be deemed not to have breached any duties of loyalty to the Corporation or its stockholders, whether or not they have derived a personal benefit therefrom, if:

          (i) the material facts as to the Transaction are disclosed or are known to the Board of Directors or the committee thereof that authorizes the Transaction and the Board of Directors or such committee in good faith authorizes or approves the Transaction by the affirmative vote of a majority of the Disinterested Directors on the Board of Directors or such committee (even though the Disinterested Directors are less than a quorum);

          (ii) the material facts as to the Transaction are disclosed or are known to the holders of the voting stock entitled to vote thereon, and the Transaction is specifically approved in good faith by vote of the holders of a majority of the then outstanding voting stock not owned by Holder or such Related Entity, voting together as a single class;

          (iii) such Transaction is effected pursuant to, and consistent with, terms and conditions specified in any arrangements, standards, protocols or guidelines (collectively, the "Guidelines") which are in good faith authorized
                               ----------
or approved, after disclosure or knowledge of the material facts related thereto, by the affirmative vote of a majority of the Disinterested Directors on the Board of Directors or the applicable committee thereof (even though the Disinterested Directors are less than a quorum) or by vote of the holders of a majority of the then outstanding voting stock not owned by Holder or such Related Entity, voting together as a single class (such authorization or approval of such Guidelines constituting or being deemed to constitute authorization or approval of such Transaction); or

          (iv) such Transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders of the Corporation.

     In addition, each Transaction authorized, approved or effected, and such Guidelines so authorized or approved, as described in (i), (ii), or (iii) above, shall be deemed to be entirely fair to the Corporation and its stockholders; provided, however, that if such authorization or approval is not obtained, or such Transaction is not so effected, no presumption shall arise that such Transaction or such Guidelines are not fair to the Corporation and its stockholders.

     4. Directors of the Corporation who are also directors, officers or employees of Holder or any Related Entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes or approves any such Transaction or any such Guidelines. Voting stock owned by the Holder and any Related Entities may be counted in determining the presence of a quorum at a meeting of stockholders that authorizes or approves any such Transaction or any such Guidelines.

     5. The Holder shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty it may have by reason of the fact that Holder takes any action or exercises any rights or gives or withholds any consent in connection with any Transaction between Holder and the Corporation. No vote cast or other action taken by any person who is an officer, director or other representative of Holder, which vote is cast or action is taken by such person in his capacity as a director of the Corporation, shall constitute an action of, or the exercise of a right by, or a consent of, Holder for the purpose of any such Transaction.

     6. Any person purchasing or otherwise acquiring any interest in any shares of stock or other securities (including without limitation stock options) of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article ELEVENTH.

     7. Nothing in this Article ELEVENTH is intended to, nor shall anything in this Article ELEVENTH be construed to, expand any party's fiduciary duties under applicable law.

     TWELFTH:  The Board of Directors is expressly authorized to make, alter or
     -------
repeal the Bylaws of the Corporation.

     THIRTEENTH:  Notwithstanding anything in this Certificate to the contrary,
     ----------
and in addition to any vote of the Board of Directors required by applicable law or this Certificate, the affirmative vote of the holders of more than eighty percent (80%) of the outstanding Common Stock shall be required to alter, amend or repeal, or adopt any provision inconsistent with, any provision of Articles TENTH or ELEVENTH. Neither the alteration, amendment or repeal of Articles TENTH or ELEVENTH nor the adoption of any provision inconsistent with

Articles TENTH or ELEVENTH shall eliminate or reduce the effect of Articles TENTH or ELEVENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for Articles TENTH or ELEVENTH, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

                           [Signature page follows.]

     IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, for the purposes of forming a corporation pursuant to the Delaware General Corporation Law, does make this certificate, hereby declaring and certifying that it is such person's act and deed and that the facts herein stated are true, and accordingly has set [his/her] hand this ____ day of __________, 2000.


                              By:  _____________________________________
                                   Incorporator



    [Signature Page to Surviving Corporation Certificate of Incorporation]

                                   Exhibit C

          Form of Surviving Corporation Certificate of Incorporation



                         CERTIFICATE OF INCORPORATION

                                      OF

                             SURVIVING CORPORATION


                                 *   *   *   *


     FIRST:    The name of the Corporation is _______________.
     -----

     SECOND:   The address of its registered office in the State of Delaware is
     ------
Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

     THIRD:    The nature of the business or purpose to be conducted or promoted
     -----
is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

     FOURTH:   The Corporation will have authority to issue Ten Thousand
     ------
(10,000) shares of common stock, $.01 par value per share (the "Common Stock").

     FIFTH:    The name and mailing address of the incorporator is as follows:
     -----

               ________________
               ________________
               ________________
               ________________

     SIXTH:    The stockholders will have no preemptive rights to acquire
     -----
unissued or treasury shares or securities convertible into such shares, or carrying a right to subscribe to or acquire shares.

     SEVENTH:  The presence at a meeting of stockholders of at least a majority
     -------
of the shares entitled to vote at that meeting will constitute a quorum for the transaction of business at that meeting.

     EIGHTH:   To the fullest extent permitted by Delaware statutory or
     ------
decisional law, as amended or interpreted, no director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This ARTICLE EIGHTH does not affect the availability of equitable remedies for breach of fiduciary duties. The Corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Any repeal or modification of the provisions of this ARTICLE EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of any director existing at the time of such repeal or modification.

     NINTH:    The number of directors that shall constitute the whole Board
     -----
shall be as specified in the Bylaws of the Corporation, as the same may be amended from time to time, but in no event shall such number be less than __________ (__) nor greater than __________ (__). The Board shall for a period of five (5) years from _______________ include at least two (2) directors that are not affiliated with Holder.

     TENTH:    1.   For purposes of this Certificate, "Holder" shall mean Intel
     -----
Corporation, for so long as Intel Corporation holds at least five percent (5%) of the outstanding shares of Class A Common Stock of the Corporation's parent, Exca Holdings, Inc. ("Exca Holdings, Inc. Class A Common Stock") (taking into account any securities held by Holder that are convertible into shares of Exca Holdings, Inc. Class A Common Stock at the time of any determination into), all successors to Holder by way of merger, consolidation or sale of all or substantially all of Holder's assets, and all existing or future corporations, partnerships, joint ventures, associations and other entities (each a "Subsidiary Entity") in which such person or entity beneficially owns, directly or indirectly, fifty percent (50%) or more of the outstanding voting stock, but excluding Exca Holdings, Inc., the Corporation or any Subsidiary Entity in which Exca Holdings, Inc. or the Corporation beneficially owns, directly or indirectly, fifty percent (50%) or more of the outstanding voting stock.

     2.   In anticipation that:

          (a) Holder will remain, for some period of time, a stockholder of Exca Holdings, Inc.;

          (b) the Corporation and Holder may engage in the same or similar activities or lines of business and may have an interest in the same or similar areas of corporate opportunities;

          (c) there will or may be benefits to be derived by the Corporation through its continued or potential contractual, corporate and business relations with Holder (including without limitation service of officers of Holder as directors of the Corporation); and

          (d) there will be benefits in providing guidelines for directors and officers of Holder and of the Corporation with respect to the allocation of corporate opportunities and other matters; the provisions of this Article TENTH are set forth to regulate, define and guide the conduct of certain affairs of the Corporation as they may involve Holder and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

     3. Except as Holder may otherwise agree in writing, Holder shall have the right to, and shall have no duty not to, (a) engage in the same or similar business activities or lines of business as the Corporation, (b) compete against the Corporation, (c) do business with any potential or actual competitor, customer or supplier of the Corporation, and (d) employ or otherwise engage any officer or employee of the Corporation. Neither Holder nor any officer, director or employee thereof (except as provided in paragraph 4 of this Article TENTH) shall be liable to the Corporation or its stockholders, regardless of the impact any such activities may have on the Corporation, for breach of any fiduciary duty by reason of any such activities of Holder or of the participation therein of such person. In the event that Holder acquires knowledge of a potential transaction or matter that may be a corporate opportunity or otherwise of interest to Holder and the Corporation, Holder shall have no duty to communicate or present such corporate opportunity to the Corporation and, without limiting the generality of the foregoing, shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that Holder pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not present such corporate opportunity to the Corporation. Without limiting the generality of the foregoing, Holder shall have no such duty and shall not be so liable even if a director or officer of the Corporation (including, without limitation, any such director or officer who is also a director, officer or employee of Holder) becomes aware of such transaction or matter in his or her capacity as a director or officer of the Corporation and such director or officer discloses such transaction or matter to directors, officers, employees or other representatives of Holder, so long as Holder also learns, discovers, acquires or develops such transaction or matters independently or otherwise in a manner that was not based on such director's or officer's awareness of such transaction or matter. The provisions of this paragraph 3 of Article TENTH shall apply and not be affected by any other provision of this Certificate of Incorporation including, without limitation, paragraph 4 or 5 of Article TENTH.

     4. In the event that a director or officer of the Corporation who is also a director, officer or employee of Holder acquires knowledge of a potential transaction or matter that may be a corporate opportunity or otherwise of interest to the Corporation and Holder, such director or officer of the Corporation (a) shall have fully satisfied and fulfilled the fiduciary duties of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, (b) shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty with respect to such corporate opportunity by reason of his or her not communicating information regarding such corporate opportunity to the Corporation, and/or Holder's pursuing or acquiring such corporate opportunity for itself or directing such corporate opportunity to another person, (c) shall be deemed to have acted in good faith and in a manner such person reasonably believes to be in and not opposed to the best interests of the Corporation, and (d) shall be deemed not to have breached his or her duty of loyalty to the Corporation or its stockholders and not to have derived an improper benefit therefrom, if such corporate opportunity belongs to Holder in accordance with the following policy:

          (i) a corporate opportunity offered or disclosed to any person who is a director but not an officer of the Corporation and who is also an officer or employee (whether or not a director) of Holder shall belong to Holder, unless such opportunity is expressly offered to such person primarily in his or her capacity as a director of the Corporation, in which case such opportunity shall belong to the Corporation;

          (ii) a corporate opportunity offered or disclosed to any person who is an officer (whether or not a director) of the Corporation and who is also a director but not an officer or employee of Holder shall belong to the Corporation, unless such opportunity is expressly offered to such person primarily in his or her capacity as a director of Holder, in which case such opportunity shall belong to Holder; and

          (iii) a corporate opportunity offered or disclosed to any other person who is either an officer of both the Corporation and Holder, or a director of both the Corporation and Holder, shall belong to Holder or to the Corporation, as the case may be, if such opportunity is expressly offered to such person primarily in his or her capacity as an officer or director of Holder or of the Corporation, respectively; otherwise, such opportunity shall belong to Holder.

     5. Except as otherwise provided in paragraph 3 of Article TENTH, any corporate opportunity that belongs to Holder or to the Corporation pursuant to the foregoing policy shall not be pursued by the other, or directed by the other to another person, unless and until Holder or the Corporation, as the case may be, determines not to pursue the opportunity. The foregoing prohibition shall cease if the party to whom the corporate opportunity belongs does not within a reasonable period of time begin to pursue, or thereafter continue to pursue, such opportunity diligently and in good faith.

     6. For purposes of this Article TENTH, "corporate opportunities" shall consist of business opportunities which (a) the Corporation is financially able to undertake, (b) are, from their nature, in the line or lines of the Corporation's business as described in the Corporation's periodic reports filed with the Securities and Exchange Commission and are of practical advantage to it, and (c) are ones in which the Corporation has an interest or reasonable expectancy. "Corporate opportunities" shall not include any transaction or matter in which the Corporation or Holder is permitted to participate pursuant to any agreement between the Corporation and Holder that has been approved by a majority of the directors of the Corporation who are disinterested ("Disinterested Directors"), it being acknowledged that the rights of the Corporation under any such agreement shall be deemed to be contractual rights and shall not be corporate opportunities of the Corporation for any purpose; provided, however, that no presumption or implication as to corporate opportunities relating to any transaction not explicitly covered by such an agreement shall arise from the existence or absence of any such agreement.

     7. Any person purchasing or otherwise acquiring any interest in any shares of stock or other securities (including without limitation stock options) of the Corporation shall be deemed to have notice of and consented to the provisions of this Article TENTH.

     8. Nothing in this Article TENTH is intended to, and shall not be construed to, expand any party's fiduciary duties under applicable law.

     9. If any contract, agreement, arrangement or transaction between the Corporation and Holder involves a corporate opportunity and is approved in accordance with the procedures set forth in Article TENTH hereof, Holder and its officers and directors (including without limitation, any such person who is also a director or officer of the Corporation) shall also, for the purposes of this Article TENTH and the other provisions of this Certificate, be deemed to have fully satisfied and fulfilled any fiduciary duties they may have to the Corporation and its stockholders. Any such contract, agreement, arrangement or transaction involving a corporate opportunity not so approved shall not by reason thereof result in any such breach of any fiduciary duty, but shall be governed by the other provisions of this Article TENTH, this Certificate, the bylaws, the Delaware General Corporation Law and other applicable law.

     10. For purposes of this Article TENTH, a director of the Corporation who is Chairman of the Board of Directors of the Corporation shall not be deemed to be an officer of the Corporation by reason of holding such position (regardless of whether such position is deemed an office of the Corporation under the bylaws of the Corporation), unless such person is a full-time employee of the Corporation.

     ELEVENTH: 1.   In anticipation that:
     --------

          (a) Holder will remain, for some period of time, a stockholder of Exca Holdings, Inc. and have continued contractual, corporate and business relations with Exca Holdings, Inc. and the Corporation;

          (b) the Corporation and Holder may enter into contracts or otherwise transact business with each other and the Corporation may derive benefits therefrom; and

          (c) the Corporation may from time to time enter into contractual, corporate or business relations with one or more of its directors, or one or more corporations, partnerships, associations or other organizations in which one or more of its directors have a financial interest (collectively, "Related Entities");

the provisions of this Article ELEVENTH are set forth to regulate and guide certain contractual relations and other business relations of the Corporation as they may involve Holder, Related Entities and their respective officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

     2. The provisions of this Article ELEVENTH are in addition to, and not in limitation of, the provisions of the Delaware General Corporation Law and the other provisions of this Certificate. Any contract or business relation which does not comply with procedures set forth in this Article ELEVENTH shall not by reason thereof be deemed void or voidable or result in any breach of any fiduciary duty to, or duty of loyalty to, or failure to act in good faith or in the best interests of, the Corporation, or the derivation of any improper personal benefit, but shall be governed by the remaining provisions of this Certificate, the Bylaws, the Delaware General Corporation Law and other applicable law.

     3. No contract, agreement, arrangement or transaction between the Corporation, on the one hand, and Holder or a Related Entity or one or more of the directors or officers of the Corporation, on the other hand, or any amendment, modification or termination thereof, shall be void or voidable solely for the reason that Holder or Related Entity or any one or more of the officers or directors of the Corporation are parties thereto, or solely because any such directors or officers are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes such contract, agreement, arrangement, transaction, amendment, modification or termination (each, a "Transaction") or solely because his, her or their votes are counted for such
 -----------
purpose, and Holder, any Related Entity and such directors and officers (a) shall have fully satisfied and fulfilled any fiduciary duties they may have to the Corporation and its stockholders with respect thereto, (b) shall not be liable to the Corporation or its stockholders for any breach of any fiduciary duty they may have by reason of their approving any such Transaction or the Corporation's entering into, performing or consummating any such Transaction,
(c) shall be deemed to have acted in good faith and in a manner such persons reasonably believed to be in and not opposed to the best interests of the Corporation, to the extent such standard is applicable to such person's conduct, and (d) shall be deemed not to have breached any duties of loyalty to the Corporation or its stockholders, whether or not they have derived a personal benefit therefrom, if:

          (i) the material facts as to the Transaction are disclosed or are known to the Board of Directors or the committee thereof that authorizes the Transaction and the Board of Directors or such committee in good faith authorizes or approves the Transaction by the affirmative vote of a majority of the Disinterested Directors on the Board of Directors or such committee (even though the Disinterested Directors are less than a quorum);

          (ii) the material facts as to the Transaction are disclosed or are known to the holders of the voting stock entitled to vote thereon, and the Transaction is specifically approved in good faith by vote of the holders of a majority of the then outstanding voting stock not owned by Holder or such Related Entity, voting together as a single class;

          (iii) such Transaction is effected pursuant to, and consistent with, terms and conditions specified in any arrangements, standards, protocols or guidelines (collectively, the "Guidelines") which are in good faith authorized
                               ----------
or approved, after disclosure or knowledge of the material facts related thereto, by the affirmative vote of a majority of the Disinterested Directors on the Board of Directors or the applicable committee thereof (even though the Disinterested Directors are less than a quorum) or by vote of the holders of a majority of the then outstanding voting stock not owned by Holder or such Related Entity, voting together as a single class (such authorization or approval of such Guidelines constituting or being deemed to constitute authorization or approval of such Transaction); or

          (iv) such Transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders of the Corporation.

     In addition, each Transaction authorized, approved or effected, and such Guidelines so authorized or approved, as described in (i), (ii), or (iii) above, shall be deemed to be entirely fair to the Corporation and its stockholders; provided, however, that if such authorization or approval is not obtained, or such Transaction is not so effected, no presumption shall arise that such Transaction or such Guidelines are not fair to the Corporation and its stockholders.

     4. Directors of the Corporation who are also directors, officers or employees of Holder or any Related Entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes or approves any such Transaction or any such Guidelines. Voting stock owned by the Holder and any Related Entities may be counted in determining the presence of a quorum at a meeting of stockholders that authorizes or approves any such Transaction or any such Guidelines.

     5. The Holder shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty it may have by reason of the fact that Holder takes any action or exercises any rights or gives or withholds any consent in connection with any Transaction between Holder and the Corporation. No vote cast or other action taken by any person who is an officer, director or other representative of Holder, which vote is cast or action is taken by such person in his capacity as a director of the Corporation, shall constitute an action of, or the exercise of a right by, or a consent of, Holder for the purpose of any such Transaction.

     6. Any person purchasing or otherwise acquiring any interest in any shares of stock or other securities (including without limitation stock options) of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article ELEVENTH.

     7. Nothing in this Article ELEVENTH is intended to, nor shall anything in this Article ELEVENTH be construed to, expand any party's fiduciary duties under applicable law.

     TWELFTH:  The Board of Directors is expressly authorized to make, alter or
     -------
repeal the Bylaws of the Corporation.

     THIRTEENTH:  Notwithstanding anything in this Certificate to the contrary,
     ----------
and in addition to any vote of the Board of Directors required by applicable law or this Certificate, the affirmative vote of the holders of more than eighty percent (80%) of the outstanding Common Stock shall be required to alter, amend or repeal, or adopt any provision inconsistent with, any provision of Articles TENTH or ELEVENTH. Neither the alteration, amendment or repeal of Articles TENTH or ELEVENTH nor the adoption of any provision inconsistent with Articles TENTH or ELEVENTH shall eliminate or reduce the effect of Articles TENTH or ELEVENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for Articles TENTH or ELEVENTH, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

                           [Signature page follows.]

     IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, for the purposes of forming a corporation pursuant to the Delaware General Corporation Law, does make this certificate, hereby declaring and certifying that it is such person's act and deed and that the facts herein stated are true, and accordingly has set [his/her] hand this ____ day of __________, 2000.


                                   By:  _____________________________________
                                        Incorporator



    [Signature Page to Surviving Corporation Certificate of Incorporation]

                                   Exhibit D




                         FROM OF SURVIVING CORPORATION


                                    BY-LAWS


                      Adopted as of _______________, 2000

                             SURVIVING CORPORATION

                                    BY-LAWS



                                   ARTICLE I

                                 STOCKHOLDERS

          Section 1.01  Annual Meetings.  The annual meeting of the stockholders
                        ---------------
of the Corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, within or without the State of Delaware, and on such date and at such hour as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting. [Sections 211(a), (b).]*


          Section 1.02  Special Meetings.  Special meetings of the stockholders
                        ----------------
may be called at any time by the Chairman of the Board or by the President (or, in the event of their absence or disability, by any Vice President), or by the Board of Directors. A special meeting shall be called by the Chairman of the Board or the President (or, in the event of their absence or disability, by any Vice President), or by the Secretary, immediately upon receipt of a written request therefor by stockholders holding in the aggregate not less than a majority of the outstanding shares of the Corporation at the time entitled to vote at any meeting of the stockholders. If such officers shall fail to call such meeting within 20 days after receipt of such request, any stockholder executing such request may call such meeting. Such special meetings of the stockholders shall be held at such places, within or without the State of Delaware, as shall be specified in the respective notices or waivers of notice thereof. [Section 211(d).]

          Section 1.03  Notice of Meetings; Waiver.  The Secretary or any
                        --------------------------
Assistant Secretary shall cause written notice of the place, date and hour of each meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given personally or by mail, not less than ten nor more than sixty days prior to the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is mailed, it shall be deemed to have been given to a stockholder when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the record of stockholders of the Corporation, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address. Such further notice shall be given as may be required by law. No notice of any meeting of stockholders need be given to any stockholder who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any

_____________________________

* Citations are to the General Corporation Law of the State of Delaware, as in effect on ________, 2000, are inserted for reference only, and do not constitute a part of the By-Laws.

regular or special meeting of the stockholders need be specified in a written waiver of notice. The attendance of any stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened. [Sections 222, 229.]

          Section 1.04  Quorum.  Except as otherwise required by law or by the
                        ------
Certificate of Incorporation, the presence in person or by proxy of the holders of record of a majority of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting. [Section 216.]

          Section 1.05  Voting.  If, pursuant to Section 5.05 of these By-Laws,
                        ------
a record date has been fixed, every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share outstanding in his name on the books of the Corporation at the close of business on such record date. If no record date has been fixed, then every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the vote of a majority of the shares represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting. [Sections 212(a), 216.]

          Section 1.06  Voting by Ballot.  No vote of the stockholders need be
                        ----------------
taken by written ballot, unless otherwise required by law. Any vote which need not be taken by ballot may be conducted in any manner approved by the meeting. [Sections 211(e), 212.]

          Section 1.07  Adjournment.  If a quorum is not present at any meeting
                        -----------
of the stockholders, the stockholders present in person or by proxy shall have the power to adjourn any such meeting from time to time until a quorum is present. Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, date and hour thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.05 of these By-Laws, a notice of the adjourned meeting, conforming to the requirements of
Section 1.03 hereof, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting. [Section 222(c).]

          Section 1.08  Proxies.  Any stockholder entitled to vote at any
                        -------
meeting of the stockholders or to express consent to or dissent from corporate action without a meeting may, by a written instrument signed by such stockholder or his attorney-in-fact, authorize another person or persons to vote at any such meeting and express such consent or dissent for him by proxy. No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. [Sections 212(b), (c).]

          Section 1.09  Organization; Procedure.  At every meeting of
                        -----------------------
stockholders the presiding officer shall be the Chairman of the Board or, in the event of his absence or disability, the President or, in the event of his absence or disability, a presiding officer chosen by a majority of the stockholders entitled to vote at the meeting and present in person or by proxy. The Secretary, or in the event of his absence or disability, an appointee of the presiding officer, shall act as Secretary of the meeting. The order of business and all other matters of procedure at every meeting of stockholders may be determined by such presiding officer.

          Section 1.10  Consent of Stockholders in Lieu of Meeting.  To the
                        ------------------------------------------
fullest extent permitted by law, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, such action may be taken without a meeting, without prior notice and without a vote of stockholders, if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to such corporate action being taken.

                                   ARTICLE II

                              BOARD OF DIRECTORS

          Section 2.01  General Powers.  Except as may otherwise be provided by
                        --------------
law, by the Certificate of Incorporation or by these By-Laws, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation. [Section 141(a).]

          Section 2.02  Number and Term of Office.  The number of Directors
                        -------------------------
shall be seven. Each Director (whenever elected) shall hold office until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. [Section 141(b).]

          Section 2.03  Election of Directors.  The Directors shall be appointed
                        ---------------------
initially by the incorporator. Thereafter, except as otherwise provided in Sections 2.12 and 2.13 of these By-Laws, the Directors shall be elected at each annual meeting of the stockholders. If the annual meeting for the election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon thereafter as convenient. At each meeting of the stockholders for the election of Directors, provided a quorum is present, the Directors shall be elected by a plurality of the votes validly cast in such election. [Sections 107, 108(a), 211(b), (c), 216.]

          Section 2.04  Annual and Regular Meetings.  The annual meeting of the
                        ---------------------------
Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the stockholders at the place of such annual meeting of the stockholders. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings. Notice of regular meetings need not be given, provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telegram, telex or cable, to each Director who shall not have been present at the meeting at which such action was taken, addressed to him at his usual place of business, or shall be delivered to him personally. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting. [Sections 141(g), 229, 230.]

          Section 2.05  Special Meetings; Notice.  Special meetings of the Board
                        ------------------------
of Directors shall be held whenever called by the Chairman of the Board or by the President or, in the event of their absence or disability, by any Vice President, at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on 24 hours' notice, if notice is given to each Director personally or by telephone, telex or telegram, or on five days' notice, if notice is mailed to each Director, addressed to him at his usual place of business. Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat. [Sections 141(g), 229.]

          Section 2.06  Quorum; Voting.  Except as otherwise required by these
                        --------------
By-Laws, at all meetings of the Board of Directors, the presence of a majority of the total number of Directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors; provided that until such time as Intel Corporation holds less than 20% of the voting power of Exca Holdings, Inc. (taking into account any securities held by Intel Corporation that are convertible into securities with voting power,) the following actions will require the approval of Directors representing 80% or more of the whole Board of Directors: (i) incurrence by the Corporation of indebtedness or other liabilities, contingent or otherwise, in excess of $50,000,000 individually or $150,000,000 in the aggregate; and (ii) entering into any agreement or arrangement that involves obligations of the Corporation, contingent or otherwise, in excess of $50,000,000 individually or $150,000,000 in the aggregate, other than obligations arising from the issuance of equity securities.

          Section 2.07  Adjournment.  A majority of the Directors present,
                        -----------
whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meetings are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.05 shall be given to each Director.

          Section 2.08  Action Without a Meeting.  Any action required or
                        ------------------------
permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors. [Section 141(f).]

          Section 2.09  Regulations; Manner of Acting.  To the extent consistent
                        -----------------------------
with applicable law, the Certificate of Incorporation and these By-Laws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

          Section 2.10  Action by Telephonic Communications.  Members of the
                        -----------------------------------
Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. [Section 141(i).]

          Section 2.11  Resignations.  Any Director may resign at any time by
                        ------------
delivering a written notice of resignation, signed by such Director, to the Chairman or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery. [Section 141(b).]

          Section 2.12  Removal of Directors.  Any Director may be removed at
                        --------------------
any time, either for or without cause, by vote of the stockholders entitled to vote for the election of such Director. Any vacancy in the Board of Directors caused by any removal of a Director by vote of the stockholders may be filled by the stockholders entitled to vote for the election of the Director so removed. If such stockholders do not fill such vacancy at the meeting at which such removal was effected (or in the written instrument effecting such removal, if such removal was effected by consent without a meeting), such vacancy may be filled in the manner provided in Section 2.13 of these By-Laws. [Section 141(k).]

          Section 2.13  Vacancies and Newly Created Directorships.  If any
                        -----------------------------------------
vacancies shall occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies and newly created directorships may be filled by a majority of the Directors then in office, although less than a quorum. A Director elected to fill a vacancy or a newly created directorship shall hold office until his successor has been elected and qualified or until his earlier death, resignation or removal. Any such vacancy or newly created directorship may also be filled it any time by vote of the stockholders entitled to elect the Director with respect to whom a vacancy exists. [Section 223.]

          Section 2.14  Compensation.  The amount, if any, which each Director
                        ------------
shall be entitled to receive as compensation for his services as such shall be fixed from time to time by resolution of the Board of Directors. [Section 141(h).]

          Section 2.15  Reliance on Accounts and Reports, etc.  A Director, or
                        -------------------------------------
a member of any Committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or Committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation. [Section 141(e).]

                                  ARTICLE III

                   EXECUTIVE COMMITTEE AND OTHER COMMITTEES

          Section 3.01  How Constituted.  The Board of Directors may, by
                        ---------------
resolution adopted by a majority of the whole Board, designate one or more Committees, including an Executive Committee, each such Committee to consist of such number of Directors as from time to time may be fixed by the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any such Committee, who may replace any absent or disqualified member or members at any meeting of such Committee. Thereafter, members (and alternate members, if any) of each such Committee may be designated at the annual meeting of the Board of Directors. Any such Committee may be abolished or re-designated from time to time by the Board of Directors. Each member (and each alternate member) of any such Committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his successor shall have been designated or until he shall cease to be a Director, or until his earlier death, resignation or removal. [Section 141(c).]

          Section 3.02  Powers.  During the intervals between the meetings of
                        ------
the Board of Directors, the Executive Committee, except as otherwise provided in this section or by resolutions of the Board of Directors adopted from time to time by a majority of the whole Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the property, affairs and business of the Corporation, including the power to declare dividends and to authorize the issuance of stock. Each such other Committee, except as otherwise provided in this section, shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the whole Board. Neither the Executive Committee nor any such other Committee shall have the power or authority to:

               (a) approve or adopt, or recommend to stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval, or

               (b) amend or repeal these By-Laws.

The Executive Committee shall have, and any such other Committee may be granted by the Board of Directors power to authorize the seal of the Corporation to be affixed to any or all papers which may require it. [Section 141(c).]

          Section 3.03  Proceedings.  Each such Committee may fix its own rules
                        -----------
of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time. Each such Committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the Meeting of the Board of Directors next following any such proceedings.

          Section 3.04  Quorum and Manner of Acting.  Except as may be otherwise
                        ---------------------------
provided in the resolution creating such Committee, at all meetings of any Committee the presence of members (or alternate members) constituting a majority of the total authorized membership of such Committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such Committee. Any action required or permitted to be taken at any meeting of any such Committee may be taken without a meeting, if all members of such Committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the Committee. The members of any such Committee shall act only as a Committee, and the individual members of such Committee shall have no power as such. [Sections 141(c), (f).]

          Section 3.05  Action by Telephonic Communications. Members of any
                        -----------------------------------
Committee designated by the Board of Directors may participate in a meeting of such Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. [Section 141(i).]

          Section 3.06  Absent or Disqualified Members.  In the absence or
                        ------------------------------
disqualification of a member of any Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. [Section 141(c).]

          Section 3.07  Resignations.  Any member (and any alternate member) of
                        ------------
of any Committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

          Section 3.08  Removal.  Any member (and any alternate member) of any
                        -------
Committee may be removed at any time, either for or without cause, by resolution adopted by majority of the whole Board of Directors.

          Section 3.09  Vacancies.  If any vacancy shall occur in any Committee,
                        ---------
by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors.

                                  ARTICLE IV

                                   OFFICERS

          Section 4.01  Number.  The officers of the Corporation shall be
                        ------
elected by the Board of Directors and shall be a President and a Secretary. The Board of Directors also may elect a Chairman and one or more Vice Presidents, a Treasurer and one or more Assistant Secretaries and Assistant Treasurers in such numbers as the Board of Directors may determine. Any number of offices may be held by the same person. No officer need be a Director of the Corporation. [Sections 142(a), (b).]

          Section 4.02  Election.  Unless otherwise determined by the Board of
                        --------
Directors, the officers of the Corporation shall be elected by the Board of Directors at its initial meeting and thereafter annually at the annual meeting of the Board of Directors. In the event of the failure to elect officers at any annual meeting, officers may be elected at any regular or special meeting of the Board of Directors. Subject to the provisions of Section 4.11, each officer (whether chosen at any annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until the next succeeding annual meeting of the Board of Directors and until his successor has been elected and qualified, or until his earlier death, resignation or removal. [Section 142(b).]

          Section 4.03  Salaries.  The salaries of all officers and agents of
                        --------
the Corporation shall be fixed by the Board of Directors.

          Section 4.04  Removal and Resignation; Vacancies.  Any officer may be
                        ----------------------------------
removed for or without cause at any time by the Board of Directors. Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors the Chairman or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors. [Sections 142(b), (e).]

          Section 4.05  Authority and Duties of Officers.  The officers of the
                        --------------------------------
Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these By-Laws or in a resolution of the Board of Directors which is not inconsistent with these By-Laws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law. [Section 142(a).]

          Section 4.06  The Chairman of the Board.  The Chairman of the Board
                        -------------------------
shall preside at all meetings of the stockholders and directors at which he is present, and shall exercise such other powers and perform such other duties as may from time to time be assigned to him by these By-Laws or by the Board of Directors.

          Section 4.07  The President.  The President shall exercise such powers
                        -------------
and perform such duties as may from time to time be assigned to him by these By-Laws or by the Board of Directors.

          Section 4.08  The Vice Presidents.  Each Vice President shall exercise
                        -------------------
such powers and perform such duties as from time to time may be assigned to him by these By-Laws or by the Board of Directors or by the President. At the request of the President or in the event of his absence or disability, the Vice President designated by the Board of Directors or, if no such designation shall have been made, then the Vice President designated by the President shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign (unless the President or another Vice President shall have signed), certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

          Section 4.09  The Secretary.  The Secretary shall have the following
                        -------------
powers and duties:

               (a) He shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose.

               (b) He shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by law.

               (c) Whenever any Committee shall be appointed pursuant to a resolution of the Board of Directors, he shall furnish a copy of such resolution to the members of such Committee.

               (d) He shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-Laws, and when so affixed he may attest the same.

               (e) He shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Certificate of Incorporation or these By-Laws.

               (f) He shall have charge of the stock books and ledgers of the Corporation and shell cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record.

               (g) He shall sign (unless the Treasurer, an Assistant Treasurer or Assistant Secretary shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

               (h) He shall perform, in general, all duties incident to the office of Secretary and such other duties as may be given to him by these By-Laws or as may be assigned to him from time to time by the Board of Directors or the President.

          Section 4.10  The Treasurer.  The Treasurer shall have the following
                        -------------
powers and duties:

               (a) He shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records of all receipts of the Corporation.

               (b) He shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section
          8.05 of these By-Laws.

               (c) He shall cause the moneys of the Corporation to be disbursed by checks or drafts (signed as provided in Section 8.06 of these By-
          Laws) upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

               (d) He shall render to the Board of Directors or the President, whenever requested, a statement of the financial condition of the Corporation and of all his transactions as Treasurer, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.

               (e) He shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation.

               (f) He may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board of Directors.

          Section 4.11  Additional Officers.  The Board of Directors may appoint
                        -------------------
such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. The Board of Directors from time to time may delegate to any officer or agent the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any such officer or agent may remove any such subordinate officer or agent appointed by him, for or without cause. [Sections 142(a), (b).]

          Section 4.12   Security.  The Board of Directors may require any
                         --------
officer, agent or employee of the Company to provide security for the faithful performance of his duties, in such amount and of such character as may be determined from time to time by the Board of Directors. [Section 142(c).]

                                   ARTICLE V

                                 CAPITAL STOCK

          Section 5.01   Certificates of Stock.  The shares of the Corporation
                         ---------------------
shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws. [Section 158.]

          Section 5.02   Signatures; Facsimile.  Any or all the signatures on
                         ---------------------
such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. [Section 158.]

          Section 5.03   Lost, Stolen or Destroyed Certificates. The Board of
                         --------------------------------------
Directors may direct that a new certificate or uncertificated shares be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of Directors of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares. [Section 167.]

          Section 5.04   Transfer of Stock.  Upon surrender to the Corporation
                         -----------------
or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate or uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfer of uncertificated shares shall be governed by applicable provisions of law. Subject to the provisions of the Certificate of Incorporation and these By-Laws, the Board of Directors way prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

          Section 5.05   Record Date.  In order that the Corporation may
                         -----------
determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the date next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. [Section 213.]

          Section 5.06   Registered Stockholders.  Prior to due surrender of
                         -----------------------
a certificate for registration of transfer or transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate or such uncertificated shares, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so. [Section 159.]

          Section 5.07   Transfer Agent and Registrar.  The Board of Directors
                         ----------------------------
may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

                                  ARTICLE VI

                                INDEMNIFICATION

          Section 6.01   Nature of Indemnity.  The Corporation shall indemnify
                         -------------------
any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any parson who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (a) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

          The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or in a manner in which he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          Section 6.02   Successful Defense.  To the extent that a director,
                         ------------------
officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section
6.01 or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          Section 6.03   Determination that Indemnification is Proper.  Any
                         --------------------------------------------
indemnification of a director or officer of the Corporation under Section 6.01. (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Section 6.01. Any indemnification of an employee or agent of the Corporation under Section 6.01 (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.01. Any such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

          Section 6.04   Advance Payment of Expenses.  Expenses incurred by a
                         ---------------------------
director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation's counsel to represent such director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

          Section 6.05   Procedure for Indemnification of Directors and
                         ----------------------------------------------
Officers. Any indemnification of a director or officer of the Corporation under
--------
Sections 6.01 and 6.02 or advance of costs, charges and expenses to a director or officer under Section 6.04, shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a Claim for the advance of costs, charges and expenses under Section 6.04 where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 6.01, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.01, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          Section 6.06   Survival; Preservation of Other Rights.  The foregoing
                         --------------------------------------
indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Delaware General Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

          The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 6.07   Insurance.  By action of the Board of Directors, the
                         ---------
Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

          Section 6.08   Severability.  If this Article or any portion hereof
                         ------------
shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                  ARTICLE VII

                                    OFFICES

          Section 7.01   Registered Office.  The registered office of the
                         -----------------
Corporation in the State of Delaware shall be located at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. [Section 131.]

          Section 7.02   Other Offices.  The Corporation may maintain offices or
                         -------------
places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require. [Section 122(8).]

                                 ARTICLE VIII

                              GENERAL PROVISIONS

          Section 8.01   Dividends.  Subject to any applicable provisions of
                         ---------
law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property, or shares of the Corporation. [Section 173.]

          Section 8.02   Reserves.  There may be set aside out of any funds of
                         --------
the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve. [Section 171.]

          Section 8.03   Execution of Instruments.  Subject to any limitation
                         ------------------------
contained in the Certificate of Incorporation or these By-Laws, the Chairman of the Board or the President may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation and in the ordinary course of its business. The Board of Directors may, subject to any limitation contained in the Certificate of Incorporation or these By-Laws, authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

          Section 8.04   Corporate Indebtedness.  No loan shall be contracted on
                         ----------------------
behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors shall authorize. When so authorized by the Board of Directors, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

          Section 8.05   Deposits.  Any funds of the Corporation may be
                         --------
deposited from time to time in such banks, trust companies or other depositaries as may be determined by the Board of Directors, or by such officers or agents as may be authorized by the Board of Directors to make such determination.

          Section 8.06   Checks.  All checks or demands for money the
                         ------
Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors from time to time may determine.

          Section 8.07   Sale, Transfer, etc. of Securities.  To the extent
                         ----------------------------------
authorized by the Board of Directors, the Chairman of the Board, the President, or any Vice President together with the Secretary or Treasurer or an Assistant Secretary or Assistant Treasurer may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

          Section 8.08   Voting as Stockholder.  Unless otherwise determined
                         ---------------------
by resolution of the Board of Directors, the Chairman of the Board or the President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

          Section 8.09   Fiscal Year.  The fiscal year of the Corporation shall
                         -----------
commence on the first day of February in each calendar year and terminate on the 31st day of January.

          Section 8.10   Seal.  The seal of the Corporation shall be circular
                         ----
in form and shall contain the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware." The form of such seal shall be subject to alteration by the Board of Directors.

The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

          Section 8.11   Books and Records; Inspection.  Except to the extent
                         -----------------------------
otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.

                                  ARTICLE IX

                             AMENDMENT OF BY-LAWS

          Section 9.01   Amendment.  These By-Laws may be amended, altered or
                         ---------
repealed at any regular or special meeting of the stockholders, if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting. Any amendment, alteration or repeal must be approved by holders of a majority of the voting power of the Corporation entitled to vote, provided that any amendment, alteration or repeal of the first sentence of Section 2.02, the second sentence of Section 2.06 or this Section 9.01 must be approved by stockholders holding not less than eighty percent (80%) of the voting power of the Corporation entitled to vote. These By-laws may also be amended, altered or repealed by a majority of the whole Board of Directors; provided that any amendment, alteration or repeal of the first sentence of Section 2.02, the second sentence of Section 2.06 or this Section 9.01 must be approved by the Directors representing 80% or more of the whole Board of Directors.

                                   Exhibit E

                   Newco and Surviving Corporation Directors

Two directors nominated by Intel
Two directors nominated by the Company
Two directors not affiliated with Intel
One director nominated by the stockholders of the Company

                                   Exhibit F

                    Newco and Surviving Corporation Officers

Ron Whittier    Chief Executive Officer
Pat Condo       President

                                   Exhibit G

                              EXCA HOLDINGS, INC.

                            2000 STOCK OPTION PLAN

                            ______________________

                       SECTION 1.  Purpose; Definitions

     The purpose of the Exca Holdings, Inc. 2000 Stock Option Plan (the "Plan") is to enable Exca Holdings, Inc. (the "Company") to attract, retain and reward officers, directors and key employees of the Company and its Subsidiaries and Affiliates and any other individual as determined by the Committee who is responsible for or contributes to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates, and strengthen the mutuality of interests between such persons and the Company's stockholders, by offering such persons performance-based stock incentives and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash.

     For purposes of the Plan, the following terms shall be defined as set forth below:

     (a) "Affiliate" means any entity other than the Company and its Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

     (b)  "Board" means the Board of Directors of the Company.

     (c) "Book Value" means, as of any given date, on a per share basis (i) the stockholders' Equity in the Company as of the end of the immediately preceding fiscal year as reflected in the Company's consolidated balance sheet, subject to such adjustments as the Committee shall specify at or after grant, divided by
(ii) the number of then outstanding shares of Stock as of such year-end date (as adjusted by the Committee for subsequent events).

     (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     (e) "Committee" means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

     (f) "Company" means Exca Holdings, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

     (g) "Deferred Stock" means an award made pursuant to Section 8 below of the right to receive Stock at the end of a specified deferral period.

     (h) "Disability" means disability as determined under procedures established by the Committee for purposes of this Plan.

     (i) "Fair Market Value" means, as of any given date, unless otherwise determined by the Committee in good faith, the mean between the highest and lowest quoted bid price, regular way, of the Stock on the NASDAQ System or, if no such sale of Stock occurs on such date, the fair market value of the Stock as determined by the Committee in good faith.

     (j) "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422A of the Code.

     (k) "Non-Employee Directors" shall have the meaning set forth in Rule 16b-3(b)(3) as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor definition adopted by the Commission.

     (1) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     (m) "Other Stock-Based Award" means an award under Section 10 below that is valued in whole or in part by reference to, or is otherwise based on, Stock.

     (n) "Restricted Stock" means an award of shares of Stock that is subject to restrictions under Section 7 below.

     (o) "Stock" means the Class A Common Stock, $.01 par value per share, of the Company.

     (p) "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 below to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), subject, where applicable, to the pricing provisions in
Section 6(b)(ii) and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

     (q) "Stock Option" or "Option" means any option to purchase shares of Stock (including Restricted Stock and Deferred Stock, if the Committee so determines) granted pursuant to Section 5 below.

     (r)  "Stock Purchase Right" means the right to purchase Stock pursuant to
Section 9.

     (s) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if the corporation (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     In addition, the term "Cause" shall have the meaning set forth in Section 5(h) below.

                          SECTION 2.  Administration

     The Plan shall be administered by a Committee of no fewer than two Non-Employee Directors, who shall be appointed by the Board and who shall serve at the pleasure of the Board. The functions of the Committee specified in the Plan shall be exercised by the Board, if and to the extent that no Committee exists which has the authority to so administer the Plan.

     The Committee shall have full authority to grant, pursuant to the terms of the Plan, to officers, directors and other key employees and any other individual as determined by the Committee who is responsible for or contributes to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates eligible under Section 4: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Deferred Stock, (v) Stock Purchase Rights and/or (vi) Other Stock-Based Awards. In particular, the Committee shall have the authority:

     (a) to select the officers, directors and other key employees of the Company and its Subsidiaries and Affiliates and any other individual as determined by the Committee who is responsible for or contributes to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and/or Other Stock-Based Awards may from time to time be granted hereunder;

     (b) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and/or Other Stock-Based Awards, or any combination thereof, are to be granted hereunder to one or more eligible officers, directors, employees and any other individual as determined by the Committee who is responsible for or contributes to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates;

     (c) to determine the number of shares to be covered by each such award granted hereunder;

     (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion);

     (e) to determine whether and under what circumstances a Stock Option may be settled in cash, Restricted Stock and/or Deferred Stock under Section 5(j) or
(k), as applicable, instead of Stock;

     (f) to determine whether, to what extent and under what circumstances grants and/or other awards under the Plan and/or other cash awards made by the Company are to be made, and operate, on a tandem basis vis-a-vis other awards under the Plan and/or cash awards made outside of the Plan, or on an additive basis;

     (g) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period);

     (h) to determine the terms and restrictions applicable to Stock Purchase Rights and the Stock purchased by exercising such Rights; and

     (i) to grant with the consent of the optionee, in substitution for outstanding Stock Options, replacement Stock Options, which may be at a lower exercise price, provided that, in the case of Incentive Stock Options, at an exercise price less than the Fair Market Value of the Stock at the time of replacement.

     The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

     All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

                       SECTION 3.  Stock Subject to Plan

     The total number of shares of Stock reserved and available for distribution under the Plan shall be 1,000,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. Subject to
Section 6(b)(iv) below, if any shares of Stock that have been optioned cease to be subject to a Stock Option, or if any such shares of Stock that are subject to any Restricted Stock or Deferred Stock award, Stock Purchase Right or Other Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates, without a payment being made to the participant in the form of Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, spin-offs, spin-outs or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, in the number and purchase price of shares subject to outstanding Stock Purchase Rights under the Plan, and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the

Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

                            SECTION 4.  Eligibility

     Officers, directors and key employees of the Company and its Subsidiaries and Affiliates and any other individual as determined by the Committee who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan.

                           SECTION 5.  Stock Options

     Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

     The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock options, or both types of Stock Options (in each case with or without Stock Appreciation Rights).

     Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

     (a) Option Price. The option price per share of Stock purchasable under an Incentive Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Stock at the time of grant. Non-Qualified Stock Options may, in the discretion of the Committee, may be granted at a price per share less than the Fair Market Value of the Stock at the time of grant.

     (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the option is granted.

     (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

     (d) Method of Exercise. Subject to whatever installment exercise provisions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of Stock or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock or Deferred Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee).

          No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and if requested, has given the representation described in Section 13(a).

     (e) Non-Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

     (f) Termination by Death. Subject to Section 5(j), if an optionee's employment by the Company or any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

     (g) Termination by Reason of Disability. Subject to Section 5(j), if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of one year (or such other period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter, provided, however, that, if the optionee dies within such one-year period (or such other period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of

Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422A of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

     (h) Other Termination. Unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if an optionee's employment by the Company or any Subsidiary or Affiliate terminates for any reason other than death or Disability, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised, to the extent otherwise then exercisable, for the lesser of three months or the balance of such Stock Option's term if the optionee is involuntarily terminated by the Company or any Subsidiary or Affiliate without Cause. For purposes of this Plan, "Cause" means a felony conviction of an optionee or the failure of an optionee to contest prosecution for a felony, or an optionee's willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate.

     (i) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under
Section 422A of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422A.

     To the extent required for "incentive stock option" status under Section 422A(b)(7) of the Code (taking into account applicable Internal Revenue Service regulations and pronouncements), the Plan shall be deemed to provide that the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other stock option plan of the Company or any Subsidiary or parent corporation (within the meaning of Section 425 of the Code) shall not exceed $100,000. If
Section 422A is hereafter amended to delete the requirement now in Section 422A(b)(7) that the plan text expressly provide for the $100,000 limitation set forth in Section 422A(b)(7), then this first paragraph of Section 5(i) shall no longer be operative.

     (j) Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash, Stock, Deferred Stock or Restricted Stock an option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

     (k) Settlement Provisions. If the option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Deferred or Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Deferred or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.

                     SECTION 6.  Stock Appreciation Rights

     (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

          A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Stock Option.

          A Stock Appreciation Right may be exercised by an optionee, subject to
Section 6(b), in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

     (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

          (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan; provided, however, that any Stock Appreciation Right granted to an optionee subject to Section 16(b) of the Exchange Act subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of its term, except that this special limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of the six-month period. The exercise of Stock Appreciation Rights held by optionees who are subject to Section 16(b) of the Exchange Act shall comply with Rule 16b-3 thereunder, to the extent applicable.

          (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. When payment is to be made in shares, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise. When payment is to be made in cash, such amount shall be calculated on the basis of the average of the highest and lowest quoted bid price, of the Stock on the

NASDAQ System during the applicable period referred to in Rule 16b-3(e) under the Exchange Act.

          (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under
Section 5(e).

          (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in
Section 3 on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

                         SECTION 7.  Restricted Stock

     (a) Administration. Shares of Restricted Stock may be issued either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards.

     The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.

     The provisions of Restricted Stock awards need not be the same with respect to each recipient.

     (b) Awards and Certificates. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

          (i) The purchase price for shares of Restricted Stock may be equal to or less than their par value and may be zero.

          (ii) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required under Section 7(b)(i).

          (iii) Each participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

          (iv) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

     (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

          (i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restricted Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restriction in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

          (ii) Except as provided in this paragraph (ii) and Section 7(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 14(e), in additional Restricted Stock, to the extent shares are available under Section 3, or otherwise reinvested. Pursuant to Section 3 above, Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

          (iii) Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a participant's employment with the Company or any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to restriction will vest or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

          (iv) If and when the Restricted Period expires without a prior forfeiture of the Restricted Stock subject to such Restricted Periods, certificates for an appropriate number of unrestricted shares shall be delivered to the participant promptly.

     (d) Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Restricted Stock award, subject to such performance, future service deferral and other terms and conditions as may be specified by the Committee.

                          SECTION 8.  Deferred Stock

     (a) Administration. Deferred Stock may be awarded either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred, and the other terms and conditions of the award in addition to those set forth in Section 8(b).

          The Committee may condition the grant of Deferred Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine, in its sole discretion.

          The provisions of Deferred Stock awards need not be the same with respect to each recipient.

     (b) Terms and Conditions. The shares of Deferred Stock awarded pursuant to this Section 8 shall be subject to the following terms and conditions:

          (i) Subject to the provisions of this Plan and the award agreement referred to in Section 8(b)(vi) below, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Section 8(b)(v), where applicable), share certificates shall be delivered to the participant, or his legal representative, in a number equal to the shares covered by the Deferred Stock award.

          (ii) Unless otherwise determined by the Committee at grant, amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock award shall be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested, all as determined at or after the time of the award by the Committee, in its sole discretion.

          (iii) Subject to the provision of the award agreement and this Section 8, upon termination of a participant's employment with the Company or Subsidiary or Affiliate for any reason during the Deferral Period for a given award, the Deferred Stock in question will vest or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

          (iv) Based on service, performance and/or such other factors or criteria as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Deferred Stock award and/or waive the deferral limitations for all or any part of such award.

          (v) A participant may elect to further defer receipt of an award (or an installment of an award) for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made at least one year prior to completion of the Deferral Period for such Deferred Stock award (or such installment).

          (vi) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant.

     (c) Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a deferred stock award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

                       SECTION 9.  Stock Purchase Rights

     (a) Awards and Administration. Subject to Section 3 above, the Committee may grant eligible participants Stock Purchase Rights which shall enable such participants to purchase Stock (including Deferred Stock and Restricted Stock):

          (i)   at its Fair Market Value on the date of grant;

          (ii)  at 50% of such Fair Market Value on such date;

          (iii) at an amount equal to Book Value on such date; or

          (iv)  at an amount equal to the par value of such Stock on such date.

          The Committee shall also impose such deferral, forfeiture and/or other terms and conditions as it shall determine, in its sole discretion, on such Stock Purchase Rights or the exercise thereof.

          The terms of Stock Purchase Rights awards need not be the same with respect to each participant.

          Each Stock Purchase Right award shall be confirmed by, and be subject to the terms of, a Stock Purchase Rights Agreement.

     (b) Exercisability. Stock Purchase Rights shall generally be exercisable for such period after grant as is determined by the Committee not to exceed 30 days. However, the Committee may provide, in its sole discretion, that the Stock Purchase Rights of persons potentially subject to Section 16(b) of the Exchange Act shall not become exercisable until six months and one day after the grant date, and shall then be exercisable for ten trading days at the purchase price specified by the Committee in accordance with Section 9(a).

                     SECTION 10.  Other Stock-Based Awards

     (a) Administration. Other awards of Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Stock ("Other Stock-Based Awards"), including, without limitation, performance shares, convertible preferred stock, convertible debentures, exchangeable securities and Stock awards or options valued by reference to Book Value or subsidiary performance, may be granted either alone or in addition to or in tandem with Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock or Stock Purchase Rights granted under the Plan and/or cash awards made outside of the Plan.

          Subject to the provision of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the number of shares of Stock to be awarded pursuant to such awards, and all other conditions of the awards. The Committee may also provide for the grant of Stock upon the completion of a specified performance period.

          The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

     (b)  Terms and Conditions. Other Stock-Based Awards made pursuant to this
Section 10 shall be subject to the following terms and conditions:

          (i) Subject to the provision of the Plan and the award agreement referred to in Section 10(b)(v) below, shares subject to awards made under this
Section 10 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

          (ii) Subject to the provisions of the Plan and the award agreement and unless otherwise determined by the Committee at grant, the recipient of an award under this Section 10 shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

          (iii) Any award under this Section 10 and any Stock covered by any such award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the Committee, in its sole discretion.

          (iv) In the event of the participant's retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all of an award under this
Section 10.

          (v) Each award under this Section 10 shall be confirmed by, and subject to the terms of, an agreement or other instrument by the Company and by the participant.

          (vi) Stock (including securities convertible into Stock) issued on a bonus basis under this Section 10 may be issued for no cash consideration.
Stock (including securities convertible into Stock) purchased pursuant to a purchase right awarded under this Section 10 shall be priced at least 50% of the Fair Market Value of the Stock on the date of grant.

                    SECTION 11.  Amendment and Termination

     The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right, Restricted or Deferred Stock award, Stock Purchase Right or Other Stock-Based Award theretofore granted, without the optionee's or participant's consent, or which, without the approval of the Company's stockholders, would cause the Plan to no longer comply with Rule 16b-3 under the Exchange Act or any successor rule or other regulatory requirements.

     The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent.

     Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules.

                     SECTION 12.  Unfunded Status of Plan

     The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

                        SECTION 13.  General Provisions

     (a) The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent and to agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

          All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (b) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     (c) The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

     (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment or any kind otherwise due to the participant.

     (e) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or in Deferred Stock or other types of Plan awards) at the time of any dividend payment shall be permissible only if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options, Stock Purchase Rights and other Plan awards).

     (f) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

                      SECTION 14.  Effective Date of Plan

     The Plan shall be effective as of _____________, 2000, subject to the approval of the Plan by a majority of the holders of the Stock. Any grants made under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned on, and subject to, such approval of the Plan by such shareholders.

                           SECTION 15.  Term of Plan

     No Stock Option, Stock Appreciation Right, Restricted Stock award, Deferred Stock award, Stock Purchase Right or Other Stock-Based Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of stockholder approval, but awards granted prior to such tenth anniversary may extend beyond that date.

                                  Exhibit H-1

                   FORM OF TRANSFERRED IP LICENSE AGREEMENT
                   ----------------------------------------

This Transferred IP License Agreement (this "Agreement"), dated as of __________
                                             ---------
2000 (the "Effective Date"), is by and between Intel Corporation, a Delaware
           --------------
corporation ("Intel"), and Exca Holdings, Inc., a Delaware corporation
              -----
("Newco").
  -----

                                   RECITALS

     A. Newco, Intel, Excalibur Corporation, a Delaware corporation ("Excalibur"), and Excalibur Transitory, Inc., a Delaware corporation and a
  ---------
wholly owned subsidiary of Newco, are parties to that certain Agreement and Plan of Contribution and Merger (the "Contribution Agreement"), dated as of April 30,
                                 ----------------------
2000, pursuant to which certain assets of Intel relating to interactive media services will be combined with the business and operations of Excalibur in Newco.

     B. The Contribution Agreement contemplates that Newco will grant to Intel a non-exclusive license under all of the patents, patent applications, patent rights and other intellectual property assigned by Intel under the Contribution Agreement, on the terms and conditions set forth below.

     C. It is a condition precedent to the transactions contemplated by the Contribution Agreement to be consummated at the Closing thereunder that Newco and Intel enter into this Agreement.

                                   AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements, covenants and promises set forth herein and in the Contribution Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Newco and Intel agree as follows:

                                   ARTICLE I


                                  DEFINITIONS

Except as otherwise set forth herein, capitalized terms used in this Agreement shall have the same meanings ascribed to them in the Contribution Agreement. For purposes of this Agreement, the following terms shall have the meanings assigned to them below:

     1.1. "Licensed Intellectual Property" means, collectively, the Transferred Patents, the Transferred Copyrights and the Trade Secrets embodied in the source code of the Transferred Software.

     1.2. "Licensed Products" means software products of Intel that incorporate or utilize any Licensed Intellectual Property and that are developed by or on behalf of Intel, alone or in combination with other products.

     1.3.  "Licensed Services" means the services related to  Licensed Products.

     1.4. "Patents" means all classes or types of patents, utility models and design patents (including, without limitation, originals, divisions, continuations, continuations-in-part, re-examinations, extensions or reissues), and applications for these classes or types of patent rights in all countries of the world (and any patents issuing thereon).

     1.5. "Person" means an individual, corporation, partnership, association, limited liability company, trust, estate or other similar business entity or organization, including a Governmental Authority (as defined in the Contribution Agreement).

     1.6. "Proceedings" means any and all actions, suits, claims, charges, hearings, arbitrations, audits, proceedings (public or private) or investigations.

     1.7. "Software" means any and all (x) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (y) databases and compilations whether machine readable or otherwise, and (z) all documentation relating to any of the foregoing.

     1.8. "Trade Secrets" means know-how, inventions, discoveries, concepts, ideas, methods, processes, designs, formulae, technical data, drawings, specifications, data bases, models, prototypes, specimens, notes, documents, schematics, layout, and other data and materials and any other confidential information, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by copyrights, mask work rights or Patents.

     1.9. "Transferred Copyrightable Subject Matter" means any existing works of authorship or other copyrightable subject matter, including without limitation Transferred Software, that constitutes a Contributed Asset assigned by Intel under the Contribution Agreement.

     1.10 "Transferred Copyrights" means the copyrights throughout the world in any Copyrightable Subject Matter that constitutes a Contributed Asset assigned by Intel under the Contribution Agreement.

     1.11. "Transferred Patents" means those Patents listed in Schedule A
                                                               ----------
hereto, including without limitation any patents that issue anywhere in the world in respect of any patent applications identified in Schedule A hereto or
                                                          ----------
any patent applications hereafter filed to the extent such applications include claims directed to any inventions listed in Schedule A and any other Patent or
                                            ----------
patent right that constitutes a Contributed Asset assigned by Intel under the Contribution Agreement.

     1.12. Transferred Software" means the Software that constitutes a Contributed Asset assigned by Intel under the Contribution Agreement.

                                  ARTICLE II

                                GRANT OF RIGHTS
                                ---------------

     2.1. License to Intel.
          ----------------

     (a) Subject to the terms and conditions of this Agreement, Newco hereby grants to Intel a non-exclusive, royalty-free, fully-paid and worldwide license, under the Transferred Patents to make, have made (subject to Section 2.2 below), use, and import, and directly or indirectly sell, offer to sell and otherwise dispose of, in any manner and to any Person any Licensed Products and to perform Licensed Services and make, use and/or import any equipment and practice any method or process for use in the manufacture of any Licensed Products or the provision of any Licensed Services.

     (b) Subject to the terms and conditions of this Agreement (including, in the case of any Trade Secrets included in the Licensed Intellectual Property,
Article VI hereof), Newco hereby grants to Intel a non-exclusive, royalty-free, fully-paid and worldwide license, with the right to sublicense solely to the extent provided in Section 2.4, under the Licensed Intellectual Property to use, copy, display, perform, create derivative works and modifications, distribute or otherwise dispose of or commercially exploit in any manner and to any Person any Licensed Product that incorporates or utilizes any Copyrightable Subject Matter or any derivatives thereof or any Licensed Trade Secrets and to provide any related Licensed Services.

     2.2. Have Made Rights. Notwithstanding any provision set forth herein to
          ----------------
the contrary and subject always to Section 2.4(c), no source code of any Transferred Software may be sublicensed, distributed or otherwise made available to any entity that is manufacturing products for Intel through the exercise by Intel of its "have made" rights under Section 2.1(a) except to the extent expressly permitted by Section 2.4(b) hereof.

     2.3. Foundry Rights.  The parties understand and acknowledge that the
          --------------
license granted hereunder is intended to cover only the products of Intel, and are not intended to cover foundry activities that Intel may undertake on behalf of third parties.

     2.4. Sublicenses.
          -----------

     (a) Without the advance written consent of Newco, which consent may be given or withheld in Newco's sole and absolute discretion, Intel shall not grant any sublicenses under the license granted to it in Section 2.1(a) except that Intel may grant a sublicense to any wholly-owned subsidiary of Intel that has agreed in writing to be bound by all of the terms of this Agreement. Upon written request of Newco, Intel will give Newco written notice identifying any wholly-owned subsidiary to which Intel believes a sublicense has been effectively granted by Intel hereunder. The right to grant sublicense rights to a wholly-owned subsidiary shall apply only during the time period when such a business entity meets all requirements of a wholly-owned subsidiary.

     (b) Without the advance written consent of Newco, which consent may be given or withheld in Newco's sole and absolute discretion, Intel shall not grant any sublicenses under the license granted to it in Section 2.1(b) except that Intel is authorized to grant sublicenses under the license granted in Section 2.1(b), (i) to any wholly-owned subsidiary of Intel that has agreed in writing to be bound by all of the terms of this Agreement; (ii), in the case of object code of any Transferred Software or any derivatives thereof, as and to the extent necessary to permit any distributor, OEM, systems integrator or other third party reseller to sublicense, resell, integrate or other otherwise distribute or commercially exploit such object code; and (iii) in the case of source code of Transferred Software consisting of application program interfaces, to any OEM, systems integrator or other third party reseller that is integrating object code of Transferred Software in a hardware device, solely to the extent necessary for such object code to be integrated in such device.

     (c) Subject to Section 2.7 and except to the limited extent provided in clause (iii) of the immediately preceding sentence, without the advance written consent of Newco, which consent may be given or withheld in Newco's sole and absolute discretion, Intel shall not sublicense, distribute or otherwise make available any source code of any Transferred Software in a form substantially similar to that delivered to Newco pursuant to Section 3.1 hereof..

     2.5. No Other Rights.  No other rights are granted hereunder, by
          ---------------
implication, estoppel, statute or otherwise, except as expressly provided herein. Specifically, (i) except as expressly provided herein, nothing in the licenses granted hereunder or otherwise contained in this Agreement shall expressly or by implication, estoppel or otherwise give Intel any right to license any Licensed Intellectual Property to others and (ii) no license or immunity is granted by Newco directly or by implication, estoppel or otherwise to any third parties acquiring items from Intel for the combination of Intel products with other items or for the use of such combination. Without limiting the generality of the foregoing, Intel agrees and acknowledges that no rights are granted by Newco to any Patents, copyright, maskwork, Trade Secret, trademark or other intellectual property right except the license expressly granted hereunder with respect to the Licensed Intellectual Property.

     2.6  Mutual Covenant Not to Sue.  Each of Intel and Newco agrees that it
          --------------------------
shall not Assert any Related Patent owned by it against the other party, or the other party's subsidiaries or their customers (direct or indirect), distributors (direct or indirect), agents (direct or indirect) and contractors (direct or indirect) based on an allegation that the manufacture, use, import, offer for sale or sale of any Licensed Products by such other party or any of its subsidiaries or any process or method employed in the manufacture, testing, distribution or use thereof by such other party or any of its subsidiaries constitutes an infringement, contributory infringement of, or an inducement to infringe, any such Related Patents owned by it. This covenant not to sue shall survive any termination of this Agreement and shall remain in full force and effect until mutually agreed otherwise by the parties. For the purposes hereof,
(i) "Assert" means to bring an action of any nature before any legal, judicial, arbitration, administrative, executive or other type of body or tribunal that has or claims to have authority to adjudicate such action in whole or in part (examples of such body or tribunal including, without limitation, United States State and Federal Courts, the United States International Trade Commission and any foreign counterparts of any of the foregoing) and (ii) "Related Patents" means any Patent the practice of which necessarily would result in an infringement of any of the Transferred Patents.

     2.7  Right to Use Independent Contractors and Other Third Parties. Subject
          ------------------------------------------------------------
to Section 2.4(c), Newco agrees that Intel may retain independent contractors to develop, improve, maintain and support Licensed Products and Licensed Services on behalf of Intel and solely for the benefit of Intel, including without limitation (subject to confidentiality and intellectual property ownership agreements reasonably satisfactory to Newco) in source code form.

                                  ARTICLE III

                      DELIVERY; OWNERSHIP OF IMPROVEMENTS


     3.1  Delivery; Access to Information.  Intel shall retain tangible and
          -------------------------------
electronic copies of all available source code and object code associated with the Transferred Software and copies of then existing technical documentation embodying Licensed Intellectual Property, including without limitation, all documentation, flow charts, diagrams and other related materials relating to the Transferred Software and other Licensed Intellectual Property, in the possession or control of Intel.

     3.2  Ownership of Improvements.  Subject to the licenses granted by Newco
          -------------------------
herein, Newco will have and retain sole and exclusive ownership of, and all right, title and interest in, all Licensed Intellectual Property and all enhancements, improvements, modifications or other new developments conceived, created, acquired, or made by Newco after the date hereof, including all intellectual property rights therein or thereto ("Newco Improvements"), and
                                                  ------------------
Intel shall have no right, license or interest therein under this Agreement. Intel will have and retain sole and exclusive ownership of, and all right, title and interest in all enhancements, improvements, modifications or other new developments conceived, created, acquired, or made by Intel after the date hereof ("Intel Improvements"), and Newco shall have no right, license or
         ------------------
interest therein under this Agreement.

     3.3  Disclosure of Improvements and Developments.
          -------------------------------------------

     (a) Intel will have no obligation to disclose or license to Newco any Intel Improvements. No license of any Intel Improvements shall be granted except pursuant to a separate written agreement into which Intel and Newco hereafter enter.

     (b) Newco will have no obligation to disclose or license to Intel any Newco Improvements. No license of any Newco Improvements shall be granted except pursuant to a separate written agreement into which Intel and Newco hereafter enter.

     3.4  Abandonment of Patents.  If Newco elects to allow any of the
          ----------------------
Transferred Patents that are or have become issued patents to lapse or become otherwise abandoned or forfeited, Newco will use reasonable efforts to notify Intel of its intention to do so at least sixty (60) days prior to the date on which such Transferred Patent is due to lapse or become abandoned or forfeited. Intel shall have the right to assume control of such Transferred Patent at its own expense by providing Newco written notice to such effect prior to the date such Transferred Patent lapses or otherwise becomes abandoned or forfeited. If Intel elects to assume control of any applicable Transferred Patent pursuant to this Section 3.4, then Newco shall, at Intel's expense, assign to Intel its entire right, title and interest, legal and equitable, to such Transferred Patent, subject to retention of an unrestricted, royalty-free, irrevocable, worldwide and non-exclusive license in favor of Newco.

                                  ARTICLE IV

                             WARRANTY; DISCLAIMER

     4.1.  Authority.  Newco represents and warrants that it has the requisite
           ---------
authority to grant the licenses referenced in Section 2.1 to Intel pursuant to this Agreement.

     4.2.  No Implied Obligation.  Nothing contained in this Agreement shall be
           ---------------------
construed as:

     (a) a warranty or representation by either of the parties to this Agreement as to the validity, enforceability or scope of any class or type of Licensed Intellectual Property;

     (b) a warranty or representation that any manufacture, sale, lease, use or other disposition of products licensed hereunder will be free from infringement of any Patents or other intellectual property rights other than the Licensed Intellectual Property;

     (c) an agreement to bring or prosecute Proceedings against third parties for infringement or conferring any right to bring or prosecute Proceedings against third parties for infringement;

     (d) conferring any right to use in advertising, publicity, or otherwise, any trademark, trade name or names, or any contraction, abbreviation or simulation thereof, of either party;

     (e) an agreement to maintain any Transferred Patent in force or, in the case of any patent applications included in the Transferred Patents, continue the prosecution of such patent applications, subject to the provisions of
Section 3.4;

     (f)   an obligation to furnish any technical information or know-how; or

     (g) requiring Intel to defend any Proceeding brought by a third party challenging or concerning the validity of any Licensed Intellectual Property.

     4.3.  Disclaimer of Warranties.  NEWCO HEREBY DISCLAIMS ANY IMPLIED
           ------------------------
WARRANTIES WITH RESPECT TO THE TRANSFERRED PATENTS LICENSED HEREUNDER, INCLUDING WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

     4.4.  No Consequential Damages.  IN NO EVENT SHALL EITHER PARTY BE LIABLE
           ------------------------
FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, PUNITIVE, OR SPECIAL DAMAGES WHATSOEVER, INCLUDING WITHOUT LIMITATION,

DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE, ARISING OUT OF THIS AGREEMENT OR THE USE OF OR INABILITY TO USE THE TRANSFERRED PATENTS, OR ANY CONFIDENTIAL INFORMATION, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                                   ARTICLE V

                             TERM AND TERMINATION
                             --------------------

     5.1  Term.  The term of this Agreement ("Term") shall commence on the
          ----
Effective Date and continue in effect in perpetuity unless terminated as provided in Section 5.2 (it being understood that the license of any Licensed Patent under Section 2.1(a) shall expire upon its expiration).

     5.2  Termination.  Newco may terminate this Agreement immediately and with
          -----------
immediate effect at any time upon written notice to Intel if Intel or any wholly-owned subsidiary that is an authorized sublicensee of Intel breaches any material term or condition of this Agreement and such breach is not cured within thirty (30) days after notice of the breach is given by Newco to Intel.

     5.3  Effect of Termination; Return of Materials.  Upon termination of this
          ------------------------------------------
Agreement in accordance with the terms hereof by Newco, Intel shall not have any continuing rights under this Agreement, nor will either party have any right to any compensation at any time from the other party arising out of or by reason of any such termination (subject to any damages to which Newco is entitled by reason of such breach). Upon termination of this Agreement for any reason, Intel shall immediately (i) return to Newco or destroy all items of proprietary or confidential information of Newco retained by Intel hereunder, and (ii) discontinue the use of all Licensed Intellectual Property. Termination of this Agreement for whatever reason will in no way affect the validity of any valid sublicenses of granted by Newco to its customers. The provisions of this
Section 5.3 and Section 2.6, Section 3.2, Article IV, Article VI and Article VII shall survive termination of this Agreement.

                                  ARTICLE VI

                                CONFIDENTIALITY

     6.1. Newco Confidential Information.  The parties acknowledge that any
          ------------------------------
confidential information that they exchange with each other in connection with this Agreement will be, and is, subject to the applicable terms of a Intel non-disclosure agreement into which Intel and Newco are entering concurrently herewith.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

     7.1. Entire Agreement.  This Agreement (including the Schedules and the
          ----------------
Exhibits hereto, all of which are incorporated by reference into this Agreement) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior and contemporaneous agreements and understandings both written and oral between the parties with respect to the subject matter hereof.

     7.2.  Validity.  If any provision of this Agreement or the application
           --------
thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

     7.3.  Notices.  All notices and other communications pursuant to this
           -------
Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of telecopier, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (iii) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent and (iv) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted:

     if to Intel:

     Intel Corporation
     2200 Mission College Boulevard
     Santa Clara, California 95052
     Telecopier:  (408) 765-1855
     Attention:  General Counsel

     and

     Intel Corporation
     2200 Mission College Boulevard
     Santa Clara, California 95052
     Telecopier:  (408) 765-1855
     Attention:  Treasurer

     with a copy to:

     Gibson, Dunn & Crutcher LLP
     333 S. Grand Avenue
     Los Angeles, California 90071
     Telecopier:  (213) 229-7520
     Attention:  Karen E. Bertero, Esq.

     if to Newco to:

     Exca Holdings, Inc.
     1921 Gallows Road, Suite 200
     Vienna, Virginia 22182
     Telecopier:  (703) 761-1990
     Attention:  Chief Financial Officer

     with a copy to:

     Heller, Ehrman, White & McAuliffe LLP
     711 Fifth Avenue
     New York, NY 10028
     Telecopier:  (212) 832-3353
     Attention:  Stephen M. Davis, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     7.4.  Governing Law and Venue; Waiver of Jury Trial.
           ---------------------------------------------

     (a) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the state of Delaware without regard to the conflict or choice of law principles thereof or of any other jurisdiction. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7.3 or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof.

     (b) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in

Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

     (c) Each party acknowledges and agrees that any controversy which may arise under this agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this agreement or the transactions contemplated by this agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily, and (iv) each such party has been induced to enter into this agreement by, among other things, the waivers and certifications in this Section 7.4.

     7.5  Descriptive Headings; Article and Section References.  The descriptive
          ----------------------------------------------------
headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. All Article, Section, Subsection, Schedule and Exhibit references in this Agreement are to Articles, Sections, subsections, Schedules and Exhibits, respectively, of or to this Agreement unless specified otherwise.

     7.6. Assignment; Parties in Interest.  This Agreement and the license
          -------------------------------
granted herein is not assignable by Intel, in whole or in part, without the prior written consent of Newco except to any wholly-owned subsidiary of Intel that has agreed in writing to be bound by all of the terms of this Agreement. Any such purported assignment or transfer in violation of the foregoing requirements of this Section 7.6 shall be deemed a breach of this Agreement and shall be null and void. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and nothing in this Agreement is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     7.7. Specific Performance.  The parties hereby acknowledge and agree that
          --------------------
the failure of any party to perform its agreements and covenants hereunder may cause irreparable injury to the other parties, for which damages, even if available, may not be an adequate remedy. Accordingly, each party, upon the proper showing of such injury, hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

     7.8. Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     7.9. Ambiguities.  The parties have participated jointly in the
          -----------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     7.10.  Waiver.  Any waiver of compliance with any obligation, covenant,
            ------
agreement, provision or condition of this Agreement or consent pursuant to this Agreement shall not be effective unless evidenced by an instrument in writing executed by the party to be charged. Any waiver of compliance with any such obligation, covenant, agreement, provision or condition of this Agreement shall not operate as a waiver of, or estoppel with respect to, any subsequent or other non-compliance.

     7.11.  Execution.  This Agreement may be executed by facsimile signatures
            ---------
and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

     7.12.  Amendment.  This Agreement may be amended only by an instrument in
            ---------
writing signed on behalf of the parties hereto.

     7.13   Effectiveness.  This Agreement shall become effective upon the
            -------------
occurrence of the Closing and shall not otherwise have any force and effect.


                           [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.


                                   INTEL CORPORATION, a Delaware corporation

                                   By:  /s/  ________________
                                   Name:     ________________
                                   Title:    ________________
                                   Date:     ________________

                                   EXCA HOLDINGS, INC., a Delaware corporation

                                   By:  /s/  ________________
                                   Name:     ________________
                                   Title:    ________________
                                   Date:     ________________

                                  SCHEDULE A
                                  ----------


                              TRANSFERRED PATENTS
                              -------------------


No.       Identification

1         US Pat. 5,991,399

2         US Pat. 5,974,550

3         US Pat. 6,041,122

4         App. filed 5/20/99 (P6534)

5         App. filed 11/16/99 (P7393)

6         App. filed 12/30/99 (P7618)

7         App. filed 3/1/00 (P8352)

8         App. filed 3/1/00 (P8379)

9         App. filed 2/15/00 (P8353)

10        App. filed 4/23/99 (P6309)

                                  Exhibit H-2

                   FORM OF IP LICENSE CONTRIBUTION AGREEMENT
                   -----------------------------------------


This IP License Contribution Agreement, dated as of __________ 2000 (this "Agreement"), is by and between Intel Corporation, a Delaware corporation ("Intel"), and Exca Holdings, Inc., a Delaware corporation ("Newco").
  -----                                                      -----

                                   RECITALS

     A. Newco, Intel, Excalibur Technologies Corporation, a Delaware corporation ("Excalibur"), and Excalibur Transitory, Inc., a Delaware
              ---------
corporation and a wholly owned subsidiary of Newco are parties to that certain Agreement and Plan of Contribution and Merger (the "Contribution Agreement"),
                                                    ----------------------
dated as of April 30, 2000, pursuant to which certain assets of Intel relating to interactive media services will be combined with the business and operations of Excalibur in Newco.

     B. The Contribution Agreement contemplates that Intel will contribute to Newco a license under certain patents and other intellectual property for the purpose of Newco making, selling and otherwise commercially exploiting specified products or providing related services, on the terms and conditions set forth below.

     C. It is a condition precedent to the transactions contemplated by the Contribution Agreement to be consummated at the Closing thereunder that Newco and Intel enter into this Agreement.

                                   AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements, covenants and promises set forth herein and in the Contribution Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Newco and Intel agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

Except as otherwise set forth herein, capitalized terms used in this Agreement shall have the same meanings ascribed to them in the Contribution Agreement. For purposes of this Agreement, the following terms shall have the meanings assigned to them below:

     1.1. "Chipsets" means one or more Integrated Circuits (that may include one or more digital logic products) that alone or together are capable of (i) electrically interfacing directly (with or without buffering or pin reassignment) with a Processor to form the connection between a Processor and any other device including, without limitation, other

Processors, input/output devices, and memory; or (ii) communicating with any Processor through the communications interface which comes directly off the Processor.

     1.2. "Control" means, with reference to any patent rights, copyrights, trade secret rights and other intellectual property as to which Intel is not the exclusive owner, the right of Intel to grant rights and sublicenses with respect thereto to Newco without incurring any obligation owing by Intel to the entity that has licensed or sublicensed such intellectual property to Intel; provided that, if Intel elects to sublicense any such intellectual property notwithstanding that Intel will incur any such obligation, and if a payment of royalties or other consideration to such entity would be required in connection with the exercise of any rights sublicensed by Intel to Newco hereunder, such intellectual property shall be deemed not to be controlled by Intel and sublicensed by Intel hereunder unless Newco agrees in writing to be responsible for all such royalties and consideration payable to such other entity. If such election is so made by Newco and Intel agrees to be so responsible, the relevant intellectual property will be included in the Licensed Intellectual Property licensed to Newco hereunder.

     1.3. "Copyrightable Subject Matter" means any existing works of authorship or other copyrightable subject matter, including without limitation Licensed Software, owned or Controlled by Intel that have been utilized by Intel principally in or in connection with interactive media services activities of Intel's Internet Security Services, Enhanced Video Services and Entertainment Content Services units, excluding any Contributed Asset, the ownership in which is assigned to Newco pursuant to the Contribution Agreement.

     1.4. "Integrated Circuit" means an integral unit comprising one or more active and/or passive circuit elements associated on one or more substrates, such unit forming, or contributing to the formation of, a circuit for performing electrical functions and, if provided therewith, housing and/or supporting means.

     1.5. "Licensed Copyrights" means any copyrights throughout the world now owned or Controlled by Intel in any Copyrightable Subject Matter.

     1.6. "Licensed Intellectual Property" means, collectively, the Licensed Patents, Licensed Copyrights and Licensed Trade Secrets.

     1.7. "Licensed Patents" means those claims under any Patents now owned or Controlled by Intel that issue in respect of a patent application with an effective filing date prior to the date of this Agreement and that, if not licensed by Intel to Newco hereunder, would be infringed by Newco making, using, selling, offering to sell, or importing any Copyrightable Subject Matter or derivatives thereof or exercising any of the rights licensed under Section 2.1(b) hereof, in each case excluding any claims of any Patents that cover or relate to Chipsets, Integrated Circuits, Processors, or any manufacturing processes of any of the foregoing. The Licensed Patents include, without limitation, the patents and pending patent applications set forth on Schedule A
                                                                     ----------
hereto.

     1.8. "Licensed Products" means software products of Newco that incorporate or utilize any Licensed Intellectual Property and that are developed by or on behalf of Newco, alone or in combination with other products.

     1.9.  "Licensed Services" means the services related to Licensed Products.

     1.10. "Licensed Software" means the Software owned or Controlled by Intel that is described on Schedule B hereto.
                     ----------

     1.11. "Licensed Trade Secrets" means any Trade Secrets now owned or Controlled by Intel that have been necessary or utilized by Intel in connection with the interactive media services activities of Intel's Internet Security Services, Enhanced Video Services and Entertainment Content Services units, including without limitation Trade Secrets embodied any Contributed Asset, the ownership in which is assigned to Newco pursuant to the Contribution Agreement.

     1.12 "Medusa Compiler and Related Materials" means the Licensed Software used in operating Intel's Medusa Compiler.

     1.13. "Patents" means all classes or types of patents, utility models and design patents (including, without limitation, originals, divisions, continuations, continuations-in-part, re-examinations, extensions or reissues), and applications for these classes or types of patent rights in all countries of the world (and any patents issuing thereon).

     1.14. "Person" means an individual, corporation, partnership, association, limited liability company, trust, estate or other similar business entity or organization, including a Governmental Authority (as defined in the Contribution Agreement).

     1.15. "Proceedings" means any and all actions, suits, claims, charges, hearings, arbitrations, audits, proceedings (public or private) or investigations.

     1.16. "Processor" means any Integrated Circuit or combination of Integrated Circuits that is a digital logic product capable of processing digital data, such as a microprocessor or coprocessor (including, without limitation, a math coprocessor, graphics coprocessor digital signal processor).

     1.17 "Software" means any and all (x) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (y) databases and compilations whether machine readable or otherwise, and (z) all documentation relating to any of the foregoing.

     1.18 "Trade Secrets" means know-how, inventions, discoveries, concepts, ideas, methods, processes, designs, formulae, technical data, drawings, specifications, data bases, models, prototypes, specimens, notes, documents, schematics, layout, and other data and materials and any other confidential information, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by copyrights, mask work rights or Patents.

                                  ARTICLE II

                                GRANT OF RIGHTS
                                ---------------

     2.1.  Contribution of License to Newco.
           --------------------------------

     (a) Subject to the terms and conditions of this Agreement, Intel hereby grants to Newco a non-exclusive, royalty-free, fully-paid and worldwide license, under the Licensed Patents to make, have made (subject to Section 2.2 below), use, and import, and directly or indirectly sell, offer to sell and otherwise dispose of, in any manner and to any Person any Licensed Products and to perform Licensed Services and make, use and/or import any equipment and practice any method or process for use in the manufacture of any Licensed Products or the provision of any Licensed Services.

     (b) Subject to the terms and conditions of this Agreement (including, in the case of the Licensed Trade Secrets, Article VI hereof), Intel hereby grants to Newco a non-exclusive, royalty-free, fully-paid and worldwide license, under the Licensed Intellectual Property to use, copy, display, perform, create derivative works and modifications, distribute or otherwise dispose of or commercially exploit in any manner and to any Person any Licensed Product that incorporates or utilizes any Copyrightable Subject Matter or any derivatives thereof or any Licensed Trade Secrets and to provide any related Licensed Services.

     2.2.  Have Made Rights. Notwithstanding any provision set forth herein to
           ----------------
the contrary and subject always to Section 2.4(c), no source code of any Licensed Software may be sublicensed, distributed or otherwise made available to any entity that is manufacturing products for Newco through the exercise by Newco of its "have made" rights under Section 2.1(a) except to the extent expressly permitted by Section 2.4(b) hereof.

     2.3.  No Foundry Rights. The parties understand and acknowledge that the
           -----------------
license granted hereunder is intended to cover only the products of Newco, and are not intended to cover foundry activities that Newco may undertake on behalf of third parties.

     2.4.  Sublicenses.
           -----------

     (a) Without the advance written consent of Intel, which consent may be given or withheld in Intel's sole and absolute discretion, Newco shall not grant any sublicenses under the license granted to it in Section 2.1(a) except that Newco may grant a sublicense to any wholly-owned subsidiary of Newco that has agreed in writing to be bound by all of the terms of this Agreement. Upon written request of Intel, Newco will give Intel written notice identifying any wholly-owned subsidiary to which Newco believes a sublicense has been effectively granted by Newco hereunder. The right to grant sublicense rights to a wholly-owned subsidiary shall apply only during the time period when such a business entity meets all requirements of a wholly-owned subsidiary.

     (b) Without the advance written consent of Intel, which consent may be given or withheld in Intel's sole and absolute discretion, Newco shall not grant any sublicenses under the license granted to it in Section 2.1(b) except that Newco is authorized to grant sublicenses under the license granted in Section 2.1(b), (i) to any wholly-owned subsidiary of Newco that has agreed in writing to be bound by all of the terms of this Agreement; (ii), in the case of object code of any Licensed Software or any derivatives thereof, as and to the extent necessary to permit any Newco customer, including any distributor, OEM, systems integrator or other third party reseller, to sublicense, resell, integrate or other otherwise distribute or commercially exploit any such object code; and (iii) in the case of source code of Licensed Software consisting of application program interfaces, to any OEM, systems integrator or other third party reseller that is integrating object code of Licensed Software in a hardware device, solely to the extent necessary for such object code to be integrated in such device. Subject to Section 2.7 and except to the limited extent provided in clause (iii) of the immediately preceding sentence, without the advance written consent of Intel, which consent may be given or withheld in Intel's sole and absolute discretion, Newco shall not sublicense, distribute or otherwise make available any source code of any Licensed Software or any derivatives thereof.

     (c) Notwithstanding any provision contained herein to the contrary, in no event shall either Intel or Newco sublicense, distribute or otherwise make available to any third party in any form the Medusa Compiler and Related Materials.

     2.5.  No Other Rights. No other rights are granted hereunder, by
           ---------------
implication, estoppel, statute or otherwise, except as expressly provided herein. Specifically, (i) except as expressly provided herein, nothing in the licenses granted hereunder or otherwise contained in this Agreement shall expressly or by implication, estoppel or otherwise give Newco any right to license the Licensed Patents or other Licensed Intellectual Property to others and (ii) no license or immunity is granted by Intel directly or by implication, estoppel or otherwise to any third parties acquiring items from Newco for the combination of Licensed Products with other items or for the use of such combination. Without limiting the generality of the foregoing, Newco agrees and acknowledges that no rights are granted by Intel to any Patents, copyright, maskwork, Trade Secret, trademark or other intellectual property right except the license expressly granted hereunder with respect to the Licensed Patents and the other Licensed Intellectual Property.

     2.6   Mutual Covenant Not to Sue. Each of Intel and Newco agrees that it
           --------------------------
shall not Assert any Related Patent owned or exclusively licensed by it against the other party or the other party's subsidiaries or their customers (direct or indirect), distributors (direct or indirect), agents (direct or indirect) and contractors (direct or indirect) based on an allegation that the manufacture, use, import, offer for sale or sale of any Licensed Products by such other party or any of its subsidiaries or any process or method employed in the manufacture, testing, distribution or use thereof by such other party or any of its subsidiaries constitutes an infringement, contributory infringement of, or an inducement to infringe, any such Related Patents owned by it. Newco further agrees that it shall not Assert any Patent owned or exclusively licensed by it against Intel or Intel's subsidiaries or their customers (direct or indirect), distributors (direct or indirect), agents (direct or indirect) and contractors (direct or indirect) based on an allegation that the manufacture, use, import, offer for sale or sale of any Chipsets, Integrated Circuits or Processors by Intel or any of its subsidiaries or the practice or utilization of any process or method employed in the manufacture, testing, distribution or use of any Chipsets, Integrated Circuits or Processors by Intel or any of its subsidiaries constitutes an infringement, contributory infringement of, or an inducement to infringe, any such Patents owned or exclusively licensed by it. The covenants not to sue in this Section 2.6 shall survive any termination of this Agreement and shall remain in full force and effect until mutually agreed otherwise by the parties. For the purposes hereof, (i) "Assert" means to bring an action of any nature before any legal, judicial, arbitration, administrative, executive or other type of body or tribunal that has or claims to have authority to adjudicate such action in whole or in part (examples of such body or tribunal including, without limitation, United States State and Federal Courts, the United States International Trade Commission and any foreign counterparts of any of the foregoing) and (ii) "Related Patents" means any Patent the practice of which necessarily would result in an infringement of any of the Licensed Patents.

     2.7   Right to Use Independent Contractors and Other Third Parties. Subject
           ------------------------------------------------------------
to Section 2.4(c), Intel agrees that Newco may retain independent contractors to develop, improve, maintain and support Licensed Products and Licensed Services on behalf of Newco and solely for the benefit of Newco, including without limitation (subject to confidentiality and intellectual property ownership agreements reasonably satisfactory to Intel) in source code form.

                                  ARTICLE III

                      DELIVERY; OWNERSHIP OF IMPROVEMENTS

     3.1   Delivery; Access to Information. Within ten (10) days after the date
           -------------------------------
of this Agreement, Intel shall deliver possession to Newco source code and object code associated with the current versions of the Licensed Software and copies of then existing technical documentation embodying Licensed Intellectual Property, including without limitation, documentation, flow charts, diagrams and other related materials relating to the Licensed Software and other Licensed Intellectual Property, in the possession or control of Intel. In the event that any such materials are not available to be transmitted to the Newco on the specified date, copies of such materials shall be provided to the Newco within a reasonable time following such date. All items to be delivered hereunder shall be delivered solely by remote telecommunication to the extent Newco or Intel so request.

     3.2   Ownership of Improvements. Subject to the licenses granted by Intel
           -------------------------
herein, Intel will have and retain sole and exclusive ownership of, and all right, title and interest in, all Licensed Intellectual Property and all enhancements, improvements, modifications or other new developments conceived, created, acquired, or made by Intel after the date hereof, including all intellectual property rights therein or thereto ("Intel Improvements"), and
                                                  ------------------
Newco shall have no right, license or interest therein. Newco will have and retain sole and exclusive ownership of, and all right, title and interest in all enhancements, improvements, modifications or other new developments conceived, created, acquired, or made by Newco after the date hereof thereto ("Newco
                                                                     -----
Improvements"), and Intel shall have no right, license or interest therein.
------------

     3.3   Disclosure of Improvements and Developments.
           -------------------------------------------

     (a) Intel will have no obligation to disclose or license to Newco any Intel Improvements. No license of any Intel Improvements shall be granted except pursuant to a separate written agreement into which Intel and Newco hereafter enter.

     (b) Newco will have no obligation to disclose or license to Intel any Newco Improvements. No license of any Newco Improvements shall be granted except pursuant to a separate written agreement into which Intel and Newco hereafter enter.

     3.4   Abandonment of Patents. If Intel elects to allow any of the Licensed
           ----------------------
Patents that are or have become issued patents to lapse or become otherwise abandoned or forfeited, Intel will use reasonable efforts to notify Newco of its intention to do so at least sixty (60) days prior to the date on which the applicable Licensed Patent is due to lapse or become abandoned or forfeited. Newco shall have the right to assume control of such Licensed Patent at its own expense by providing Intel written notice to such effect prior to the date such Licensed Patent lapses or otherwise becomes abandoned or forfeited. If Newco elects to assume control of any such Licensed Patent pursuant to this Section 3.4, then Intel shall, at Newco's expense, assign to Newco its entire right, title and interest, legal and equitable, to such Licensed Patent, subject to retention of an unrestricted, royalty-free, irrevocable, worldwide and non-exclusive license in favor of Intel.

                                  ARTICLE IV

                             WARRANTY; DISCLAIMER

     4.1.  Authority. Intel represents and warrants that it has the requisite
           ---------
authority to grant the licenses referenced in Section 2.1 to Newco pursuant to this Agreement.

     4.2.  No Implied Obligation. Nothing contained in this Agreement shall be
           ---------------------
construed as:

     (a) a warranty or representation by either of the parties to this Agreement as to the validity, enforceability or scope of any class or type of Licensed Intellectual Property;

     (b) a warranty or representation that any manufacture, sale, lease, use or other disposition of Licensed Products hereunder will be free from infringement of any Patents or other intellectual property rights other than the Licensed Intellectual Property;

     (c) an agreement to bring or prosecute Proceedings against third parties for infringement or conferring any right to bring or prosecute Proceedings against third parties for infringement;

     (d) conferring any right to use in advertising, publicity, or otherwise, any trademark, trade name or names, or any contraction, abbreviation or simulation thereof, of either party;

     (e) an agreement to maintain any Transferred Patent in force or, in the case of any patent applications included in the Transferred Patents, continue the prosecution of such patent applications, subject to the provisions of
Section 3.4;

     (f)   an obligation to furnish any technical information or know-how; or

     (g) requiring Intel to defend any Proceeding brought by a third party challenging or concerning the validity of any Licensed Intellectual Property.

     4.3.  Disclaimer of Warranties. NEWCO HEREBY DISCLAIMS ANY IMPLIED
           ------------------------
WARRANTIES WITH RESPECT TO THE TRANSFERRED PATENTS LICENSED HEREUNDER, INCLUDING WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

     4.4.  No Consequential Damages. IN NO EVENT SHALL EITHER PARTY BE LIABLE
           ------------------------
FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, PUNITIVE, OR SPECIAL DAMAGES WHATSOEVER, INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE, ARISING OUT OF THIS AGREEMENT OR THE USE OF OR INABILITY TO USE THE TRANSFERRED PATENTS, OR ANY CONFIDENTIAL INFORMATION, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                                   ARTICLE V

                             TERM AND TERMINATION
                             --------------------

     5.1   Term. The term of this Agreement ("Term") shall commence on the
           ----
Effective Date and continue in effect in perpetuity unless terminated as provided in Section 5.2 (it being understood that the license of any Licensed Patent under Section 2.1(a) shall expire upon its expiration).

     5.2   Termination. Newco may terminate this Agreement immediately and with
           -----------
immediate effect at any time upon written notice to Intel if Intel or any wholly-owned subsidiary that is an authorized sublicensee of Intel breaches any material term or condition of this Agreement and such breach is not cured within thirty (30) days after notice of the breach is given by Newco to Intel.

     5.3   Effect of Termination; Return of Materials. Upon termination of this
           ------------------------------------------
Agreement in accordance with the terms hereof by Newco, Intel shall not have any continuing rights under this Agreement, nor will either party have any right to any compensation at any time from the other party arising out of or by reason of any such termination (subject to any damages to which Newco is entitled by reason of such breach). Upon termination of this Agreement for any reason, Intel shall immediately (i) return to Newco or destroy all items of proprietary or confidential information of Newco retained by Intel hereunder, and (ii) discontinue the use of all Licensed Intellectual Property. Termination of this Agreement for whatever reason will in no way affect the validity of any valid sublicenses of granted by Newco to its customers. The provisions of this Section 5.3 and Section 2.6, Section 3.2,
Article IV, Article VI and Article VII shall survive termination of this Agreement.

                                  ARTICLE VI

                                CONFIDENTIALITY

     6.1.  Newco Confidential Information. The parties acknowledge that any
           ------------------------------
confidential information that they exchange with each other in connection with this Agreement will be, and is, subject to the applicable terms of a Intel non-disclosure agreement into which Intel and Newco are entering concurrently herewith.

                                  ARTICLE VII

                           MISCELLANEOUS PROVISIONS

     7.1.  Entire Agreement. This Agreement (including the Schedules and the
           ----------------
Exhibits hereto, all of which are incorporated by reference into this Agreement) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior and contemporaneous agreements and understandings both written and oral between the parties with respect to the subject matter hereof.

     7.2.  Validity. If any provision of this Agreement or the application
           --------
thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

     7.3.  Notices. All notices and other communications pursuant to this
           -------
Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of telecopier, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (iii) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent and (iv) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted:

           if to Intel:                 Intel Corporation
                                        2200 Mission College Boulevard
                                        Santa Clara, California 95052
                                        Telecopier: (408) 765-1855
                                        Attention: General Counsel

                                        and

                                        Intel Corporation
                                        2200 Mission College Boulevard
                                        Santa Clara, California 95052
                                        Telecopier: (408) 765-1855
                                        Attention: Treasurer

           with a copy to:              Gibson, Dunn & Crutcher LLP
                                        333 S. Grand Avenue
                                        Los Angeles, California 90071
                                        Telecopier: (213) 229-7520
                                        Attention: Karen E. Bertero, Esq.

           if to Newco to:              Exca Holdings, Inc.
                                        1921 Gallows Road, Suite 200
                                        Vienna, Virginia 22182
                                        Telecopier: (703) 761-1990
                                        Attention: Chief Financial Officer

           with a copy to:              Heller, Ehrman, White & McAuliffe LLP
                                        711 Fifth Avenue
                                        New York, NY 10028
                                        Telecopier: (212) 832-3353
                                        Attention: Stephen M. Davis, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     7.4.  Governing Law and Venue; Waiver of Jury Trial.
           ---------------------------------------------

     (a) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the state of Delaware without regard to the conflict or choice of law principles thereof or of any other jurisdiction. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7.3 or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof.

     (b) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

     (c) Each party acknowledges and agrees that any controversy which may arise under this agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this agreement or the transactions contemplated by this agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily, and (iv) each such party has been induced to enter into this agreement by, among other things, the waivers and certifications in this Section 7.4.

     7.5   Descriptive Headings; Article and Section References. The descriptive
           ----------------------------------------------------
headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. All Article, Section, Subsection, Schedule and Exhibit references in this Agreement are to Articles, Sections, subsections, Schedules and Exhibits, respectively, of or to this Agreement unless specified otherwise.

     7.6.  Assignment; Parties in Interest. This Agreement and the licenses
           -------------------------------
granted herein are not assignable by Newco, in whole or in part, without the prior written consent of Intel except to any wholly-owned subsidiary of Newco that has agreed in writing to be bound by all of the terms of this Agreement (it being agreed and acknowledged that a change of control of Newco arising solely by reason of the acquisition of shares of capital stock of Newco shall not be deemed to be an assignment for purposes hereof). Any such purported assignment or transfer in violation of the foregoing requirements of this Section 7.6 shall be deemed a breach of this Agreement and shall be null and void. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and nothing in this Agreement is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     7.7.  Specific Performance. The parties hereby acknowledge and agree that
           --------------------
the failure of any party to perform its agreements and covenants hereunder may cause irreparable injury to the other parties, for which damages, even if available, may not be an adequate remedy. Accordingly, each party, upon the proper showing of such injury, hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

     7.8.  Counterparts. This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     7.9.  Ambiguities. The parties have participated jointly in the negotiation
           -----------
and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     7.10. Waiver. Any waiver of compliance with any obligation, covenant,
           ------
agreement, provision or condition of this Agreement or consent pursuant to this Agreement shall not be effective unless evidenced by an instrument in writing executed by the party to be charged. Any waiver of compliance with any such obligation, covenant, agreement, provision or condition of this Agreement shall not operate as a waiver of, or estoppel with respect to, any subsequent or other non-compliance.

     7.11. Execution. This Agreement may be executed by facsimile signatures and
           ---------
such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

     7.12. Amendment. This Agreement may be amended only by an instrument in
           ---------
writing signed on behalf of the parties hereto.

     7.13  Effectiveness. This Agreement shall become effective upon the
           -------------
occurrence of the Closing and shall not otherwise have any force and effect.


                           [SIGNATURE PAGE FOLLOWS]

           IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                        INTEL CORPORATION, a Delaware
                                        corporation

                                        By: /s/_____________________
                                        Name:  _____________________
                                        Title: _____________________
                                        Date:  _____________________


                                        EXCA HOLDINGS, INC., a Delaware
                                        corporation

                                        By: /s/_____________________
                                        Name:  _____________________
                                        Title: _____________________
                                        Date:  _____________________

                                  SCHEDULE A
                                  ----------

                               LICENSED PATENTS
                               ----------------

1.   US Pat. 5,892,899

2.   US Pat. 5,606,691

3.   US Pat. 5,977,964

4.   US Pat. 5,945,988

5.   US Pat. 6,008,802

6.   US Pat. 5,671,411

7.   App. filed 8/6/97 (P4654)

8.   App. filed 9/5/97 (P4905X)

9.   App. filed 9/5/97 (4906X)

10.  App. filed 3/25/98 (P5069)

11.  App. filed 7/2/98 (P5342)

12.  App. filed 9/30/97 (P4495)

13.  App. filed 9/30/97 (P4497)

14.  App. filed 9/30/97 (P4498)

15.  App. filed 3/27/98 (P4499)

16.  App. filed 9/29/97 (P4500)

17.  App. filed 5/30/97 (P4501)

18.  App. filed 6/12/97 (P4503)

19.  App. filed 8/22/97 (P4504)

20.  App. filed 9/5/97 (P4823)

21.  App. filed 10/30/98 (P6482)

22.  App. filed 10/30/98 (P6483)

23.  App. filed 10/30/98 (P6483)

24.  App. filed 10/30/98 (P6484)

25.  App. filed 10/30/98 (P6485)

26.  App. filed 10/30/98 (P6486)

27.  App. filed 9/30/98 (P6487)

28.  App. filed 11/4/98 (P6488)

29.  App. filed 10/30/98 (P6489)

30.  App. filed 10/30/98 (P6490)

31.  App. filed 6/18/99 (P6530)

32.  App. filed 12/30/98 (P6665)

33.  App. filed 10/18/99 (P7563)

34.  App. filed 8/6/99 (P7467)

35.  App. filed 10/18/99 (P7610)

                                  SCHEDULE B
                                  ----------

                               LICENSED SOFTWARE
                               -----------------


CPSDK
Codec.dll
ContentVpSample.exe
CPAM.dll
CPAS.dll
cvoucherpkg.exe

Lucent EPAC Codec (subject to license by Lucent)

CORE Technology components used in ISS products

CPAKeyPK.exe
CpaSign.exe
dmpmap.exe
dmpv.exe
ElgamalDLL.dll
elg_key.exe
elg_params.exe
elg_print.exe
encryptor.dll
Entropy.exe
Ewatch.exe
GenEKey.exe
GetRvas.exe
migratekey.exe
pack_keys.exe

     wwnfsr58.dll
     wwnfsr58e.dll
     apcl.lib
     big.lib
     cmdline.lib
     ekeysheaf.lib
     ElGamal.lib
     ElgamalDLL.lib
     encryptor.lib
     epcl.lib
     evsl.lib
     evslt.lib
     icl.lib
     keysheaf.lib
     random.lib
     TwoFish.lib         (TwoFish is a public domain cipher ISS implemented)
     vparser.lib
     vsl.lib
     wwnfsr58.lib
     wwnfsr58e.lib
     wwnfsr58lib.lib

MDK
destest.exe
dlldump.exe
dllpatch.exe
dmpkey.exe

dssdump.exe
dsskeygen.exe
dsssig.dll
dsstest.exe

gwildor.exe
gwildor2.exe
keygen.exe
medusa.exe
medusa2.exe
packagent.exe
pandora.exe
pseudo.exe
rndgen.exe
rndtest.exe
sha1hash.exe

softrng.dll
common.lib
dsssig.lib
dssverify.lib
softrng.lib
trsagent.lib

CPAGENT
check_ksf.exe
cpa_error.exe
despatch.dll
encode_seh.exe
mkdeskey.exe
ptel.exe

AFFINITY
agent_shell.dll
insert_agent.exe
sampleclient.exe
sampleserver.exe
database.lib
error.lib
transport.lib

AUTH_AGENT
agent_test.exe
agent_testd.exe
agent_tests.exe
authverify_1_256.dll
authverify_1_3.dll
clientid.dll
clientidd.dll
fill_agent.exe
setagent.exe
sha1hash.exe
authverify_1_256.lib
authverify_1_3.lib
clientid.lib
clientidd.lib
clientids.lib

SECWEB
archgen.exe
decryptor.dll
encrkey.exe
encryptor.dll
encryptrm.exe
ffproxy.dll
pkarch.dll
rendrpxy.dll
tktreq.dll
verfresp.exe

EVS Software List
-----------------

ATVEF SDK and tools
"Holmdel" consumer multimedia publishing
Pentium III- processor optimized alpha blending
Oregon Retail Center components

                                                                       EXHIBIT I

                     FORM OF CERTIFICATE OF INCORPORATION

                                      OF

                              EXCA HOLDINGS, INC.


                               *    *    *    *


     FIRST:  The name of the Corporation is Exca Holdings, Inc..
     -----

     SECOND:  The address of its registered office in the State of Delaware is
     ------
Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

     THIRD:  The nature of the business or purpose to be conducted or promoted
     -----
is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

     FOURTH:  The Corporation will have authority to issue __________ Million
     ------
(__________) shares of capital stock, of which __________ Million (__________)
shares are Class A Common Stock, $.01 par value per share (the "Class A Common Stock") ________ Million (________) shares are Class B Common Stock, $.01 par value per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock") and __________ Million (__________) shares are Preferred Stock, par value $.01 per share (the "Preferred Stock"), of which 49,587 shares are designated as Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock").

     A.   Preferred Stock
          ---------------

     1. The Board of Directors of the Corporation is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such designations, preferences and relative, participating, optional or other special rights, and qualification, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate, or any amendment thereto, including, without limiting the generality of the foregoing, the following:

          (a) the designation and the number of shares of Preferred Stock which shall constitute such series;

          (b) the rate and time at which, and the terms and conditions upon which, dividends, if any, on the Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or of any other series of capital stock of the Corporation and whether such dividends shall be cumulative or noncumulative;

          (c) whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to redemption, the times, prices and other terms and conditions of such redemption;

          (d) the terms and amount of any sinking fund or redemption or purchase account provided for the Preferred Stock of such series;

          (e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of capital stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

          (f) the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of the directors or otherwise;

          (g) the restriction, if any, on the issue or reissue of any additional Preferred Stock; and

          (h) the rights of the holders of the shares of such series of Preferred Stock upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the Corporation.

     2. Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever.

     B.   Cumulative Convertible Preferred Stock
          --------------------------------------

     1. The Convertible Preferred Stock shall entitle the holders thereof to receive, as and when declared by the Board of Directors, out of the funds and other assets of the Corporation legally available therefor, and the Corporation shall be bound to pay thereon, dividends cumulative from the date of issue, at the rate of $.50 per share payable at the discretion of the Board of Directors in cash or shares of Class A Common Stock valued at the lower of $1.00 per share of Class A Common Stock or the market price on the date of declaration. Dividends shall be payable, if declared by the Board of Directors, on April 1 of each year.

     2. In the event that the Board of Directors elects to pay dividends in shares of Class A Common Stock, the market price per share of Class A Common Stock at any date shall be deemed to be the average of the daily closing prices for the ten consecutive business days next preceding the day in question. The closing price for each day shall be the last sales price regular way or, in case no sale takes place on such day, the average of the closing bid and asked prices as furnished by any two firms selected in good faith from time to time by the Corporation for that purpose.

     3. The holders of Convertible Preferred Stock are not entitled to vote on any matter voted on by stockholders of the Corporation. Holders of Convertible Preferred Stock do not have cumulative voting rights in electing directors and have no subscription or preemptive rights.

     4. In the event of any liquidation, dissolution or other winding-up of the Corporation, whether voluntary or involuntary, the holders of the Convertible Preferred Stock shall be entitled to receive, before any distribution or payment is made upon any stock ranking junior to the Convertible Preferred Stock, $10 per share in cash, together with an amount in cash equal to all accrued and unpaid dividends thereon to the date of distribution or payment.

     A voluntary sale, lease, exchange or transfer of all or substantially all of the corporation's property or assets to one or more corporations, the consolidation or merger of the Corporation with one or more corporations, or a redemption of the Corporation's capital stock or stated capital shall not be deemed a dissolution, liquidation or winding-up of the Corporation.

     5. (a) Any share or shares of Convertible Preferred Stock may be converted on and after the date of issue, at the option of the holder thereof, in the manner hereinafter provided, into fully paid and non-assessable shares of Class A Common Stock; provided, however, that on any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the date fixed for the initial payment of distributable amounts on the Convertible Preferred Stock.

          (b) The conversion rate shall be ten share(s) of Class A Common Stock for each share of Convertible Preferred Stock, subject to adjustment as hereinafter provided:

          (i) In case the shares of Class A Common Stock at any time outstanding shall be combined into a lesser number of shares, whether by reclassification, reduction of capital stock or otherwise, the conversion rate shall be proportionately decreased.

          (ii) In case the shares of Class A Common Stock at any time outstanding shall be subdivided, by reclassification, recapitalization or otherwise (including the issuance of shares of Class A Common Stock as a dividend or distribution on the Class A Common Stock), into a greater number of shares without the actual receipt by the Corporation of any consideration for the additional number of shares so issued, the conversion rate shall be proportionately increased.

          (c) Any conversion rate determined or adjusted as herein provided shall remain in effect until further adjustment as required herein. Upon each adjustment of the conversion rate a written instrument signed by an officer of the Corporation, setting forth such adjustment and the computation and a summary of the facts upon which it is based, shall forthwith be filed with the Transfer Agent for the Convertible Preferred Stock and made available for inspection by the holders of such stock, and any adjustment so evidenced, made in good faith, shall be binding upon all such holders and upon the Corporation. Upon any conversion, fractional shares shall not be issued but any fractions shall be adjusted by the payment of the cash equivalent thereof, computed as set forth in paragraph B.5.(d) below. Upon any conversion, no payment or adjustment shall be made for dividends on the Convertible Preferred Stock surrendered for conversion or on the Class A Common Stock delivered. The

Corporation shall pay all issue taxes, if any, incurred in respect of the issue of the Class A Common Stock on conversion; provided, however, that the Corporation shall not be required to pay any transfer or other taxes incurred by reason of the issuance of such Class A Common Stock in names other than those in which the Convertible Preferred Stock may stand.

          (d) For the purpose of any computation under paragraph B.5.(c) of the cash equivalent of a fractional share, the market price per share of Class A Common Stock at any date shall be deemed to be the average of the daily closing prices for the ten consecutive business days next preceding the day in question. The closing price for each day shall be the last sales price, regular way or, in case no sale takes place on such day, the average of the closing bid and asked prices as furnished by any two firms selected in good faith from time to time by the Corporation for that purpose.

          (e) Any conversion of Convertible Preferred Stock into shares of Class A Common Stock shall be made by the surrender to the Corporation, at the office of any Transfer Agent for the Convertible Preferred Stock, of the certificate or certificates representing the share or shares of Convertible Preferred Stock to be converted, duly endorsed or assigned (unless such endorsement or assignment be waived by the Corporation), together with written request for conversion.

          (f) All shares of Convertible Preferred Stock which shall have been converted as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease except only the right of the holders thereof to receive Class A Common Stock in exchange therefor.

          (g) In case of any reclassification or change of outstanding shares of Class A Common Stock issuable upon conversion of the shares of Convertible Preferred Stock (including any such reclassification or change in connection with any merger to which the Corporation is a party and in which the Corporation is the continuing corporation), the holder of each share of Convertible Preferred Stock then outstanding shall have the right thereafter to receive upon the conversion of such share such kind and amount of shares of stock and other securities and property receivable, upon such reclassification or change, by a holder of the number of shares of Class A Common Stock (whole or fractional) of the Corporation into which such share of Convertible Preferred Stock might have been converted had such conversion occurred immediately prior to such reclassification or change; provided that effective provision shall be made, in
                            --------
the charter of the Corporation or otherwise, so that, in the opinion of the Board of Directors of the Corporation, the provisions set forth herein for the protection of the conversion rights of the Convertible Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the Convertible Preferred Stock remaining outstanding. In case of any consolidation or merger to which the Corporation is a party and in which the Corporation is not the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, the holder of each share of Convertible Preferred Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable, upon such consolidation, merger, sale or conveyance, by a holder of the number of shares of Class A Common Stock (whole or fractional) of the Corporation into which such share of

Convertible Preferred Stock might have been converted had such conversion occurred immediately prior to such consolidation, merger, sale or conveyance; provided that effective provision shall be made, in the charter of the successor
--------
corporation or otherwise, so that, in the opinion of the Board of Directors of the Corporation, the provisions set forth herein for the protection of the conversion rights of the Convertible Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the Convertible Preferred Stock remaining outstanding; and provided, further, that any such
                                           --------  -------
successor corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities or property as the holders of shares of the Convertible Preferred Stock remaining outstanding shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion right as above provided. In case securities or property other than Class A Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this paragraph B.5(g) shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

          (h) A number of shares of the authorized Class A Common Stock sufficient to provide for the conversion of the Convertible Preferred Stock outstanding upon the basis hereinbefore provided shall at all times be reserved for such conversion. If the Corporation shall propose to make any change in its capital structure which would change the number of shares of Class A Common Stock to which each share of the Convertible Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Class A Common Stock authorized and reserved for conversion of the outstanding Convertible Preferred Stock on the new basis.

     C.   Common Stock.
          ------------

     1. The Common Stock shall consist solely of two classes designated "Class A Common Stock" and "Class B Common Stock. The Board of Directors of the Corporation is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Class A Common Stock and shares of Class B Common Stock subject to the foregoing. The Board of Directors shall have no power to alter the rights, preferences or privileges with respect to Class A Common Stock or Class B Common Stock.

     2. After any requirements with respect to preferential dividends on the Preferred Stock to the end of the then current dividend period for said stock, fixed in accordance with the provisions of Parts A and B of this ARTICLE FOURTH, shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums of sinking funds or purchase or redemption accounts (fixed in accordance with the provisions of Parts A and B of this ARTICLE FOURTH), and subject further to any conditions which may be fixed in accordance with the provisions of Parts A and B of this ARTICLE FOURTH), the holders of the Common Stock shall be entitled to receive out of any remaining net profits or net assets of the Corporation available for dividends such dividends as may from time to time be declared by the Board of Directors, provided that each share of Class A Common Stock and Class B Common
           --------
Stock shall be equal in respect of rights to dividends and other distributions in cash, stock or property of the Corporation, and provided that in the case of dividends or other distributions payable in Class A Common Stock or Class B Common Stock, including distributions pursuant to stock split-ups or divisions of Class A Common Stock or Class B Common Stock which occur after the first date upon which the Corporation has issued shares of both Class A Common Stock and Class B Common Stock, only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be distributed with respect to Class B Common Stock.

     3. In the event of any voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation, after payment in full of the amounts payable in respect of the Preferred Stock (fixed in accordance with the provisions of Parts A and B of this ARTICLE FOURTH), the holders of the Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock, to share ratably per share of Common Stock in all the assets of the Corporation then remaining, assuming for such purpose that all outstanding shares of Class B Common Stock have been converted into shares of Class A Common Stock immediately prior to any distribution pursuant to this paragraph C.3.

     4. Except as otherwise provided in this Certificate or as otherwise made mandatory by law, stockholders of Class A Common Stock shall be entitled to one vote for each full share of such stock then outstanding and of record in his or her name on the books of the Corporation, and the holders of the Class A Common Stock shall vote together with the holders of any series of Preferred Stock which may then have voting rights (fixed in accordance with Part A of this ARTICLE FOURTH) entitled to vote in such manner, and not as a separate class. Except as otherwise provided in this Certificate or as otherwise made mandatory by law, shares of Class B Common Stock shall not be entitled to any voting rights.

     5. (a) Any share or shares of Class B Common Stock may be converted on and after the date of issue, at the option of the holder thereof, in the manner hereinafter provided, into fully paid and non-assessable shares of Class A Common Stock; provided that while Intel Corporation remains a holder of Class B Common Stock, it shall not be entitled to convert shares of Class B Common Stock to the extent that, immediately after the conversion, Intel Corporation would beneficially own 50% or more of the voting power of the Corporation.

          (b) The conversion rate shall be one share of Class A Common Stock for each share of Class B Common Stock, subject to adjustment as hereinafter provided:

          (i) In case the shares of Class A Common Stock at any time outstanding shall be combined into a lesser number of shares, whether by reclassification, reduction of capital stock or otherwise, the conversion rate shall be proportionately decreased.

          (ii) In case the shares of Class A Common Stock at any time outstanding shall be subdivided, by reclassification, recapitalization or otherwise (including the issuance of shares of Class A Common Stock as a dividend or distribution on the Class A Common Stock), into a greater number of shares without the actual receipt by the Corporation of any consideration for the additional number of shares so issued, the conversion rate shall be proportionately increased.

          (c) Any conversion rate determined or adjusted as herein provided shall remain in effect until further adjustment as required herein. Upon each adjustment of the conversion rate a written instrument signed by an officer of the Corporation, setting forth such adjustment and the computation and a summary of the facts upon which it is based, shall forthwith be filed with the Transfer Agent for the Class B Common Stock and made available for inspection by the holders of such stock, and any adjustment so evidenced, made in good faith, shall be binding upon all such holders and upon the Corporation. Upon any conversion, fractional shares shall not be issued but any fractions shall be adjusted by the payment of the cash equivalent thereof, computed as set forth in paragraph C.5.(d) below. Upon any conversion, no payment or adjustment shall be made for dividends on the Class B Common Stock surrendered for conversion or on the Class A Common Stock delivered. The Corporation shall pay all issue taxes, if any, incurred in respect of the issue of the Class A Common Stock on conversion; provided, however, that the Corporation shall not be required to pay any transfer or other taxes incurred by reason of the issuance of such Class A Common Stock in names other than those in which the Class B Common Stock may stand.

          (d) For the purpose of any computation under paragraph C.5.(c) of the cash equivalent of a fractional share, the market price per share of Class A Common Stock at any date shall be deemed to be the average of the daily closing prices for the ten consecutive business days next preceding the day in question. The closing price for each day shall be the last sales price, regular way or, in case no sale takes place on such day, the average of the closing bid and asked prices as furnished by any two firms selected in good faith from time to time by the Corporation for that purpose.

          (e) Any conversion of Class B Common Stock into shares of Class A Common Stock shall be made by the surrender to the Corporation, at the office of any Transfer Agent for the Class B Common Stock, of the certificate or certificates representing the share or shares of Class B Common Stock to be converted, duly endorsed or assigned (unless such endorsement or assignment be waived by the Corporation), together with written request for conversion.

          (f) All shares of Class B Common Stock which shall have been converted as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease except only the right of the holders thereof to receive Class A Common Stock in exchange therefor.

          (g) In case of any reclassification or change of outstanding shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock (including any such reclassification or change in connection with any merger to which the Corporation is a party and in which the Corporation is the continuing corporation), the holder of each share of Class B Common Stock then outstanding shall have the right thereafter to receive upon the conversion of such share such kind and amount of shares of stock and other securities and property receivable, upon such reclassification or change, by a holder of the number of shares of Class A Common Stock (whole or fractional) of the Corporation in which such share of Class B Common Stock might have been converted had such conversion occurred immediately prior to such reclassification or change; provided that effective provision shall be made, in
                            --------
the charter of the Corporation or otherwise, so that, in the opinion of the Board of Directors of the Corporation, the provisions set forth herein for the protection of the conversion rights of the Class B Common Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the Class B Common Stock remaining outstanding. In case of any consolidation or merger to which the Corporation is a party and in which the Corporation is not the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, the holder of each share of Class B Common Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable, upon such consolidation, merger, sale or conveyance, by a holder of the number of shares of Class A Common Stock (whole or fractional) of the Corporation into which such share of Class B Common Stock might have been converted had such conversion occurred immediately prior to such consolidation, merger, sale or conveyance; provided that effective provision shall be made, in
                            --------
the charter of the successor corporation or otherwise, so that, in the opinion of the Board of Directors of the Corporation, the provisions set forth herein for the protection of the conversion rights of the Class B Common Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the Class B Common Stock remaining outstanding; and provided, further, that any
                                                    --------  -------
such successor corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities or property as the holders of shares of the Class B Common Stock remaining outstanding shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion right as above provided. In case securities or property other than Class A Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this paragraph B.5(g) shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

          (h) A number of shares of the authorized Class A Common Stock sufficient to provide for the conversion of the Class B Common Stock outstanding upon the basis hereinbefore provided shall at all times be reserved for such conversion. If the Corporation shall propose to make any change in its capital structure which would change the number of shares of Class A Common Stock to which each share of the Class B Common Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Class A Common Stock authorized and reserved for conversion of the outstanding Class B Common Stock on the new basis.

     FIFTH:    The name and mailing address of the incorporator is as follows:
     -----

               ________________
               ________________
               ________________
               ________________

     SIXTH:    The shareholders will have no preemptive rights to acquire
     -----
unissued or treasury shares or securities convertible into such shares, or carrying a right to subscribe to or acquire shares.

     SEVENTH:  The presence at a meeting of shareholders of at least a majority
     -------
of the shares entitled to vote at that meeting will constitute a quorum for the transaction of business at that meeting.

     EIGHTH:   To the fullest extent permitted by Delaware statutory or
     ------
decisional law, as amended or interpreted, no director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This ARTICLE EIGHTH does not affect the availability of equitable remedies for breach of fiduciary duties. The Corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Any repeal or modification of the provisions of this ARTICLE EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of any director existing at the time of such repeal or modification.

     NINTH:    The number of directors that shall constitute the whole Board
     -----
shall be as specified in the Bylaws of the Corporation, as the same may be amended from time to time, but in no event shall such number be less than __________ (__) nor greater than __________ (__). The Board shall for a period of five (5) years from __________ include at least two (2) directors that are not affiliated with Holder. Notwithstanding the foregoing, during any period in which the holders of any one or more series of Preferred Stock, voting as a class, shall be entitled pursuant to the terms of the Certificate of Designation with respect to such series of Preferred Stock to elect a specified number of directors by reason of dividend arrearages or other contingencies giving them the right to do so, then and during such time as such right continues, (i) the then otherwise authorized number of directors shall be increased by such specified number of directors and the holders of shares of such series of Preferred Stock, voting as a class, shall be entitled to elect such specified number of directors in accordance with the provisions of such Preferred Stock, and (ii) each such additional director shall serve until the next annual meeting of stockholders and until his or her successor shall be elected and shall qualify, or until his or her right to hold such office terminates pursuant to the provisions of such Preferred Stock or series, whichever occurs earlier. Whenever the holders of shares of such series of Preferred Stock are divested of such right to elect directors pursuant to the provisions of such Preferred Stock or series, the terms of office of all directors elected by the holders of such series of Preferred Stock pursuant to such provisions, or elected to fill any vacancies resulting from the death, resignation or removal of directors so elected by the holders of such Preferred Stock or series, shall forthwith terminate and the authorized number of directors shall be reduced accordingly.

     TENTH:    1.  For purposes of this Certificate, "Holder" shall mean Intel
     -----
Corporation, for so long as Intel Corporation holds at least five percent (5%) of the outstanding shares of Class A Common Stock (taking into account any securities held by Holder that are convertible into shares of Class A Common Stock at the time of any determination into), all successors to Holder by way of merger, consolidation or sale of all or substantially all of Holder's assets, and all existing or future corporations, partnerships, joint ventures, associations and other entities (each a "Subsidiary Entity") in which such person or entity beneficially owns, directly or indirectly, fifty percent (50%) or more of the outstanding voting stock, but excluding the Corporation or any Subsidiary Entity in which the Corporation beneficially owns, directly or indirectly, fifty percent (50%) or more of the outstanding voting stock.

     2.   In anticipation that:

          (a) Holder will remain, for some period of time, a stockholder of the Corporation;

          (b) the Corporation and Holder may engage in the same or similar activities or lines of business and may have an interest in the same or similar areas of corporate opportunities;

          (c) there will or may be benefits to be derived by the Corporation through its continued or potential contractual, corporate and business relations with Holder (including without limitation service of officers of Holder as directors of the Corporation); and

          (d) there will be benefits in providing guidelines for directors and officers of Holder and of the Corporation with respect to the allocation of corporate opportunities and other matters; the provisions of this Article TENTH are set forth to regulate, define and guide the conduct of certain affairs of the Corporation as they may involve Holder and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

     3. Except as Holder may otherwise agree in writing, Holder shall have the right to, and shall have no duty not to, (a) engage in the same or similar business activities or lines of business as the Corporation, (b) compete against the Corporation, (c) do business with any potential or actual competitor, customer or supplier of the Corporation, and (d) employ or otherwise engage any officer or employee of the Corporation. Neither Holder nor any officer, director or employee thereof (except as provided in paragraph 4 of this Article TENTH) shall be liable to the Corporation or its stockholders, regardless of the impact any such activities may have on the Corporation, for breach of any fiduciary duty by reason of any such activities of Holder or of the participation therein of such person. In the event that Holder acquires knowledge of a potential transaction or matter that may be a corporate opportunity or otherwise of interest to Holder and the Corporation, Holder shall have no duty to communicate or present such corporate opportunity to the Corporation and, without limiting the generality of the foregoing, shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that Holder pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not present such corporate opportunity to the Corporation. Without limiting the generality of the foregoing, Holder shall have no such duty and shall not be so liable even if a director or officer of the Corporation (including, without limitation, any such director or officer who is also a director, officer or employee of Holder) becomes aware of such transaction or matter in his or her capacity as a director or officer of the Corporation and such director or officer discloses such transaction or matter to directors, officers, employees or other representatives of Holder, so long as Holder also learns, discovers, acquires or develops such transaction or matters independently or otherwise in a manner that was not based on such director's or officer's awareness of such transaction or matter. The provisions of this paragraph 3 of Article TENTH shall apply and not be affected by any other provision of this Certificate of Incorporation including, without limitation, paragraph 4 or 5 of Article TENTH.

     4. In the event that a director or officer of the Corporation who is also a director, officer or employee of Holder acquires knowledge of a potential transaction or matter that may be a corporate opportunity or otherwise of interest to the Corporation and Holder, such director or officer of the Corporation (a) shall have fully satisfied and fulfilled the fiduciary duties of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, (b) shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty with respect to such corporate opportunity by reason of his or her not communicating information regarding such corporate opportunity to the Corporation, and/or Holder's pursuing or acquiring such corporate opportunity for itself or directing such corporate opportunity to another person, (c) shall be deemed to have acted in good faith and in a manner such person reasonably believes to be in and not opposed to the best interests of the Corporation, and (d) shall be deemed not to have breached his or her duty of loyalty to the Corporation or its stockholders and not to have derived an improper benefit therefrom, if such corporate opportunity belongs to Holder in accordance with the following policy:

          (i) a corporate opportunity offered or disclosed to any person who is a director but not an officer of the Corporation and who is also an officer or employee (whether or not a director) of Holder shall belong to Holder, unless such opportunity is expressly offered to such person primarily in his or her capacity as a director of the Corporation, in which case such opportunity shall belong to the Corporation;

          (ii) a corporate opportunity offered or disclosed to any person who is an officer (whether or not a director) of the Corporation and who is also a director but not an officer or employee of Holder shall belong to the Corporation, unless such opportunity is expressly offered to such person primarily in his or her capacity as a director of Holder, in which case such opportunity shall belong to Holder; and

          (iii) a corporate opportunity offered or disclosed to any other person who is either an officer of both the Corporation and Holder, or a director of both the Corporation and Holder, shall belong to Holder or to the Corporation, as the case may be, if such opportunity is expressly offered to such person primarily in his or her capacity as an officer or director of Holder or of the Corporation, respectively; otherwise, such opportunity shall belong to Holder.

     5. Except as otherwise provided in paragraph 3 of Article TENTH, any corporate opportunity that belongs to Holder or to the Corporation pursuant to the foregoing policy shall not be pursued by the other, or directed by the other to another person, unless and until Holder or the Corporation, as the case may be, determines not to pursue the opportunity. The foregoing prohibition shall cease if the party to whom the corporate opportunity belongs does not within a reasonable period of time begin to pursue, or thereafter continue to pursue, such opportunity diligently and in good faith.

     6. For purposes of this Article TENTH, "corporate opportunities" shall consist of business opportunities which (a) the Corporation is financially able to undertake, (b) are, from their nature, in the line or lines of the Corporation's business as described in the Corporation's periodic reports filed with the Securities and Exchange Commission and are of practical advantage to it, and (c) are ones in which the Corporation has an interest or reasonable expectancy. "Corporate opportunities" shall not include any transaction or matter in which the Corporation or Holder is permitted to participate pursuant to any agreement between the Corporation and Holder that has been approved by a majority of the directors of the Corporation who are disinterested ("Disinterested Directors"), it being acknowledged that the rights of the Corporation under any such agreement shall be deemed to be contractual rights and shall not be corporate opportunities of the Corporation for any purpose; provided, however, that no presumption or implication as to corporate opportunities relating to any transaction not explicitly covered by such an agreement shall arise from the existence or absence of any such agreement.

     7. Any person purchasing or otherwise acquiring any interest in any shares of stock or other securities (including without limitation stock options) of the Corporation shall be deemed to have notice of and consented to the provisions of this Article TENTH.

     8. Nothing in this Article TENTH is intended to, and shall not be construed to, expand any party's fiduciary duties under applicable law.

     9. If any contract, agreement, arrangement or transaction between the Corporation and Holder involves a corporate opportunity and is approved in accordance with the procedures set forth in Article TENTH hereof, Holder and its officers and directors (including without limitation, any such person who is also a director or officer of the Corporation) shall also, for the purposes of this Article TENTH and the other provisions of this Certificate, be deemed to have fully satisfied and fulfilled any fiduciary duties they may have to the Corporation and its stockholders. Any such contract, agreement, arrangement or transaction involving a corporate opportunity not so approved shall not by reason thereof result in any such breach of any fiduciary duty, but shall be governed by the other provisions of this Article TENTH, this Certificate, the bylaws, the Delaware General Corporation Law and other applicable law.

     10. For purposes of this Article TENTH, a director of the Corporation who is Chairman of the Board of Directors of the Corporation shall not be deemed to be an officer of the Corporation by reason of holding such position (regardless of whether such position is deemed an office of the Corporation under the bylaws of the Corporation), unless such person is a full-time employee of the Corporation.

     ELEVENTH:  1.  In anticipation that:
     --------

          (a) Holder will remain, for some period of time, a stockholder of Exca Holdings, Inc. and have continued contractual, corporate and business relations with Exca Holdings, Inc. and the Corporation;

          (b) the Corporation and Holder may enter into contracts or otherwise transact business with each other and the Corporation may derive benefits therefrom; and

          (c) the Corporation may from time to time enter into contractual, corporate or business relations with one or more of its directors, or one or more corporations, partnerships, associations or other organizations in which one or more of its directors have a financial interest (collectively, "Related Entities");

the provisions of this Article ELEVENTH are set forth to regulate and guide certain contractual relations and other business relations of the Corporation as they may involve Holder, Related Entities and their respective officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

     2. The provisions of this Article ELEVENTH are in addition to, and not in limitation of, the provisions of the Delaware General Corporation Law and the other provisions of this Certificate. Any contract or business relation which does not comply with procedures set forth in this Article ELEVENTH shall not by reason thereof be deemed void or voidable or result in any breach of any fiduciary duty to, or duty of loyalty to, or failure to act in good faith or in the best interests of, the Corporation, or the derivation of any improper personal benefit, but shall be governed by the remaining provisions of this Certificate, the Bylaws, the Delaware General Corporation Law and other applicable law.

     3. No contract, agreement, arrangement or transaction between the Corporation, on the one hand, and Holder or a Related Entity or one or more of the directors or officers of the Corporation, on the other hand, or any amendment, modification or termination thereof, shall be void or voidable solely for the reason that Holder or Related Entity or any one or more of the officers or directors of the Corporation are parties thereto, or solely because any such directors or officers are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes such contract, agreement, arrangement, transaction, amendment, modification or termination (each, a "Transaction") or solely because his, her or their votes are counted for such
 -----------
purpose, and Holder, any Related Entity and such directors and officers (a) shall have fully satisfied and fulfilled any fiduciary duties they may have to the Corporation and its stockholders with respect thereto, (b) shall not be liable to the Corporation or its stockholders for any breach of any fiduciary duty they may have by reason of their approving any such Transaction or the Corporation's entering into, performing or consummating any such Transaction,
(c) shall be deemed to have acted in good faith and in a manner such persons reasonably believed to be in and not opposed to the best interests of the Corporation, to the extent such standard is applicable to such person's conduct, and (d) shall be deemed not to have breached any duties of loyalty to the Corporation or its stockholders, whether or not they have derived a personal benefit therefrom, if:

          (i) the material facts as to the Transaction are disclosed or are known to the Board of Directors or the committee thereof that authorizes the Transaction and the Board of Directors or such committee in good faith authorizes or approves the Transaction by the affirmative vote of a majority of the Disinterested Directors on the Board of Directors or such committee (even though the Disinterested Directors are less than a quorum);

          (ii) the material facts as to the Transaction are disclosed or are known to the holders of the voting stock entitled to vote thereon, and the Transaction is specifically approved in good faith by vote of the holders of a majority of the then outstanding voting stock not owned by Holder or such Related Entity, voting together as a single class;

          (iii) such Transaction is effected pursuant to, and consistent with, terms and conditions specified in any arrangements, standards, protocols or guidelines (collectively, the "Guidelines") which are in good faith authorized
                               ----------
or approved, after disclosure or knowledge of the material facts related thereto, by the affirmative vote of a majority of the Disinterested Directors on the Board of Directors or the applicable committee thereof (even though the Disinterested Directors are less than a quorum) or by vote of the holders of a majority of the then outstanding voting stock not owned by Holder or such Related Entity, voting together as a single class (such authorization or approval of such Guidelines constituting or being deemed to constitute authorization or approval of such Transaction); or

          (iv) such Transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders of the Corporation.

     In addition, each Transaction authorized, approved or effected, and such Guidelines so authorized or approved, as described in (i), (ii), or (iii) above, shall be deemed to be entirely fair to the Corporation and its stockholders; provided, however, that if such authorization or approval is not obtained, or such Transaction is not so effected, no presumption shall arise that such Transaction or such Guidelines are not fair to the Corporation and its stockholders.

     4. Directors of the Corporation who are also directors, officers or employees of Holder or any Related Entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes or approves any such Transaction or any such Guidelines. Voting stock owned by the Holder and any Related Entities may be counted in determining the presence of a quorum at a meeting of stockholders that authorizes or approves any such Transaction or any such Guidelines.

     5. The Holder shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty it may have by reason of the fact that Holder takes any action or exercises any rights or gives or withholds any consent in connection with any Transaction between Holder and the Corporation. No vote cast or other action taken by any person who is an officer, director or other representative of Holder, which vote is cast or action is taken by such person in his capacity as a director of the Corporation, shall constitute an action of, or the exercise of a right by, or a consent of, Holder for the purpose of any such Transaction.

     6. Any person purchasing or otherwise acquiring any interest in any shares of stock or other securities (including without limitation stock options) of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article ELEVENTH.

     7. Nothing in this Article ELEVENTH is intended to, nor shall anything in this Article ELEVENTH be construed to, expand any party's fiduciary duties under applicable law.

     TWELFTH:  The Board of Directors is expressly authorized to make, alter or
     -------
repeal the Bylaws of the Corporation.

     THIRTEENTH:  Notwithstanding anything in this Certificate to the contrary,
     ----------
and in addition to any vote of the Board of Directors required by applicable law or this Certificate, the affirmative vote of the holders of more than eighty percent (80%) of the outstanding Common Stock shall be required to alter, amend or repeal, or adopt any provision inconsistent with, any provision of Articles TENTH or ELEVENTH. Neither the alteration, amendment or repeal of Articles TENTH or ELEVENTH nor the adoption of any provision inconsistent with Articles TENTH or ELEVENTH shall eliminate or reduce the effect of Articles TENTH or ELEVENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for Articles TENTH or ELEVENTH, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

                           [Signature page follows.]

     IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, for the purposes of forming a corporation pursuant to the Delaware General Corporation Law, does make this certificate, hereby declaring and certifying that it is such person's act and deed and that the facts herein stated are true, and accordingly has set [his/her] hand this ____ day of __________, 2000.


                              By: _____________________________________
                                  Incorporator


    [Signature Page to Surviving Corporation Certificate of Incorporation]

                                   Exhibit J






                          FORM OF EXCA HOLDINGS, INC.





                                    BY-LAWS




                      Adopted as of _______________, 2000

                              EXCA HOLDINGS, INC.

                                    BY-LAWS



                                   ARTICLE I

                                 STOCKHOLDERS

     Section 1.01   Annual Meetings.  The annual meeting of the stockholders of
                    ---------------
the Corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, within or without the State of Delaware, and on such date and at such hour as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting. [Sections 211(a), (b).]/*/

     Section 1.02   Special Meetings.  Special meetings of the stockholders may
                    ----------------
be called at any time by the Chairman of the Board or by the President (or, in the event of their absence or disability, by any Vice President), or by the Board of Directors. A special meeting shall be called by the Chairman of the Board or the President (or, in the event of their absence or disability, by any Vice President), or by the Secretary, immediately upon receipt of a written request therefor by stockholders holding in the aggregate not less than a majority of the outstanding shares of the Corporation at the time entitled to vote at any meeting of the stockholders. If such officers shall fail to call such meeting within 20 days after receipt of such request, any stockholder executing such request may call such meeting. Such special meetings of the stockholders shall be held at such places, within or without the State of Delaware, as shall be specified in the respective notices or waivers of notice thereof. [Section 211(d).]

     Section 1.03   Notice of Meetings; Waiver.  The Secretary or any Assistant
                    --------------------------
Secretary shall cause written notice of the place, date and hour of each meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given personally or by mail, not less than ten nor more than sixty days prior to the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is mailed, it shall be deemed to have been given to a stockholder when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the record of stockholders of the Corporation, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address. Such further notice shall be given as may be required by law. No notice of any meeting of stockholders need be given to any stockholder who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any

_______________________

/*/ Citations are to the General Corporation Law of the State of Delaware, as in effect on ________, 2000, are inserted for reference only, and do not constitute a part of the By-Laws.

regular or special meeting of the stockholders need be specified in a written waiver of notice. The attendance of any stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened. [Sections 222, 229.]

     Section 1.04   Quorum.  Except as otherwise required by law or by the
                    ------
Certificate of Incorporation, the presence in person or by proxy of the holders of record of a majority of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting. [Section 216.]

     Section 1.05   Voting.  If, pursuant to Section 5.05 of these By-Laws, a
                    ------
record date has been fixed, every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share outstanding in his name on the books of the Corporation at the close of business on such record date. If no record date has been fixed, then every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the vote of a majority of the shares represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting. [Sections 212(a), 216.]

     Section 1.06   Voting by Ballot.  No vote of the stockholders need be taken
                    ----------------
by written ballot, unless otherwise required by law. Any vote which need not be taken by ballot may be conducted in any manner approved by the meeting. [Sections 211(e), 212.]

     Section 1.07   Adjournment.  If a quorum is not present at any meeting of
                    -----------
the stockholders, the stockholders present in person or by proxy shall have the power to adjourn any such meeting from time to time until a quorum is present. Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, date and hour thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.05 of these By-Laws, a notice of the adjourned meeting, conforming to the requirements of Section 1.03 hereof, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting. [Section 222(c).]

     Section 1.08   Proxies.  Any stockholder entitled to vote at any meeting of
                    -------
the stockholders or to express consent to or dissent from corporate action without a meeting may, by a written instrument signed by such stockholder or his attorney-in-fact, authorize another person or persons to vote at any such meeting and express such consent or dissent for him by proxy. No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. [Sections 212(b), (c).]

     Section 1.09   Organization; Procedure.  At every meeting of stockholders
                    -----------------------
the presiding officer shall be the Chairman of the Board or, in the event of his absence or disability, the President or, in the event of his absence or disability, a presiding officer chosen by a majority of the stockholders entitled to vote at the meeting and present in person or by proxy. The Secretary, or in the event of his absence or disability, an appointee of the presiding officer, shall act as Secretary of the meeting. The order of business and all other matters of procedure at every meeting of stockholders may be determined by such presiding officer.

     Section 1.10   Nominations and Stockholder Business. (a) Nominations of
                    ------------------------------------
persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 1.10, who is entitled to vote at the meeting with respect to the business proposed to be considered and who complied with the notice procedures set forth in this Section 1.10.

     (b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to this Section 1.10, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and such business must be a proper subject for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the Corporation not less than 45 days nor more than 120 days prior to the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the previous year's annual meeting, notice by the stockholder to be timely must be delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owners if any on whose behalf the nomination or proposal is made (x) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, and (y) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

     (c) Notwithstanding anything in this Section 1.10 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 1.10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, it if shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

     (d) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this section, who is entitled to vote at the meeting with respect to such election of Directors and who complies with the notice procedures set forth in this section. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of Stockholders if the stockholder's notice required by this section shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

     (e) Only those persons who are nominated in accordance with the procedures set forth in this section shall be eligible for election as directors at any meeting of stockholders. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this section and, if any proposed nomination or business is not in compliance with this section, to declare that such defective proposal shall be disregarded.

     (f) For purposes of this section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 9, 13, 14 or 15(d) of the Exchange Act.

     (g) Notwithstanding the foregoing provisions of this Section 1.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.10. Nothing in this Section 1.10 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

          Section 1.11  Consent of Stockholders in Lieu of Meeting. To the
                        ------------------------------------------
fullest extent permitted by law, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, such action may be taken without a meeting, without prior notice and without a vote of stockholders, if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to such corporate action being taken. Any such consent or consents shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder or member who signs the consent and no written consent shall be effective to take the corporate action refereed to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section 1.10 of these By-Laws to the Corporation, written consents signed by a sufficient number of holders or members to take action are delivered to the Corporation in such manner. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not so consented in writing. [Section 228.]

                                  ARTICLE II

                              BOARD OF DIRECTORS

     Section 2.01  General Powers.  Except as may otherwise be provided by law,
                   --------------
by the Certificate of Incorporation or by these By-Laws, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation. [Section 141(a).]

     Section 2.02  Number and Term of Office.  The number of Directors shall be
                   -------------------------
seven. Each Director (whenever elected) shall hold office until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. [Section 141(b). ]

     Section 2.03  Election of Directors.  The Directors shall be appointed
                   ---------------------
initially by the incorporator. Thereafter, except as otherwise provided in Sections 2.12 and 2.13 of these By-Laws, the Directors shall be elected at each annual meeting of the stockholders. If the annual meeting for the election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon thereafter as convenient. At each meeting of the stockholders for the election of Directors, provided a quorum is present, the Directors shall be elected by a plurality of the votes validly cast in such election. [Sections 107, 108(a), 211(b), (c), 216.]

     Section 2.04  Annual and Regular Meetings.  The annual meeting of the Board
                   ---------------------------
of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the stockholders at the place of such annual meeting of the stockholders. Notice of such annual meeting of the Board of Directors need not be given. The Board of

Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings. Notice of regular meetings need not be given, provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telegram, telex or cable, to each Director who shall not have been present at the meeting at which such action was taken, addressed to him at his usual place of business, or shall be delivered to him personally. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting. [Sections 141(g), 229, 230.]

     Section 2.05   Special Meetings; Notice.  Special meetings of the Board of
                    ------------------------
Directors shall be held whenever called by the Chairman of the Board or by the President or, in the event of their absence or disability, by any Vice President, at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on 24 hours' notice, if notice is given to each Director personally or by telephone, telex or telegram, or on five days' notice, if notice is mailed to each Director, addressed to him at his usual place of business. Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat. [Sections 141(g), 229.]

     Section 2.06   Quorum; Voting.  Except as otherwise required by these
                    --------------
By-Laws, at all meetings of the Board of Directors, the presence of a majority of the total number of Directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors; provided that until such time as Intel Corporation holds less than 20% of the voting power of the Corporation (taking into account any securities held by Intel Corporation that are convertible into securities with voting power,) the following actions will require the approval of Directors representing 80% or more of the whole Board of Directors: (i) incurrence by the Corporation of indebtedness or other liabilities, contingent or otherwise, in excess of $50,000,000 individually or $150,000,000 in the aggregate; and (ii) entering into any agreement or arrangement that involves obligations of the Corporation, contingent or otherwise, in excess of $50,000,000 individually or $150,000,000 in the aggregate, other than obligations arising from the issuance of equity securities.

     Section 2.07 Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.05 shall be given to each Director.

     Section 2.08   Action Without a Meeting.  Any action required or permitted
                    ------------------------
to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the

Board of Directors consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors. [Section 141(f).]

     Section 2.09   Regulations; Manner of Acting.  To the extent consistent
                    -----------------------------
with applicable law, the Certificate of Incorporation and these By-Laws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

     Section 2.10   Action by Telephonic Communications. Members of the Board
                    -----------------------------------
of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. [Section 141(i).]

     Section 2.11   Resignations.  Any Director may resign at any time by
                    ------------
delivering a written notice of resignation, signed by such Director, to the Chairman or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery. [Section 141(b).]

     Section 2.12   Removal of Directors.  Any Director may be removed at any
                    --------------------
time, either for or without cause, by vote of the stockholders entitled to vote for the election of such Director. Any vacancy in the Board of Directors caused by any removal of a Director by vote of the stockholders may be filled by the stockholders entitled to vote for the election of the Director so removed. If such stockholders do not fill such vacancy at the meeting at which such removal was effected (or in the written instrument effecting such removal, if such removal was effected by consent without a meeting), such vacancy may be filled in the manner provided in Section 2.13 of these By-Laws. [Section 141(k).]

     Section 2.13   Vacancies and Newly Created Directorships. If any vacancies
                    ---------------------------
shall occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies and newly created directorships may be filled by a majority of the Directors then in office, although less than a quorum. A Director elected to fill a vacancy or a newly created directorship shall hold office until his successor has been elected and qualified or until his earlier death, resignation or removal. Any such vacancy or newly created directorship may also be filled it any time by vote of the stockholders entitled to elect the Director with respect to whom a vacancy exists. [Section 223.]

     Section 2.14   Compensation.  The amount, if any, which each Director
                    ------------
shall be entitled to receive as compensation for his services as such shall be fixed from time to time by resolution of the Board of Directors. [Section 141(h).]

     Section 2.15 Reliance on Accounts and Reports, etc. A Director, or a member of any Committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or Committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation. [Section 141(e).]

                                  ARTICLE III

                   EXECUTIVE COMMITTEE AND OTHER COMMITTEES

     Section 3.01   How Constituted.  The Board of Directors may, by resolution
                    ---------------
adopted by a majority of the whole Board, designate one or more Committees, including an Executive Committee, each such Committee to consist of such number of Directors as from time to time may be fixed by the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any such Committee, who may replace any absent or disqualified member or members at any meeting of such Committee. Thereafter, members (and alternate members, if any) of each such Committee may be designated at the annual meeting of the Board of Directors. Any such Committee may be abolished or re-designated from time to time by the Board of Directors. Each member (and each alternate member) of any such Committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his successor shall have been designated or until he shall cease to be a Director, or until his earlier death, resignation or removal. [Section 141(c).]

     Section 3.02   Powers.  During the intervals between the meetings of the
                    ------
Board of Directors, the Executive Committee, except as otherwise provided in this section or by resolutions of the Board of Directors adopted from time to time by a majority of the whole Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the property, affairs and business of the Corporation, including the power to declare dividends and to authorize the issuance of stock. Each such other Committee, except as otherwise provided in this section, shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the whole Board. Neither the Executive Committee nor any such other Committee shall have the power or authority to:

               (a) approve or adopt, or recommend to stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval, or

               (b)  amend or repeal these By-Laws.

The Executive Committee shall have, and any such other Committee may be granted by the Board of Directors power to authorize the seal of the Corporation to be affixed to any or all papers which may require it. [Section 141(c).]

     Section 3.03   Proceedings.  Each such Committee may fix its own rules of
                    -----------
procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time. Each such Committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the Meeting of the Board of Directors next following any such proceedings.

     Section 3.04   Quorum and Manner of Acting.  Except as may be otherwise
                    ---------------------------
provided in the resolution creating such Committee, at all meetings of any Committee the presence of members (or alternate members) constituting a majority of the total authorized membership of such Committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such Committee. Any action required or permitted to be taken at any meeting of any such Committee may be taken without a meeting, if all members of such Committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the Committee. The members of any such Committee shall act only as a Committee, and the individual members of such Committee shall have no power as such. [Sections 141(c), (f).]

     Section 3.05   Action by Telephonic Communications.  Members of any
                    -----------------------------------
Committee designated by the Board of Directors may participate in a meeting of such Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. [Section 141(i).]

     Section 3.06   Absent or Disqualified Members.  In the absence or
                    ------------------------------
disqualification of a member of any Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. [Section 141(c).]

     Section 3.07   Resignations.  Any member (and any alternate member) of any
                    ------------
Committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     Section 3.08   Removal.  Any member (and any alternate member) of any
                    -------
Committee may be removed at any time, either for or without cause, by resolution adopted by majority of the whole Board of Directors.

     Section 3.09   Vacancies.  If any vacancy shall occur in any Committee, by
                    ---------
reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors.

                                  ARTICLE IV

                                   OFFICERS

     Section 4.01   Number.  The officers of the Corporation shall be elected by
                    ------
the Board of Directors and shall be a President and a Secretary. The Board of Directors also may elect a Chairman and one or more Vice Presidents, a Treasurer and one or more Assistant Secretaries and Assistant Treasurers in such numbers as the Board of Directors may determine. Any number of offices may be held by the same person. No officer need be a Director of the Corporation. [Sections 142(a), (b).]

     Section 4.02   Election.  Unless otherwise determined by the Board of
                    --------
Directors, the officers of the Corporation shall be elected by the Board of Directors at its initial meeting and thereafter annually at the annual meeting of the Board of Directors. In the event of the failure to elect officers at any annual meeting, officers may be elected at any regular or special meeting of the Board of Directors. Subject to the provisions of Section 4.11, each officer (whether chosen at any annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until the next succeeding annual meeting of the Board of Directors and until his successor has been elected and qualified, or until his earlier death, resignation or removal. [Section 142(b).]

     Section 4.03   Salaries.  The salaries of all officers and agents of the
                    --------
Corporation shall be fixed by the Board of Directors.

     Section 4.04   Removal and Resignation; Vacancies.  Any officer may be
                    ----------------------------------
removed for or without cause at any time by the Board of Directors. Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors the Chairman or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors. [Sections 142(b), (e).]

     Section 4.05   Authority and Duties of Officers.  The officers of the
                    --------------------------------
Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these By-Laws or in a resolution of the Board of Directors which is not inconsistent with these By-Laws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law. [Section 142(a).]

     Section 4.06   The Chairman of the Board.  The Chairman of the Board shall
                    -------------------------
preside at all meetings of the stockholders and directors at which he is present, and shall exercise such other powers and perform such other duties as may from time to time be assigned to him by these By-Laws or by the Board of Directors.

     Section 4.07   The President.  The President shall exercise such powers and
                    -------------
perform such duties as may from time to time be assigned to him by these By-Laws or by the Board of Directors.

     Section 4.08   The Vice Presidents.  Each Vice President shall exercise
                    -------------------
such powers and perform such duties as from time to time may be assigned to him by these By-Laws or by the Board of Directors or by the President. At the request of the President or in the event of his absence or disability, the Vice President designated by the Board of Directors or, if no such designation shall have been made, then the Vice President designated by the President shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign (unless the President or another Vice President shall have signed), certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

     Section 4.09   The Secretary.  The Secretary shall have the following
                    -------------
powers and duties:

          (a) He shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose.

          (b) He shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by law.

          (c) Whenever any Committee shall be appointed pursuant to a resolution of the Board of Directors, he shall furnish a copy of such resolution to the members of such Committee.

          (d) He shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-Laws, and when so affixed he may attest the same.

          (e) He shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Certificate of Incorporation or these By-Laws.

          (f) He shall have charge of the stock books and ledgers of the Corporation and shell cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record.

          (g) He shall sign (unless the Treasurer, an Assistant Treasurer or Assistant Secretary shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

          (h) He shall perform, in general, all duties incident to the office of Secretary and such other duties as may be given to him by these By-Laws or as may be assigned to him from time to time by the Board of Directors or the President.

     Section 4.10   The Treasurer. The Treasurer shall have the following powers
                    -------------
and duties:

          (a) He shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records of all receipts of the Corporation.

          (b) He shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section 8.05 of these By-Laws.

          (c) He shall cause the moneys of the Corporation to be disbursed by checks or drafts (signed as provided in Section 8.06 of these By-Laws) upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

          (d) He shall render to the Board of Directors or the President, whenever requested, a statement of the financial condition of the Corporation and of all his transactions as Treasurer, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.

          (e) He shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation.

          (f) He may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board of Directors.

     Section 4.11   Additional Officers.  The Board of Directors may appoint
                    -------------------
such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. The Board of Directors from time to time may delegate to any officer or agent the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any such officer or agent may remove any such subordinate officer or agent appointed by him, for or without cause. [Sections 142(a), (b).]

     Section 4.12   Security.  The Board of Directors may require any officer,
                    --------
agent or employee of the Company to provide security for the faithful performance of his duties, in such amount and of such character as may be determined from time to time by the Board of Directors. [Section 142(c).]

                                   ARTICLE V

                                 CAPITAL STOCK

     Section 5.01   Certificates of Stock.  The shares of the Corporation shall
                    ---------------------
be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws. [Section 158.]

     Section 5.02   Signatures; Facsimile.  Any or all the signatures on such
                    ---------------------
certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. [Section 158.]

     Section 5.03   Lost, Stolen or Destroyed Certificates. The Board of
                    --------------------------------------
Directors may direct that a new certificate or uncertificated shares be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of Directors of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares. [Section 167.]

     Section 5.04   Transfer of Stock.  Upon surrender to the Corporation or the
                    -----------------
transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate or uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfer of uncertificated shares shall be governed by applicable provisions of law. Subject to the provisions of the Certificate of Incorporation and these By-Laws, the Board of Directors way prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

     Section 5.05 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the date next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.
Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. [Section 213.]

     Section 5.06   Registered Stockholders.  Prior to due surrender of a
                    -----------------------
certificate for registration of transfer or transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate or such uncertificated shares, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so. [Section 159.]

     Section 5.07   Transfer Agent and Registrar.  The Board of Directors may
                    ----------------------------
appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

                                  ARTICLE VI

                                INDEMNIFICATION

     Section 6.01   Nature of Indemnity.  The Corporation shall indemnify any
                    -------------------
person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any parson who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (a) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or in a manner in which he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 6.02   Successful Defense.  To the extent that a director, officer,
                    ------------------
employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section
6.01 or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 6.03   Determination that Indemnification is Proper.  Any
                    --------------------------------------------
indemnification of a director or officer of the Corporation under Section 6.01. (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Section 6.01. Any indemnification of an employee or agent of the Corporation under Section 6.01 (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.01. Any such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

     Section 6.04   Advance Payment of Expenses.  Expenses incurred by a
                    ---------------------------
director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation's counsel to represent such director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

     Section 6.05   Procedure for Indemnification of Directors and Officers. Any
                    -------------------------------------------------------
indemnification of a director or officer of the Corporation under Sections 6.01 and 6.02 or advance of costs, charges and expenses to a director or officer under Section 6.04, shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a Claim for the advance of costs, charges and expenses under Section 6.04 where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 6.01, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.01, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 6.06   Survival; Preservation of Other Rights. The foregoing
                    --------------------------------------
indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Delaware General Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

     The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 6.07   Insurance.  By action of the Board of Directors, the
                    ---------
Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

     Section 6.08   Severability.  If this Article or any portion hereof shall
                    ------------
be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                  ARTICLE VII

                                    OFFICES

     Section 7.01   Registered Office.  The registered office of the Corporation
                    -----------------
in the State of Delaware shall be located at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. [Section 131.]

     Section 7.02   Other Offices.  The Corporation may maintain offices or
                    -------------
places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require. [Section 122(8).]

                                 ARTICLE VIII

                              GENERAL PROVISIONS

     Section 8.01   Dividends.  Subject to any applicable provisions of law and
                    ---------
the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property, or shares of the Corporation. [Section 173.]

     Section 8.02   Reserves.  There may be set aside out of any funds of the
                    --------
Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve. [Section 171.]

     Section 8.03   Execution of Instruments.  Subject to any limitation
                    ------------------------
contained in the Certificate of Incorporation or these By-Laws, the Chairman of the Board or the President may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation and in the ordinary course of its business. The Board of Directors may, subject to any limitation contained in the Certificate of Incorporation or these By-Laws, authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

     Section 8.04   Corporate Indebtedness. No loan shall be contracted on
                    ----------------------
behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors shall authorize. When so authorized by the Board of Directors, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

     Section 8.05   Deposits.  Any funds of the Corporation may be deposited
                    --------
from time to time in such banks, trust companies or other depositaries as may be determined by the Board of Directors, or by such officers or agents as may be authorized by the Board of Directors to make such determination.

     Section 8.06   Checks.  All checks or demands for money and notes of the
                    ------
Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors from time to time may determine.

     Section 8.07   Sale, Transfer, etc. of Securities.  To the extent
                    ----------------------------------
authorized by the Board of Directors, the Chairman of the Board, the President, or any Vice President together with the Secretary or Treasurer or an Assistant Secretary or Assistant Treasurer may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

     Section 8.08   Voting as Stockholder.  Unless otherwise determined by
                    ---------------------
resolution of the Board of Directors, the Chairman of the Board or the President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

     Section 8.09 Fiscal Year. The fiscal year of the Corporation shall commence on the first day of February in each calendar year and terminate on the 31st day of January.

     Section 8.10   Seal.  The seal of the Corporation shall be circular in form
                    ----
and shall contain the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware." The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

     Section 8.11   Books and Records; Inspection.  Except to the extent
                    -----------------------------
otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.

                                  ARTICLE IX

                             AMENDMENT OF BY-LAWS

     Section 9.01   Amendment.  These By-Laws may be amended, altered or
                    ---------
repealed at any regular or special meeting of the stockholders, if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting. Any amendment, alteration or repeal must be approved by holders of a majority of the voting power of the Corporation entitled to vote, provided that any amendment, alteration or repeal of the first sentence of Section 2.02, the second sentence of Section 2.06 or this Section 9.01 must be approved by stockholders holding not less than eighty percent (80%) of the voting power of the Corporation entitled to vote. These By-laws may also be amended, altered or repealed by a majority of the whole Board of Directors; provided that any amendment, alteration or repeal of the first sentence of Section 2.02, the second sentence of Section 2.06 or this Section 9.01 must be approved by the Directors representing 80% or more of the whole Board of Directors.

                                  Exhibit K-1

                             Named Intel Employees

INTENTIONALLY OMITTED - CONFIDENTIAL



                                  Exhibit K-2

                             Other Intel Employees

All employees of Intel's Enhanced Video Services, Enhanced Content Services and Lateral Security Services departments not listed on Exhibit K-1 (aggregate of 67 employees as of April 30, 2000).

                                  Exhibit L-1

                            Named Company Employees

INTENTIONALLY OMITTED - CONFIDENTIAL



                                  Exhibit L-2

                            Other Company Employees

All employees of the Company not listed on Exhibit L-1.

                                   Exhibit M

                             Required Individuals

INTENTIONALLY OMITTED - CONFIDENTIAL

                                   Exhibit N

                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") is made and entered
                                               ---------
into as of _________, 2000 by and between Exca Holdings, Inc., a Delaware corporation (the "Company"), and Intel Corporation, a Delaware corporation
                  -------
("Intel").

                                R E C I T A L S
                                ---------------

     A. The Company, Intel, Excalibur Technologies Corporation, a Delaware corporation, and Excalibur Transitory, Inc., a Delaware corporation, are parties to that certain Agreement and Plan of Contribution and Merger, dated April 30, 2000 (the "Contribution and Merger Agreement"), pursuant to which, among other things, Intel is contributing certain assets to the Company in exchange for shares of the Company's Class A Common Stock, $.01 par value per share (the "Newco Common Stock"), and Class B Common Stock, $.01 par value per share (the "Newco Non-Voting Common" and together with the Newco Common Stock, the "Common Stock").

     B. The Contribution and Merger Agreement provides that Intel shall be granted certain registration rights, all as more fully set forth herein.

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   REGISTRATION RIGHTS.
     -------------------

     1.1  Definitions.  For purposes of this Section 1:
          -----------

          (a)  Registration.  The terms "register," "registered," and
               ------------              --------    ----------
"registration" refer to a registration effected by preparing and filing a
-------------
registration statement in compliance with the Securities Act of 1933, as amended, (the "Securities Act"), and the declaration or ordering of
               --------------
effectiveness of such registration statement

          (b)  Registrable Securities.  The term "Registrable Securities" means:
               ----------------------             ----------------------
(1) any Newco Common Stock issued to Intel pursuant to the Contribution and Merger Agreement, (2) any Newco Common Stock issued or issuable upon the conversion of Newco Non-Voting Common or other convertible securities of the Company, (3) any shares of Newco Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares of Newco Common Stock described in clauses (1) and (2) of this subsection (b), and (4) any other Newco Common Stock owned or hereafter acquired by Intel. Notwithstanding the foregoing, "Registrable Securities" shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 1 are not assigned in accordance with this Agreement or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144 promulgated under the Securities Act, or in a registered offering, or otherwise.

           (c)  Registrable Securities Then Outstanding. The number of shares of
                ---------------------------------------
"Registrable Securities then outstanding" shall mean the number of shares of
 ---------------------------------------
Newco Common Stock that are Registrable Securities and are then issued and outstanding.

           (d)  Holder. For purposes of this Agreement, the term "Holder" means
                ------                                            ------
Intel with respect to Registrable Securities beneficially owned by it that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act and any permitted assignee of record of such Registrable Securities to whom rights under this Section 1 have been duly assigned in accordance with this Agreement.

           (e)  Form S-3. The term "Form S-3" means such form under the
                --------            --------
Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

           (f)  SEC. The term "SEC" or "Commission" means the U.S. Securities
                ---            ---      ----------
and Exchange Commission.

           (g)  Trigger Event. The term "Trigger Event" shall mean the creation,
                -------------            -------------
incurrence, assumption or guarantee, directly or indirectly, by the Company, of Indebtedness in excess of $500,000,000 in the aggregate. For purposes of this provision, "Indebtedness" means, without limitation, (i) all indebtedness for
            ------------
borrowed money, (ii) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with generally accepted accounting principles, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services, which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument (excluding any trade payables payable in the ordinary course of business), (v) all indebtedness secured by any lien on any property or asset owned or held by the Company regardless of whether the indebtedness secured thereby shall have been assumed or is nonrecourse and (vi) any direct or indirect liability, contingent or otherwise, (a) with respect to any Indebtedness, lease, dividend or other obligations of another person if the primary purpose or intent is to provide assurance to the obligee of such obligation of another person that such obligation will be protected (in whole or in part) against loss in respect thereof, (b) with respect to any letter of credit issued for the account of the Company or as to which the Company is otherwise liable for reimbursement of drawings, or (c) under interest rate agreements and currency agreements.

     1.2   Demand Registration.
           -------------------

           (a)  Request by Holders. Subject to the provisions of Section 1.2(c),
                ------------------
for so long as Intel or its permitted assignees own Common Stock representing at least twenty percent (20%) of the common equity of the Company, Intel or, if Intel holds less than five percent (5%) of the outstanding common equity, Intel's permitted assignees shall be entitled to request in writing that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 1.2, and the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request ("Request Notice") to all
                                                       --------------
Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that Holders request to be registered and included in such registration by written notice given such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 1.2; provided
                                                                     --------
that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this
Section 1.2 or Section 1.4, or in which the Holders had an opportunity to participate pursuant to the provisions of Section 1.3, other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of
Section 1.3(a).

           (b)  Underwriting. If the Holders initiating the registration request
                ------------
under this Section 1.2 ("Initiating Holders") intend to distribute the
                         ------------------
Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). In such event, the right of any Holder to include its, his or her Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company (including a market stand-off agreement of up to 180 days if required by such underwriter or underwriters). Notwithstanding any other provision of this
Section 1.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the
                                                 --------  -------
number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all securities of other stockholders are first entirely excluded from the underwriting and registration. In the event that the registration covers shares of Newco Common Stock to be sold by the Company, then such registration shall be deemed a registration under
Section 1.3 and shall not constitute the use of a demand registration statement pursuant to this Section 1.2. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

           (c)  Timing and Maximum Number of Demand Registrations; Shares
                ---------------------------------------------------------
Covered. The Holders shall not be entitled to request a registration under this
-------
Section 1.2 prior to ____________, 2001 [12 months from the Effective Time under the Contribution and Merger

Agreement unless a Trigger Event has occurred. Regardless of whether a Trigger Event has occurred, from ____________, 200__ [first three-month period following Effective Time anniversary], Holders may request Section 1.2 registrations with respect to a maximum of _________ shares of Newco Common Stock [50% of shares issued in Contribution]; thereafter, Holders may request Section 1.2 registrations with respect to all Registrable Securities; provided, however,
                                                          --------  -------
that the Registrable Securities proposed to be sold in any registration, together with any other securities of the Company proposed to be sold pursuant to such registrations, shall have an aggregate price to the public of at least $1,000,000. The Company shall be obligated to effect only two (2) such registrations pursuant to this Section 1.2.

           (d)  Deferral. Notwithstanding the foregoing, if the Company shall
                --------
furnish to Holders requesting the filing of a registration statement pursuant to this Section 1.2 a certificate signed by the President, Chief Executive Officer or Chief Financial Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the initiating Holders; provided, however,
                                                             --------  -------
that the fact that such request is made shall not be a basis for a determination that the filing of such registration statement would be materially detrimental to the Company and its stockholders; and provided, further, however, that the
                                         --------  -------  -------
Company may not utilize this right more than once in any twelve (12) month period.

           (e)  Expenses. All expenses incurred in connection with any
                --------
registration pursuant to this Section 1.2, including without limitation all federal and "blue sky" registration, filing and qualification fees, printer's and accounting fees, and fees and disbursements of counsel for the Company (but excluding underwriters' discounts and commissions relating to shares sold by the Holders and legal fees of counsel for the Holders), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section
1.2 shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriter(s) or brokers, and the Holders' legal fees, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section
1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless Intel or, if Intel holds less than five percent (5%) of the outstanding common equity of the Company, the Holders of a majority of the Registrable Securities then outstanding, agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to this Section 1.2 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided, further,
                                                             --------  -------
however, that if at the time of such withdrawal, the Holders have learned of a
-------
material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to this Section 1.2.

     1.3   Piggyback Registrations. The Company shall notify all Holders of
           -----------------------
Registrable Securities in writing at least twenty (20) days prior to filing any registration statement under the

Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration
                                                      ---------
statements relating to any registration under Section 1.2 or Section 1.4 of this Agreement or to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within fifteen (15) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

           (a)  Underwriting. If a registration statement under which the
                ------------
Company gives notice under this Section 1.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting (including a market stand-off agreement of up to 180 days if required by such underwriter or underwriters). Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first to the
                                                             -----
Company, and second, to each of the Holders requesting inclusion of their
             ------
Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder; provided, however, that the right of the underwriter(s) to exclude shares
--------  -------
(including Registrable Securities) from the registration and underwriting as described above shall be restricted so that all shares that are not Registrable Securities shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten
(10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

           (b)  Expenses. All expenses incurred in connection with a
                --------
registration pursuant to this Section 1.3 (excluding underwriters' and brokers' discounts and commissions relating to shares sold by the Holders and legal fees of counsel for the Holders), including, without limitation all federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company.

           (c)  Not Demand Registration. Registration pursuant to this Section
                -----------------------
1.3 shall not be deemed to be a demand registration as described in Section 1.2 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 1.3.

     1.4   Form S-3 Registration. In case the Company shall at any time after
           ---------------------
the first anniversary of the date hereof receive from Intel or, if Intel owns less than five percent (5%) of the outstanding common equity, any Holder or Holders of a majority of all Registrable Securities then outstanding, a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

           (a)  Notice. Promptly give written notice of the proposed
                ------
registration and the Holder's or Holders' request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

           (b)  Registration. As soon as practicable, effect such registration
                ------------
and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after the Company provides the notice contemplated by Section 1.4(a) subject to the limitations set forth in Section 1.4(f); provided, however, that the Company shall not be obligated to effect any
        --------  -------
such registration, qualification or compliance pursuant to this Section 1.4:

                (1)  if Form S-3 is not available for such offering by the
Holders:

                (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000;

                (3) if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 1.3(a); or

                (4) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

           (c)  Expenses. The Company shall pay all expenses incurred in
                --------
connection with each registration requested pursuant to this Section 1.4, (excluding underwriters' or brokers' discounts and commissions relating to shares sold by the Holders and legal fees of counsel for the Holders), including without limitation federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel.

           (d)  Deferral. Notwithstanding the foregoing, if the Company shall
                --------
furnish to Holders requesting the filing of a registration statement pursuant to this Section 1.4, a certificate signed by the President, Chief Executive Officer or Chief Financial Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the initiating Holders; provided, however,
                                                             --------  -------
that the fact that such request is made shall not be a basis for a determination that the filing of such registration statement would be materially detrimental to the Company and its stockholders; and provided, further, however, that the
                                         --------  -------  -------
Company may not utilize this right more than once in any twelve (12) month period.

           (e)  Not Demand Registration. Form S-3 registrations shall not be
                -----------------------
deemed to be demand registrations as described in Section 1.2 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 1.4.

           (f)  Timing of Form S-3 Registration; Shares Covered. The Holders
                -----------------------------------------------
shall not be entitled to request a registration under this Section 1.4 prior to _________, 2001 [12 months from the Effective Time under the Contribution and Merger Agreement] unless a Trigger Event has occurred. Regardless of whether a Trigger Event has occurred, from ______________, 200__ [first three-month period following Effective Time anniversary], Holders may request Section 1.4 registrations with respect to a maximum of ________ shares of Newco Common Stock [50% of shares issued in Contribution]; thereafter, Holders may request Section
1.4 registrations with respect to all Registrable Securities.

     1.5   Obligations of the Company. Whenever required to effect the
           --------------------------
registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

           (a)  Registration Statement. Prepare and file with the SEC a
                ----------------------
registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, provided,
                                                                       --------
however, that the Company shall not be required to keep any such registration
-------
statement effective for more than ninety (90) days.

           (b)  Amendments and Supplements. Prepare and file with the SEC such
                --------------------------
amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

           (c)  Prospectuses. Furnish to the Holders such number of copies of a
                ------------
prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

           (d)  Blue Sky. Use its best efforts to register and qualify the
                --------
securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

           (e)  Underwriting. In the event of any underwritten public offering,
                ------------
enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

           (f)  Notification. Notify each Holder of Registrable Securities
                ------------
covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

           (g)  Opinion and Comfort Letter. Furnish, at the request of any
                --------------------------
Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

     1.6   Furnish Information. It shall be a condition precedent to the
           -------------------
obligations of the Company to take any action pursuant to Sections 1.2, 1.3 or
1.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

     1.7   Indemnification. In the event any Registrable Securities are included
           ---------------
in a registration statement under Sections 1.2, 1.3 or 1.4:

           (a)  By the Company. To the extent permitted by law, the Company will
                --------------
indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as determined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "1934 Act"), against any losses, claims, damages, or Liabilities
               --------
(joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):
                 ---------

                (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the
                                               --------  -------
indemnity agreement contained in this subsection 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

           (b)  By Selling Holders. To the extent permitted by law, each selling
                ------------------
Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity agreement contained in this subsection
--------  -------
1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided,
                                                                     --------
further, that the total amounts payable in indemnity by a Holder under this
-------
Section 2.7(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

           (c)  Notice. Promptly after receipt by an indemnified party under
                ------
this Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall
                             --------  -------
have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 1.7 to the extent the indemnifying party is prejudiced as a result thereof, but the omission so to deliver written notice to the indemnified party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 1.7.

           (d)  Defect Eliminated in Final Prospectus. The foregoing indemnity
                -------------------------------------
agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such
                                                     ----------------
indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

           (e)  Contribution. In order to provide for just and equitable
                ------------
contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this
Section 1.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 1.7; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such
                                       --------  -------
case: (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

           (f)  Survival. The obligations of the Company and Holders under this
                --------
Section 1.7 shall survive until the fifth anniversary of the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

     1.8   Termination of the Company's Obligations. The Company shall have no
           ----------------------------------------
obligations pursuant to Sections 1.2 through 1.4 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 1.2, 1.3 or 1.4 more than seven (7) years after the date of this Agreement, or, if, in the opinion of counsel to the Company, all such Registrable Securities beneficially owned by a Holder may then be sold under Rule 144 in one transaction without exceeding the volume limitations thereunder.

     1.9   No Registration Rights to Third Parties. Without the prior written
           ---------------------------------------
consent of Intel or, if Intel owns less than five percent (5%) of the outstanding common equity of the Company, the Holders of a majority in interest of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, "piggyback" or Form S-3 registration rights described in this Article 1, or otherwise) relating to shares of the Company's Common Stock or any other voting securities of the Company, other than rights that are subordinate in right to Holders.

2.   ASSIGNMENT AND AMENDMENT.
     ------------------------

     2.1   Assignment. Notwithstanding anything herein to the contrary, the
           ----------
registration rights of Holders under Section 1 hereof may be assigned to (i) any wholly-owned subsidiary of Intel in connection with a transfer of Registrable Securities to such subsidiary, and (ii) to any other transferee who acquires Registrable Securities representing five percent (5%) or more of the Newco Common Stock; provided, however, that no party may be assigned any of the
              --------  -------
foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any
                                 ----------------
such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 2.

     2.2   Amendment of Rights. Any provision of this Agreement may be amended
           -------------------
and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Intel or, if Intel holds less than five percent (5%) of the outstanding common equity of the Company, the Holders of a majority in interest of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.2 shall be binding upon Intel, each Holder, each permitted successor or assignee of Intel such holder or the Company.

3.   GENERAL PROVISIONS.
     ------------------

     3.1.  Notices. Except as may be otherwise provided herein, all notices,
           -------
requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

           To Intel Corporation            To the Company:

           Intel Corporation               Exca Holdings, Inc.
           2200 Mission College Boulevard  1921 Gallows Road, Suite 200
           Santa Clara, California 95052   Vienna, Virginia 22182
           Telecopier: (408) 765-1859      Telecopier: (703) 761-1990
           Attention: General Counsel      Attention: Chief Financial Officer

               and

           Intel Corporation
           2200 Mission College Boulevard
           Santa Clara, California 95052
           Telecopier: (408) 765-
           Attention: Treasurer

           With copies to:                 With copies to:

           Gibson, Dunn & Crutcher LLP     Heller, Ehrman, White & McAuliffe LLP
           333 S. Grand Avenue             711 Fifth Avenue
           Los Angeles, California 90071   New York, New York 10028
           Telephone: (213) 229-7360       Telecopier: (212) 832-3353
           Telecopier: (213) 229-6360      Attention: Stephen M. Davis, Esq.

           Attention: Karen E. Bertero, Esq.

     Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 3.1 by giving the other party written notice of the new address in the manner set forth above.

     3.2   Entire Agreement. This Agreement, together with all the Exhibits
           ----------------
hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

     3.3   Governing Law. This Agreement shall be governed by and construed
           -------------
exclusively in accordance with the internal laws of the State of Delaware as applied to agreements among California residents entered into and to be performed entirely within Delaware, excluding that body of law relating to conflict of laws and choice of law.

     3.4   Severability. If one or more provisions of this Agreement are held to
           ------------
be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

     3.5   Third Parties. Nothing in this Agreement, express or implied, is
           -------------
intended to confer upon any person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

     3.6   Successors and Assigns. Subject to the provisions of Section 2.1, the
           ----------------------
provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

     3.7   Captions. The captions to sections of this Agreement have been
           --------
inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

     3.8   Counterparts. This Agreement may be executed in counterparts, each of
           ------------
which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     3.9   Adjustments for Stock Splits, Etc. Wherever in this Agreement there
           ---------------------------------
is a reference to a specific number of shares of Common Stock of the Company, then, upon the occurrence of any subdivision, combination or stock dividend of Common Stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

EXCA HOLDINGS, INC., a Delaware         INTEL CORPORATION, a Delaware
Corporation                             Corporation

By:    __________________________       By:    __________________________

Name:  __________________________       Name:  __________________________

Title: __________________________       Title: __________________________

Date:  _______________, 2000            Date:  _______________, 2000


 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT BY AND BETWEEN EXCA HOLDING,
                          INC. AND INTEL CORPORATION

                                 Exhibit 8.8A

                              Knowledge of Intel


INTENTIONALLY OMITTED - CONFIDENTIAL

                                 Exhibit 8.8B

                           Knowledge of the Company


INTENTIONALLY OMITTED - CONFIDENTIAL

                                      44